Exhibit 10.29

Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RESTRUCTURING AGREEMENT

dated as of
September 28, 2004
among
ARADIGM CORPORATION
NOVO NORDISK A/S
and
NOVO NORDISK DELIVERY TECHNOLOGIES, INC.

		Page

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF NOVO NORDISK
SECTION 4.01.	Corporate Existence and Power	13
SECTION 4.02.	Corporate Authorization	13
SECTION 4.03.	Governmental Authorization	13
SECTION 4.04.	Noncontravention	13
SECTION 4.05.	Litigation	14
SECTION 4.06.	Finders’ Fees	14
SECTION 4.07.	Information	14
SECTION 4.08	Compliance with Existing Agreements	14

ARTICLE 5
COVENANTS OF ARADIGM
SECTION 5.01.	Conduct of the Development Program	14
SECTION 5.02.	Access to Information	14
SECTION 5.03.	Notices of Certain Events	15
SECTION 5.04.	Shareholder Votes	15

ARTICLE 6
COVENANTS OF NOVO NORDISK
SECTION 6.01.	Access	15
SECTION 6.02.	Information	16

ARTICLE 7
COVENANTS OF THE PARTIES
SECTION 7.01.	Best Efforts; Further Assurances	16
SECTION 7.02.	Certain Filings	16
SECTION 7.03.	Public Announcements	16
SECTION 7.04.	Confidentiality	16
SECTION 7.05.	Warn Act	17
SECTION 7.06.	Nonsolicitation	17
SECTION 7.07.	Compliance with Existing Agreements	17

ARTICLE 8
EMPLOYEE BENEFITS
SECTION 8.01.	Employment Offers	18
SECTION 8.02.	Employee Benefits Definitions	18
SECTION 8.03.	Employee Benefits Representations	18
SECTION 8.04.	Employee Benefits Covenants	19
SECTION 8.05.	No Third Party Beneficiaries	20

ARTICLE 9
CONDITIONS TO CLOSING
SECTION 9.01.	Conditions to Obligations of the Parties	20
SECTION 9.02.	Conditions to Obligations of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc.	20
SECTION 9.03.	Conditions to Obligation of Aradigm	21

RESTRUCTURING AGREEMENT

      AGREEMENT dated as of September 28, 2004 by and among Aradigm Corporation, a corporation duly organized and existing under the law of the State of California (“Aradigm”), Novo Nordisk A/S, a company duly organized and existing under the law of Denmark (“Novo Nordisk”) and Novo Nordisk Delivery Technologies, Inc., a corporation duly organized and existing under the law of the State of Delaware (“Novo Nordisk Delivery Technologies, Inc.”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article 1.

WITNESSETH:

      WHEREAS, Aradigm and Novo Nordisk desire to restructure their existing arrangements regarding, among other things, the development and commercialization of the Development Program (as such term is defined in the Amended and Restated License Agreement) as set forth in this Agreement; and

      WHEREAS, it is intended that the foregoing shall be effected on the terms and subject to the applicable conditions contained herein and in the other Transaction Agreements.

      NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

      SECTION 1.01.     Definitions. (a) The following terms, as used herein, shall have the following meanings:

      “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such other Person. For the purposes hereof “control” shall mean the power to direct or cause the direction of the management and the policies of any Person, whether through the ownership of a majority of the outstanding voting securities of such Person, by contract or otherwise.

      “Amended and Restated License Agreement” shall mean the Amended and Restated License Agreement, to be entered into as of the Closing, by and between Aradigm and Novo Nordisk, in the form attached hereto as Exhibit A.

      “Amended and Restated Stock Purchase Agreement” shall mean the Amended and Restated Stock Purchase Agreement, to be entered into as of the Closing, by and between Aradigm, Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc., in the form attached hereto as Exhibit F.

      “Aradigm Balance Sheet” shall mean the unaudited balance sheet of Aradigm as of June 30, 2004.

      “Aradigm Balance Sheet Date” shall mean June 30, 2004.

      “Aradigm Employee Stock Purchase Plan” shall mean the employee stock purchase plan of Aradigm as in effect immediately prior to the date hereof.

      “Aradigm Intellectual Property Rights” shall mean the Aradigm Patent Rights, the Aradigm Selected Pulmonary Delivery Patent Rights and the Aradigm Know-How, as each is defined in the Amended and Restated License Agreement.

      “Aradigm Material Adverse Effect” shall mean (i) an effect on the condition (financial or otherwise), business, assets, results of operations or prospects of Aradigm, which impairs, or is reasonably likely to impair, the ability of Aradigm to perform in any material respect any of its obligations under the Transaction Agreements or (ii) a material adverse effect on the business opportunity represented by the Development Program.

      “Asset Purchase Agreement” shall mean the Asset Purchase Agreement, to be entered into as of the Closing, by and between Aradigm and Novo Nordisk Delivery Technologies, Inc., in the form attached hereto as Exhibit B.

      “Assignment Agreements” shall mean the Assignment Agreements, to be entered into as of the Closing, by and among Aradigm, Novo Nordisk Delivery Technologies, Inc. and the other parties thereto, in the forms attached hereto as Exhibit H.

      “Authorization” shall mean any waiver, amendment, consent, approval, license, franchise, permit (including construction permits), certificate, exemption, variance or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) or other action by, or notice, filing, registration, qualification, declaration or designation with, any Person (including any Governmental Authority).

      “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Copenhagen, Denmark are authorized or required by law to close.

      “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

      “Competition Law” shall mean the European Commission Merger Regulation, Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate (a) mergers, acquisitions or other business combinations or (b) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

      “Contract Manufacturing Agreement” shall mean the Contract Manufacturing Agreement, to be entered into as of Closing, by and between Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc., in the form attached hereto as Exhibit D.

      “Co-Existence Agreement” shall mean the Co-Existence Agreement dated as of June 23, 2003 by and between Aradigm and Novo Nordisk.

      “Development and License Agreement” shall mean the Development and License Agreement dated as of June 2, 1998, as amended, by and between Aradigm and Novo Nordisk.

      “Development Program” shall have the meaning set forth in the Amended and Restated License Agreement.

      “Development Program Employee” shall mean any employee of Aradigm listed on Schedule 1 to the Letter Agreement.

      “Employee Transition Plan” shall have the meaning set forth in the Letter Agreement.

      “Environmental Laws” shall mean any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or any agreement with any Governmental Authority or other third party, whether now or hereafter in effect, relating to the environment, human health and safety or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

      “Environmental Liabilities” shall mean any and all liabilities arising in connection with or in any way relating to Aradigm (or any predecessor of Aradigm or any prior owner of all or part of its business and assets), any property now or previously owned, leased or operated by Aradigm, the Development Program (as currently or previously conducted), the Transferred Assets or any activities or operations occurring or conducted at the Real Property (including offsite disposal), whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to any Environmental Law and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date (including any matter disclosed or required to be disclosed in Schedule 3.20).

      “Environmental Permits” shall mean all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the Development Program, the Real Property and the Transferred Assets.

      “Estimated Purchase Price” shall mean the sum of the book values of the equipment set forth in Part I of Annex 1 to Exhibit A to the Asset Purchase Agreement as reflected on the accounting books and records of Aradigm in accordance with GAAP as of the date hereof that would be included in the Purchased Assets if the Closing were to occur on the date hereof.

      “Excluded Assets” shall have the meaning set forth in the Asset Purchase Agreement.

      “Excluded Liabilities” shall have the meaning set forth in the Asset Purchase Agreement.

      “GAAP” shall mean generally accepted accounting principles in the United States.

      “Governmental Authority” shall mean any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality, or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether domestic or foreign, or any official of any of the foregoing.

      “Hazardous Substances” shall mean any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable corrosive, reactive or otherwise hazardous substance, waste or material or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics including petroleum, its derivatives, by-products and other hydrocarbons, and any substance, waste or material regulated under any Environmental Law.

      “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      “Intellectual Property Rights” shall mean (i) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States and/or all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (ii) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States and/or all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, and (iii) trade secrets and know-how (including manufacturing and production processes, firmware, data and techniques and research and development information).

      “Joint Steering Committee” shall have the meaning set forth in the Development and License Agreement.

      “Judgment” shall mean any judicial decision, judgment, writ, order, injunction, stipulation, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

      “Law” shall mean any foreign or domestic law, statute, code, ordinance, rule, regulation, treaty, Judgment or principles of common law or equity (including negligence and strict liability) enacted, entered, promulgated or applied by a Governmental Authority.

      “Letter Agreement” shall mean the letter agreement entered into as of the date hereof by and among Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc.

      “Lien” shall mean, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement and the other Transaction Agreements, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

      “Manufacturing and Supply Agreement” shall mean the Manufacturing and Supply Agreement dated as of October 22, 2001 by and between Aradigm and Novo Nordisk.

      “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      “Patent Cooperation Agreement” shall mean the Patent Cooperation Agreement dated as of October 22, 2001 by and between Aradigm and Novo Nordisk.

      “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      “Purchased Assets” shall have the meaning set forth in the Asset Purchase Agreement.

      “Purchase Price” shall have the meaning set forth in the Asset Purchase Agreement.

      “Quality Agreement” shall mean the Quality Agreement, to be entered into as of the Closing, by and between Aradigm and Novo Nordisk Delivery Technologies, Inc., in the form attached hereto as Exhibit E.

      “Required Shareholder Approvals” shall mean the approval of the Transactions (i) in accordance with the law of the State of California and the certificate of incorporation, bylaws and certificate of designation of Aradigm by (A) the common shareholders and the preferred shareholders of Aradigm, voting together as a class and (B) the preferred shareholders of Aradigm, voting separately as a class and (ii) by a majority of the votes cast by proxy or in person by the common shareholders and the preferred shareholders of Aradigm, voting together as a class, at the special shareholders’ meeting of Aradigm at which the vote described in (i)(A) above will be held, without counting votes cast by Novo Nordisk Pharmaceuticals, Inc. and Novo Nordisk.

      “Signing Date” shall mean the day and year first above written.

      “Stock Purchase Agreement” shall mean the Stock Purchase Agreement dated as of October 22, 2001 by and between Novo Nordisk Pharmaceuticals, Inc. and Aradigm.

      “Sublease Agreement” shall mean the Sublease Agreement, to be entered into as of the Closing, by and among Aradigm and Novo Nordisk Delivery Technologies, Inc., in the form attached hereto as Exhibit C.

      “Transactions” shall mean the transactions contemplated by the Transaction Agreements.

      “Transaction Agreements” shall mean the Amended and Restated License Agreement, the Asset Purchase Agreement, the Sublease Agreement, the Contract Manufacturing Agreement, the Quality Agreement, the Amended and Restated Stock Purchase Agreement, the Letter Agreement, the Transition Services Agreement and the Assignment Agreements.

      “Transferred Assets” shall mean the Purchased Assets, but excluding the Excluded Assets.

      “Transition Services Agreement” shall mean the Transition Services Agreement, to be entered into as of the Closing, by and between Aradigm and Novo Nordisk Delivery Technologies, Inc., in the form attached hereto as Exhibit G.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Approved Leave of Absence	8.01
Aradigm	Recitals
Aradigm Proxy Statement	5.04
Building 1 Landlord	9.02	(h)
Building 1 Lease	9.02	(h)
Closing	2.02
Closing Date	2.02
Code	8.02
Confidential Information	7.04
Damages	10.02
Development Program Employee Plans	8.03
ERISA	8.02
ERISA Affiliate	8.02
Indemnified Party	10.03
Indemnifying Party	10.03
Multiemployer Plan	8.03
Novo Nordisk	Recitals
Novo Nordisk Delivery Technologies, Inc.	Recitals
Other Consents	3.05
Permits	3.15
Permitted Liens	3.11
Real Property	3.11
Representatives	7.04
Required Consents	3.05
Transferred Development Program Employees	8.01
WARN Act	7.05
Warranty Breach	10.02

      SECTION 1.02.     Other Definitional And Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Appendices, Articles, Sections, Exhibits and Schedules are to Appendices, Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

      SECTION 1.03.     Knowledge Of Aradigm. References in this Agreement or in any of the other Transaction Agreements to the “knowledge” or “best knowledge” or any similar expression of Aradigm shall be the actual knowledge, after due and diligent inquiry, of the individuals listed on Schedule 1.03.

ARTICLE 2

PRE-CLOSING ACTIVITIES: CLOSING; THE TRANSACTIONS;

POST-CLOSING ACTIVITIES

      SECTION 2.01.     Pre-closing Activities.

      (a) Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. agree that, prior to the Closing Date, they will discuss, in good faith, and subject to applicable Competition Laws, the transfer of applicable know-how and the provision of other assistance by Aradigm to Novo Nordisk and its Affiliates for the conduct of the Development Program.

      (b) Part I of Annex 1 to Exhibit A to the Asset Purchase Agreement contains the list of equipment, the location thereof, the book value thereof as reflected on the accounting books and records of Aradigm in accordance with GAAP as of the date hereof that would be included in the Purchased Assets if the Closing were to occur on the date hereof, and the Estimated Purchase Price. The Parties agree to update such list periodically (but not less than monthly) during the period from the date hereof until Closing to reflect (i) the addition of equipment purchased by Aradigm for use in the Development Program with the prior written approval of Novo Nordisk, (ii) downward adjustments that may be required under GAAP, including normal depreciation and amortization, to correctly state the book value of such equipment on the accounting books and records of Aradigm as of the date that is three (3) Business Days prior to the Closing Date and (iii) changes otherwise agreed by the Parties. The final version of Annex 1 to Exhibit A to the Asset Purchase Agreement shall be completed by the Parties no later than three (3) Business Days prior to the Closing Date, and shall be used to determine the Purchase Price.

      (c) Aradigm shall provide notice to Novo Nordisk Delivery Technologies, Inc. no later than two (2) Business Days prior to the Closing Date regarding the account with a U.S. bank to which Novo Nordisk Delivery Technologies, Inc. shall deliver the Purchase Price on the Closing Date.

      SECTION 2.02.     Closing. (a) The closing (the “Closing”) of the Transactions shall take place at the offices of Aradigm, as soon as possible, but in no event later than five (5) Business Days, following the satisfaction or waiver (and notice thereof to the parties) of the conditions precedent set forth in Article 9 below (other than conditions that by their nature are to be satisfied at the Closing and will in fact be satisfied at the Closing), or such other date as the parties shall agree. At the Closing, the transactions described in Section 2.02(b) below shall be deemed to occur simultaneously. The date on which the Closing occurs is referred to as the “Closing Date”.

      (b) At the Closing, the parties shall execute all of the Transaction Agreements to which such entities are parties that were not previously executed and, to the extent contemplated therein, consummate the Transactions.

      SECTION 2.03.     Effect of closing. Effective as of the Closing Date, the Manufacturing and Supply Agreement and the Patent Cooperation Agreement shall terminate and be of no further force and effect.

      SECTION 2.04.     Post-closing Activities.

      (a) After the Closing, Aradigm agrees that it will cooperate with and allow Novo Nordisk Delivery Technologies, Inc. reasonable access to any of its personnel who have knowledge of the Development Program such that Novo Nordisk Delivery Technologies, Inc. may, to its reasonable satisfaction, become informed as to the operation, transition and specifications of the Development Program and the Purchased Assets.

      (b) At any time after the Closing, each Party may (upon reasonable prior written notice to the other Party) request the ability to copy and/or certify documents that are in the possession of the other Party and that, in the case of a request by Novo Nordisk or Novo Nordisk Delivery Technologies, Inc., relate to the

Development Program and other AERx development activities, and in the case of a request by Aradigm, relate to its prior conduct of the Development Program or other AERx development activities. Upon receipt of any such notice, the Party possessing such documents shall, subject to applicable Competition Laws and/or confidentiality obligations to third parties, provide the requesting Party with reasonable access to such documents, and the Party making such request shall bear all costs of such copying and/or certification.

      (c) Novo Nordisk Delivery Technologies, Inc. agrees to reimburse Aradigm for fifty percent (50%) of the replacement cost to Aradigm of purchasing the equipment listed on Schedule 2.04(c).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF ARADIGM

      Aradigm represents and warrants to Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. as of the date hereof and as of the Closing Date that:

      SECTION 3.01.     Corporate Existence and Power. Aradigm is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Aradigm has heretofore delivered to Novo Nordisk true and complete copies of the certificate of incorporation and bylaws of Aradigm as currently in effect.

      SECTION 3.02.     Corporate Authorization. The execution, delivery and performance by Aradigm of the Transaction Agreements and the consummation of the Transactions are within Aradigm’s corporate powers and, except for the Required Shareholder Approvals, have been duly authorized by all necessary corporate action on the part of Aradigm. This Agreement constitutes, and when executed each other Transaction Agreement will constitute, a valid and binding agreement of Aradigm enforceable against Aradigm in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights or by general principles of equity.

      SECTION 3.03.     Governmental Authorization. The execution, delivery and performance by Aradigm of the Transaction Agreements and the consummation of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with any applicable requirements of any Competition Law; (ii) compliance with applicable requirements of Environmental Laws; and (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether U.S., state or foreign.

      SECTION 3.04.     Noncontravention. The execution, delivery and performance by Aradigm of the Transaction Agreements and the consummation of the Transactions do not and will not (i) violate the certificate of incorporation, bylaws or certificate of designation of Aradigm, (ii) assuming compliance with the matters referred to in Section 3.03, violate any applicable Law, (iii) assuming the obtaining of all Required Consents (as defined below) and Other Consents (as defined below), constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation, or to a loss of any benefit relating to the Development Program to which Aradigm is entitled under any provision of any agreement or other instrument binding upon Aradigm or by which any of the Transferred Assets is or may be bound or (iv) result in the creation or imposition of any Lien on the Real Property or any Transferred Asset, other than Permitted Liens (as defined below).

      SECTION 3.05.     Required and Other Consents. (a) Schedule 3.05(a) sets forth each agreement, contract or other instrument binding upon Aradigm or any Permit (as defined below) (including any Environmental Permit) requiring a consent or other action by any Person as a result of the execution, delivery and performance by Aradigm of the Transaction Agreements, except such consents or actions as would not, individually or in the aggregate, have an Aradigm Material Adverse Effect if not received or taken by the Closing Date (the “Required Consents”).

      (b) Schedule 3.05(b) sets forth each other consent or action by any Person (the “Other Consents”) under such agreements, contracts or other instruments or such Permits that is necessary with respect to the execution, delivery and performance by Aradigm of the Transaction Agreements.

      SECTION 3.06.     Absence of Certain Changes. Since the Aradigm Balance Sheet Date, the Development Program has been conducted in the ordinary course consistent with past practices and there has not been:

(a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or is reasonably likely to have an Aradigm Material Adverse Effect;

(b) any incurrence, assumption or guarantee by Aradigm of any indebtedness for borrowed money with respect to the Development Program;

(c) any creation or other incurrence of any Lien on the Real Property or any Transferred Asset other than in the ordinary course of business consistent with past practices;

(d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Development Program, the Real Property or any Transferred Asset which, individually or in the aggregate, has had or is reasonably likely to have an Aradigm Material Adverse Effect;

(e) any transaction or commitment made, or any contract or agreement entered into, by Aradigm relating to the Development Program, the Real Property or any Transferred Asset (including the acquisition or disposition of any assets) or any relinquishment by Aradigm of any contract or other right, in either case, material to the Development Program, other than (i) transactions and commitments in the ordinary course of business consistent with past practices and (ii) the Transactions;

(f) any change in any method of accounting or accounting practice by Aradigm with respect to the Development Program except for any such change after the date hereof required by reason of a concurrent change in GAAP;

(g) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any Development Program Employee (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any Development Program Employee or (iii) change in compensation or other benefits payable to any Development Program Employee pursuant to any severance or retirement plans or policies thereof;

(h) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any Development Program Employees, which Development Program Employees were not subject to a collective bargaining agreement at the Aradigm Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to Development Program Employees; or

(i) any capital expenditure, or commitment for a capital expenditure, for additions or improvements to the Real Property or any of the Transferred Assets, that has not been in accordance with planned capital spending for the Development Program or otherwise approved in writing by Novo Nordisk.

      SECTION 3.07.     No Undisclosed Material Liabilities. There are no liabilities of Aradigm of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities provided for in the Aradigm Balance Sheet or disclosed in the notes thereto;

(b) liabilities incurred in the ordinary course of business since the Aradigm Balance Sheet Date; and

(c) other undisclosed liabilities which, individually or in the aggregate, are not material.

      SECTION 3.08.     Material Contracts. (a) Except for the Transaction Agreements, the Development and License Agreement, the Patent Cooperation Agreement, the Stock Purchase Agreement, the Manufacturing

and Supply Agreement and the Co-Existence Agreement, and the Contracts disclosed in Schedule 3.08, with respect to the Development Program, Aradigm is not a party to or bound by:

(i) any lease (whether of real or personal property);

(ii) any agreement for the sale or purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by Aradigm of $10,000 or more or (B) aggregate payments by Aradigm of $50,000 or more;

(iii) any partnership, joint venture or other similar agreement or arrangement;

(iv) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

(v) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset);

(vi) any option, license, franchise or similar agreement;

(vii) any agency, dealer, sales representative, marketing or other similar agreement;

(viii) any agreement that limits the freedom of Aradigm to compete in any line of business, with any Person or in any area within the Field (as defined in the Development and License Agreement) or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Transferred Asset or which would so limit the freedom of Novo Nordisk Delivery Technologies, Inc. after the Closing Date;

(ix) any agreement with or for the benefit of any Affiliate of Aradigm; or

(x) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Development Program.

      (b) Each Contract disclosed in any Schedule or required to be disclosed pursuant to this Section is a valid and binding agreement of Aradigm and is in full force and effect, and neither Aradigm nor, to the knowledge of Aradigm, any other party thereto is in default or breach in any material respect under the terms of any such Contract, and, to the knowledge of Aradigm, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder. True and complete copies of each such Contract that is listed in Part II of Annex 1 to Exhibit A to the Asset Purchase Agreement have been delivered to Novo Nordisk.

      SECTION 3.09.     Litigation. There is no action, suit, investigation or proceeding pending against Aradigm, the Development Program, the Real Property or any Transferred Asset before any court or arbitrator or before or by any Governmental Authority or, to the knowledge of Aradigm, any basis therefor or threat thereof, which, individually or in the aggregate, could reasonably be expected to have an Aradigm Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions.

      SECTION 3.10.     Compliance with Laws and Court Orders. Aradigm is not in violation of, has not since June 2, 1998 violated, and to the knowledge of Aradigm is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Law or Authorization applicable to the Real Property, the Transferred Assets or the conduct of the Development Program.

      SECTION 3.11.     Properties. (a) Schedule 3.11(a) correctly describes all leasehold interests in real property to be subleased pursuant to the Sublease Agreement to Novo Nordisk Delivery Technologies, Inc. and assigned to Novo Nordisk Delivery Technologies, Inc. pursuant to the Assignment Agreements (collectively, the “Real Property”), which Aradigm leases, any title insurance policies and surveys with respect thereto in the possession of Aradigm, and any Liens thereon, specifying the name of the lessor, the lease term and basic annual rent.

      (b) Schedule 3.11(b) correctly describes all personal property included in the Transferred Assets, including machinery, equipment (including computer hardware, computer software and other computer parts and accessories), furniture, spare and replacement parts, and other tangible property, which Aradigm owns, leases or subleases, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent.

      (c) Aradigm has good and marketable, indefeasible, fee simple title to, or, in the case of the Real Property or leased personal property, has valid leasehold interests in, the Transferred Assets and the Real Property. No Real Property or Transferred Asset is subject to any Lien, except:

(i) Liens disclosed on the Aradigm Balance Sheet;

(ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Aradigm Balance Sheet); or

(iii) Liens which do not materially detract from the value of such Transferred Asset, or do not materially interfere with any present or intended use of such Transferred Asset or the Real Property (clauses (i) - (iii) of this Section 3.11(c) are, collectively, the “Permitted Liens”).

      (d) There are no developments affecting the Real Property or any of the Transferred Assets pending or, to the knowledge of Aradigm threatened, which might materially detract from the value or materially interfere with any present or intended use by Novo Nordisk Delivery Technologies, Inc. of such Real Property or Transferred Assets.

      (e) All leases of Real Property or personal property are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default.

      (f) To the knowledge of Aradigm, the plants, buildings and structures included in the Real Property and the Transferred Assets currently have access to (1) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and (2) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the Development Program as it has heretofore been conducted and as planned to be conducted by Novo Nordisk Delivery Technologies, Inc. None of the structures on the Real Property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any Real Property.

      (g) To the knowledge of Aradigm, the Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonconforming use under any applicable building, zoning, subdivision and other land use and similar laws, regulations and ordinances.

      SECTION 3.12.     Title to the Transferred Assets. Upon consummation of the Transactions, Novo Nordisk Delivery Technologies, Inc. will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Transferred Assets, free and clear of all Liens, except for Permitted Liens.

      SECTION 3.13.     Intellectual Property. (a) Schedule 3.13(a)(i) contains a true and complete list of the patents and patent rights included within the Aradigm Patent Rights. Schedule 3.13(a)(ii) contains a true and complete list of all agreements (whether written or otherwise, including license agreements, research agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue) to which Aradigm or any of its Affiliates is a party or otherwise bound, granting or restricting any right to use, exploit or practice any Aradigm Intellectual Property Rights in connection with the Development Program as currently conducted.

      (b) To the knowledge of Aradigm, the Aradigm Intellectual Property Rights constitute all the Intellectual Property Rights necessary for the Development Program as currently conducted (other than Intellectual Property Rights of Novo Nordisk). Except as set forth in the Development and License Agreement and the Patent Cooperation Agreement, Aradigm knows of no restrictions on the disclosure, use, license, sublicense or transfer of the Aradigm Intellectual Property Rights as contemplated by the Amended and Restated License Agreement. The consummation of the Transactions will not alter, impair or extinguish any Aradigm Intellectual Property Rights, except with respect to those Intellectual Property Rights licensed or sublicensed to Aradigm pursuant to agreements or contracts listed on Schedule 3.05(b).

      (c) To the knowledge of Aradigm, neither Aradigm nor any of its Affiliates has infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party. There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of Aradigm, threatened against or affecting, the Development Program or any of the Transferred Assets (1) based upon, or challenging or seeking to deny or restrict, the rights of Aradigm in any of the Aradigm Intellectual Property Rights, (2) alleging that the use of the Aradigm Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported or sold with respect to the Development Program conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any third party or (3) alleging that Aradigm or any Affiliate of Aradigm infringed, misappropriated or otherwise violated any Intellectual Property Right of any third party. Neither Aradigm nor any of its Affiliates has received from any third party a written offer: (a) in which such third party states that a license may be necessary to avoid infringement of such third party’s patents or (b) for which Aradigm sought advice from an independent outside patent counsel with respect to the question of infringement.

      (d) None of the Aradigm Intellectual Property Rights that is material to the operation of the Development Program has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of Aradigm, all patents that are part of such Aradigm Intellectual Property Rights are valid and enforceable.

      (e) Aradigm holds all right, title and interest in and to all Aradigm Intellectual Property Rights, free and clear of any Lien. In each case where a patent or patent application or copyright registration or copyright application included in the Aradigm Intellectual Property Rights is held by assignment, the assignment has been duly recorded with the Governmental Authority from which the patent or registration issued or before which the application or application for registration is pending.

      (f) To the knowledge of Aradigm, no Person has infringed, misappropriated or otherwise violated any Aradigm Intellectual Property Right. Aradigm has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all confidential Intellectual Property Rights. None of the Intellectual Property Rights that are material to the Development Program and the value of which to the Development Program is contingent upon maintaining the confidentiality thereof, has been disclosed other than to employees, representatives and agents of Aradigm and its licensees, all of whom are bound by written confidentiality agreements substantially in the form previously disclosed to Novo Nordisk.

      (g) None of the patents and patent applications included in the Aradigm Intellectual Property Rights that are material to the Development Program has been the subject of an interference, protest, public use proceeding or third party re-examination request.

      SECTION 3.14.     Insurance Coverage. Aradigm has furnished to Novo Nordisk Delivery Technologies, Inc. a list of all insurance policies and fidelity bonds relating to the Transferred Assets, the business and operations of the Development Program and its officers and employees. There is no claim by Aradigm pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid, Aradigm has otherwise complied fully with the terms and conditions of all such policies and bonds and such policies and bonds are in full force and effect. Aradigm does not know of any threatened termination of coverage under any of such policies or bonds. After the Closing Aradigm shall continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing.

      SECTION 3.15.     Licenses and Permits. Schedule 3.15 correctly describes each license (other than those listed on Schedule 3.13(a)), franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the Development Program (the “Permits”) together with the name of the Governmental Authority issuing such Permit. Except as set forth on Schedule 3.15, (i) the Permits are valid and in full force and effect, (ii) Aradigm is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under the Permits and (iii) none of the Permits will, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions. Upon consummation of the Transactions, Novo Nordisk Delivery Technologies, Inc. will, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits listed in subsection c of Part II of Annex A 1 to Exhibit A to the Asset Purchase Agreement.

      SECTION 3.16.     Inventories and Supplies. Since the Aradigm Balance Sheet Date, the inventories and supplies related to the Development Program have been maintained in the ordinary course of business.

      SECTION 3.17.     Documents. None of the documents or information delivered to the shareholders of Aradigm in connection with the Transactions, including the Aradigm Proxy Statement (as defined below) (except for any information contained therein that is provided in writing by Novo Nordisk specifically for such purpose), contains or will contain, as applicable, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

      SECTION 3.18.     Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Aradigm who might be entitled to any fee or commission from Novo Nordisk or any of its Affiliates in connection with the Transactions.

      SECTION 3.19.     Employees. Schedule 1 to the Letter Agreement sets forth a true and complete list of (i) the names, titles, annual salaries and other compensation of all Development Program Employees to be offered employment by Novo Nordisk Delivery Technologies, Inc. and (ii) the wage rates for non-salaried Development Program Employees to be offered employment by Novo Nordisk Delivery Technologies, Inc. (by classification). Other than as separately communicated in writing to Novo Nordisk, none of such Development Program Employees has indicated to Aradigm that he intends to resign or retire as a result of the Transactions or otherwise within one year after the Closing Date.

      SECTION 3.20.     Environmental Compliance. (a)

(i) in connection with or relating to the Development Program, the Real Property or the Transferred Assets, no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Aradigm, threatened by any Governmental Authority or other Person with respect to any matters relating to or arising out of any Environmental Law;

(ii) there are no liabilities arising in connection with or in any way relating to the Transferred Assets or the Development Program of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and, to the knowledge of Aradigm, there are no facts, events, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability;

(iii) to the knowledge of Aradigm, none of the Real Property or property now or previously owned, leased or operated by Aradigm or any property to which Hazardous Substances located on or resulting from the use of any Transferred Asset have been transported or any property to which Aradigm has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to the knowledge of Aradigm, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, local or foreign list of sites requiring investigation or cleanup; and

(iv) Aradigm is in compliance with all Environmental Laws and has been and is in compliance with all Environmental Permits; such Environmental Permits are valid and in full force and effect and assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, are transferable and will not be terminated or impaired or become terminable as a result of the Transactions.

      (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted which Aradigm has in its possession in relation to any Transferred Asset or Real Property which has not been delivered to Novo Nordisk at least 10 Business Days prior to the date hereof; provided that, as to any such investigation, study, audit, test, review or other analysis of which Aradigm has knowledge, Aradigm shall use its best efforts to obtain and provide to Novo Nordisk such investigation, study, audit, test, review or other analysis.

      (c) None of the Transferred Assets is located in New Jersey or Connecticut.

      (d) For purposes of this Section 3.20, the term “Aradigm” shall include any entity which is, in whole or in part, a predecessor of Aradigm.

      SECTION 3.21.     Representations. The representations and warranties of Aradigm contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Aradigm Material Adverse Effect, are true and correct with only such exceptions as would not in the aggregate be reasonably likely to have an Aradigm Material Adverse Effect.

      SECTION 3.22.     Compliance With Existing Agreements. Aradigm is in compliance in all material respects with the terms and conditions of the Development and License Agreement (other than as such terms and conditions have been modified by the Joint Steering Committee), the Patent Cooperation Agreement, the Stock Purchase Agreement, the Manufacturing and Supply Agreement and the Co-Existence Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF NOVO NORDISK

      Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. jointly and severally represent and warrant to Aradigm as of the date hereof and as of the Closing Date that:

      SECTION 4.01.     Corporate Existence and Power. Each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. is a corporation duly incorporated, validly existing and, in the case of Novo Nordisk Delivery Technologies, Inc., in good standing under the Laws of the State of Delaware, and each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

      SECTION 4.02.     Corporate Authorization. The execution, delivery and performance by each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. of the Transaction Agreements to which it is a party and the consummation of the Transactions to which it is a party are within the corporate powers of each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. and have been duly authorized by all necessary corporate action on the part of each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. This Agreement constitutes, and when executed each other Transaction Agreement to which it is a party will constitute, a valid and binding agreement of each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. enforceable against each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights or by general principles of equity.

      SECTION 4.03.     Governmental Authorization. The execution, delivery and performance by each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. of the Transaction Agreements to which it is a party and the consummation of the Transactions to which it is a party require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) in compliance with any Competition Law and (ii) in compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether federal, state or foreign.

      SECTION 4.04.     Noncontravention. The execution, delivery and performance by each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. of the Transaction Agreements to which it is a party and the consummation of the Transactions to which it is a party do not and will not (i) violate the charter or bylaws of either of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. or (ii) assuming compliance with the matters referred to in Section 4.03, violate any applicable material Law.

      SECTION 4.05.     Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Novo Nordisk, threatened against or affecting, Novo Nordisk or Novo Nordisk Delivery Technologies, Inc. before any court or arbitrator or before or by any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions.

      SECTION 4.06.     Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Novo Nordisk or Novo Nordisk Delivery Technologies, Inc. who might be entitled to any fee or commission from Aradigm or any of its Affiliates upon consummation of the Transactions.

      SECTION 4.07.     Information. None of the information provided in writing by Novo Nordisk to Aradigm to be included in the Aradigm Proxy Statement contains or will contain, as applicable, any untrue statement of a material fact, or omits to state a material fact necessary to make such information misleading.

      SECTION 4.08.     Compliance with Existing Agreements. Each of Novo Nordisk and its Affiliates is in compliance in all material respects with the terms and conditions of the Development and License Agreement (other than as such terms and conditions have been modified by the Joint Steering Committee), the Patent Cooperation Agreement, the Stock Purchase Agreement, the Manufacturing and Supply Agreement and the Co-Existence Agreement.

ARTICLE 5

COVENANTS OF ARADIGM

      Aradigm agrees that:

      SECTION 5.01.     Conduct of the Development Program. From the date hereof until the Closing Date, Aradigm shall conduct the Development Program in accordance with the Development and License Agreement in the ordinary course consistent with past practices and shall use its best efforts to preserve intact the business organizations and relationships with third parties relevant to the Development Program and to keep available the services of the Development Program Employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Aradigm will not:

(a) with respect to the Development Program acquire a material amount of assets from, or enter into any license agreement with, any other Person;

(b) sell, lease, license or otherwise dispose of any Transferred Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practices;

(c) agree or commit to do any of the foregoing; or

(d) (i) take or agree or commit to take any action that would make any representation or warranty of Aradigm hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) knowingly omit or agree or commit to omit to take any action reasonably necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

      SECTION 5.02.     Access to Information. (a) From the date hereof until the Closing Date, Aradigm will (i) give Novo Nordisk, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Aradigm relating to the Development Program, (ii) furnish to Novo Nordisk, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Development Program as such Persons may reasonably request and (iii) instruct the employees and counsel of Aradigm to cooperate with Novo Nordisk in its investigation of the Development Program; provided that, any such access by Novo Nordisk, its counsel, financial advisors, auditors and other authorized representatives shall not unreasonably interfere with the conduct of Aradigm’s business (other than the Development Program). Novo Nordisk will hold, and will use best efforts to cause its officers, directors, employees, auditors, counsel, consultants, financial advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential documents and information concerning Aradigm and the Development

Program provided to it pursuant to this Section 5.02. No investigation by Novo Nordisk or other information received by Novo Nordisk shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Aradigm hereunder.

      (b) On and after the Closing Date, Aradigm will afford promptly to Novo Nordisk and its agents reasonable access to its books of account, financial and other records, information, employees and auditors to the extent necessary or useful for Novo Nordisk in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Development Program; provided that, any such access by Novo Nordisk shall not unreasonably interfere with the conduct of the business of Aradigm.

      SECTION 5.03.     Notices of Certain Events. Aradigm shall promptly notify Novo Nordisk of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Authority in connection with the Transactions;

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Aradigm, the Development Program, the Real Property or the Transferred Assets that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.09 or that relate to the consummation of the Transactions; and

(d) the damage or destruction by fire or other casualty of any Real Property or Transferred Asset or part thereof or in the event that any Real Property or Transferred Asset or part thereof becomes the subject of any proceeding or, to the knowledge of Aradigm, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

      SECTION 5.04.     Shareholder Votes. Aradigm shall cause the required meetings of its common and preferred shareholders to be duly called and held as soon as reasonably practicable for the purpose of approving the Transactions. The board of directors of Aradigm shall, subject to their fiduciary duties under applicable Law as advised by counsel, recommend adoption of the Transactions by Aradigm’s common and preferred shareholders, voting together as a class, and by Aradigm’s preferred shareholders, voting separately as a class. In connection with such meeting (i) Aradigm will promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its common and preferred shareholders as promptly as practicable a proxy statement and all other proxy materials for such meeting (the “Aradigm Proxy Statement”) as may be required by applicable law; (ii) Aradigm will use its best efforts to obtain the Required Shareholder Approvals; and (iii) Aradigm will otherwise comply with all legal requirements applicable to such meetings. Aradigm will provide Novo Nordisk with ten (10) Business Days to review and comment on the information regarding the Transactions, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. contained in the Aradigm Proxy Statement prior to any filing thereof with the SEC and prior to the date on which such materials are first published, sent or given to Aradigm’s common and preferred shareholders and shall use its reasonable efforts to reflect any such comments in the Aradigm Proxy Statement.

ARTICLE 6

COVENANTS OF NOVO NORDISK

      Each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. jointly and severally agrees that:

      SECTION 6.01.     Access. On and after the Closing Date, each of Novo Nordisk and Novo Nordisk Delivery Technologies Inc. will afford promptly to Aradigm and its agents reasonable access to its properties, books, records, employees and auditors to the extent relating to or involved in the Development Program and necessary to permit Aradigm to determine any matter relating to its rights and obligations hereunder or to any period ending on or before the Closing Date; provided that, any such access by Aradigm shall not unreasonably interfere with the conduct of the business of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. during the period of such access. Aradigm will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all confidential documents and information concerning Novo Nordisk, Novo Nordisk Delivery Technologies, Inc. and the Development Program provided to it pursuant to this Section 6.01. No investigation by Aradigm or other information received by Aradigm shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Novo Nordisk or Novo Nordisk Delivery Technologies, Inc. hereunder.

      SECTION 6.02.     Information. Each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. shall provide promptly all information reasonably requested by Aradigm for inclusion in, or for use in preparing, the Aradigm Proxy Statement.

ARTICLE 7

COVENANTS OF THE PARTIES

      The parties agree that:

      SECTION 7.01.     Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate the Transactions as soon as practicable. Each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the Transactions, including without limitation to vest in Novo Nordisk Delivery Technologies, Inc. good and marketable title or valid leasehold interests in the Transferred Assets. Each of the parties hereto agrees to cooperate with the other parties hereto to identify any documentation meeting the criteria set forth in subsection (e) of Part II of Annex 1 to Exhibit A to the Asset Purchase Agreement, such that such documentation forms part of the Transferred Assets.

      SECTION 7.02.     Certain Filings. The parties hereto shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any Authorizations are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such Authorizations.

      SECTION 7.03.     Public Announcements. The parties hereto agree to consult with each other before issuing any press release or making any public statement with respect to the Transaction Agreements or the Transactions and, except for any press releases and public statements the making of which may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation; provided that, the parties hereto agree that the press release set forth on Appendix A shall be released on the date hereof and that Aradigm shall furnish such press release to the United States Securities and Exchange Commission on Form 8-K.

      SECTION 7.04.     Confidentiality.

      (a) Each party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with the Transaction Agreements and not for any other purpose.

      (b) Each party further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such party’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such party,

(ii) to the extent required by applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a party is subject; provided that, such party shall give the other parties prompt notice of such request(s), to the extent practicable, so that such other parties may seek an appropriate protective order or similar relief (and the party shall cooperate with such efforts by such other parties, and shall in any event make only the minimum disclosure required by such Law)),

(iii) to the extent disclosure thereof is or will be made to the shareholders of Aradigm in the Aradigm Proxy Statement,

(iv) to any Governmental Authority in order to obtain from such Governmental Authority any authorization required or contemplated by this Agreement or any of the other Transaction Agreements as long as such Governmental Authority is advised of the confidential nature of such information, or

(v) as mutually agreed between the parties.

      (c) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against any party.

      (d) For purposes of this Section 7.04, “Confidential Information” means any information concerning this Agreement or the parties’ respective rights and obligations hereunder; provided that, the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a party or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or any of the Transaction Agreements, (ii) is or was available to such party on a non-confidential basis (as demonstrated by the written records of such party) prior to its disclosure to such party by the other party or (iii) was or becomes available to such party on a non-confidential basis from a source other than the other party, which source is or was (at the time of receipt of the relevant information) not, to the best of such party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other party or another Person.

      SECTION 7.05.     Warn Act. The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) and/or the Law of the State of California as a result of the Transactions. Novo Nordisk will be responsible for providing any notification that may be required under the WARN Act with respect to any Development Program Employees. Aradigm will be responsible for providing any notification that may be required under the WARN Act with respect to any employees of Aradigm who are not Development Program Employees.

      SECTION 7.06.     Nonsolicitation. Except as provided in the Letter Agreement, Aradigm, Novo Nordisk, and Novo Nordisk Delivery Technologies, Inc. each agree that for a period of three (3) full years after the Signing Date, neither it nor any of its respective Affiliates shall solicit, directly or indirectly, for employment, in the case of Aradigm, any Development Program Employee that is hired by Novo Nordisk Delivery Technologies, Inc. in accordance with this Agreement, and, in the case of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc., any other employee of Aradigm; provided that, nothing in this Section 7.06 shall prohibit any Party from carrying out general solicitation of employment in any newspaper, magazine, trade publication, electronic medium or other media. The Parties acknowledge that irreparable harm would result from any breach of this Section 7.06 and that there would be no adequate remedy at law or in damages to compensate for any such breach. The Parties agree that each Party shall be entitled to injunctive relief requiring specific performance of this Section 7.06 by the other Party or any of its Affiliates.

      SECTION 7.07.     Compliance with Existing Agreements. Novo Nordisk and its Affiliates and Aradigm shall each comply in all material respects with the terms and conditions of the Development and License Agreement, the Patent Cooperation Agreement, the Stock Purchase Agreement, the Manufacturing and Supply Agreement and the Co-Existence Agreement.

ARTICLE 8

EMPLOYEE BENEFITS

      SECTION 8.01.     Employment Offers.

      (a) Novo Nordisk Delivery Technologies, Inc. will make offers of employment to all active Development Program Employees with employment to commence with Novo Nordisk Delivery Technologies, Inc. as of the Closing Date. Development Program Employees who accept Novo Nordisk Delivery Technologies, Inc.’s offer of employment and report to work as of the Closing Date shall be “Transferred Development Program Employees.”

      (b) For purposes of this Agreement, any Development Program Employee who is not actively at work on the Closing Date due to a short-term absence for vacation, holiday, illness or injury of shorter duration than would satisfy the eligibility requirements to receive benefits under Aradigm’s disability plans, jury duty or bereavement leave, shall be deemed to be actively employed on the Closing Date. With respect to any Development Program Employee who is on an Approved Leave of Absence as of the Closing Date, Novo Nordisk Delivery Technologies, Inc. shall make an offer of employment to such Development Program Employee effective as of the date on which such Development Program Employee presents himself or herself to Novo Nordisk Delivery Technologies, Inc. for active employment following the Closing Date and within sixteen (16) weeks (or such longer time period as is required under the applicable Laws of the State of California) from the Closing Date to the same extent, if any, as Aradigm would be required to reemploy such Development Program Employee in accordance within applicable law. Employees on “Approved Leave of Absence” means Development Program Employees absent from work on the Closing Date and unable to perform their regular job duties under approved plans or policies of the employer or in accordance with the Family Medical Leave Act or similar state statutes or regulations or military leave under the Uniformed Services Employment and Reemployment Rights Act.

      (c) For the avoidance of doubt, Aradigm will retain any and all liabilities and obligations in respect of (i) Transferred Development Program Employees relating to employee benefits, compensation or otherwise, existing, accrued or resulting from actions or omissions on or prior to the Closing Date and (ii) the Development Program Employee Plans (as defined below), regardless of when the claim arises.

      (d) Novo Nordisk Delivery Technologies, Inc. or one of its Affiliates will recognize all service of the Transferred Development Program Employees with Aradigm or any of its Affiliates for purposes of eligibility to participate, vesting, severance and vacation accrual in those employee benefit plans in which the Transferred Development Program Employees are enrolled by Novo Nordisk Delivery Technologies, Inc. or one of its Affiliates immediately after the Closing.

      SECTION 8.02.     Employee Benefits Definitions. The following terms, as used herein, have the following meanings:

      “Code” shall mean the Internal Revenue Code of 1986, as amended.

      “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

      “ERISA Affiliate” of any entity shall mean any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

      SECTION 8.03.     Employee Benefits Representations. Aradigm hereby represents and warrants to Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. that:

(a) Schedule 8.03(a) contains a correct and complete list identifying each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Aradigm or any of its Affiliates and covers any Development Program Employee or any former employee of the Development Program. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished or made available electronically to Novo Nordisk Delivery Technologies, Inc. together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the “Development Program Employee Plans.” Aradigm has provided Novo Nordisk Delivery Technologies, Inc. with, or has caused to be provided to Novo Nordisk Delivery Technologies, Inc., complete actuarial data (including age, salary, service and related data) as of the most recent practicable date for Aradigm employees currently expected to be offered positions as Development Program Employees.

(b) None of Aradigm, any of its ERISA Affiliates or any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA.

(c) None of Aradigm, any ERISA Affiliate of Aradigm or any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(d) Each Development Program Employee Plan that is intended to be qualified under Section 40 1(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination or opinion letter from the Internal Revenue Service, and Aradigm is not aware of any reason why any such determination or opinion letter should be revoked or not be reissued. Aradigm has made available to Novo Nordisk Delivery Technologies, Inc. copies of the most recent Internal Revenue Service determination or opinion letter with respect to each such Development Program Employee Plan. Each Development Program Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Development Program Employee Plan. No material events have occurred with respect to any Development Program Employee Plan that could result in payment or assessment by or against the Development Program, Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(e) There is no current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for any Development Program Employees or any retired or former employees of the Development Program, except as required to avoid excise tax under Section 4980B of the Code.

(f) There is no contract, plan or arrangement covering any employee or former employee of the Development Program that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code. No Development Program Employee will become entitled to any bonus, retirement, severance, job security or similar benefit, or the enhancement of any such benefit, as a result of the transactions contemplated hereby.

(g) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of Aradigm, threatened against or involving, any Development Program Employee Plan before any Governmental Authority.

      SECTION 8.04.     Employee Benefits Covenants. From the date hereof until the Closing Date:

(a) Except as permitted under the retention program separately communicated by Aradigm to Novo Nordisk and Novo Nordisk Delivery Technologies, Inc., Aradigm shall not (i) issue, deliver or sell to the Development Program Employees, or authorize the issuance, delivery or sale to the Development Program Employees of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than the issuance of any shares of Aradigm common stock (A) upon the exercise of Aradigm’s stock options that are outstanding on the date of this Agreement in accordance with the present terms of those options or (B) pursuant to the Aradigm Employee Stock Purchase Plan, as the same exists on the date of this Agreement; or (ii) amend any term of any outstanding security of Aradigm held by any Development Program Employees, unless such amendment applies to all similar securities of Aradigm that are outstanding.

(b) Except as permitted under the retention program separately communicated by Aradigm to Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. or in the ordinary course of business (consistent with past practice), Aradigm shall not (i) increase the amount of compensation of any Development Program Employee or, except as required by an existing agreement disclosed to Novo Nordisk or as required by Law, make any increase in any employee benefits, (ii) grant any severance or termination pay to any Development Program Employee, (iii) enter into or amend any employment, severance or change of control contract or arrangement with any Development Program Employee, (iv) adopt any additional employee benefit plan, (v) amend in any material respect any Development Program Employee Plan, or (vi) terminate any related group of Development Program Employees (in one (1) or a series of related terminations).

      SECTION 8.05.     No Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Aradigm or of any of its subsidiaries in respect of continued employment (or resumed employment) with either Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates, and no provision of this Agreement shall create any such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any Development Program Employee Plan or any plan or arrangement which may be established by Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates. No provision of this Agreement shall constitute a limitation on the rights of Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates after the Closing Date to amend, modify or terminate any of its plans or arrangements or to terminate any of its employees.

ARTICLE 9

CONDITIONS TO CLOSING

      SECTION 9.01.     Conditions to Obligations of the Parties. The obligations of the parties hereto to consummate the Closing are subject to the satisfaction of the following conditions:

(a) No provision of any applicable Law and no Judgment shall prohibit the consummation of the Closing.

(b) All actions by or in respect of or filings with any Governmental Authority required to permit the consummation of the Closing shall have been taken, made or obtained.

(c) The waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired.

      SECTION 9.02.     Conditions to Obligations of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. The obligation of each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. to consummate the Closing is subject to the satisfaction of the following further conditions:

(a) (i) Aradigm shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Aradigm contained in this Agreement and the other Transaction Agreements and in any certificate or other writing delivered by Aradigm pursuant hereto (disregarding all qualifications and exceptions contained therein relating to materiality or Aradigm Material Adverse Effect or any similar standard or qualification) shall be true at and as of the Closing Date as if made at and as of such time, with only such exceptions (I) as have not had and would not reasonably be expected to have, individually or in the aggregate, an Aradigm Material Adverse Effect or (II) that result solely from the announcement of the Transactions or actions taken by the Parties in accordance with the terms of this Agreement and (iii) Novo Nordisk shall have received a certificate signed by the President or the Chief Financial Officer of Aradigm to the foregoing effect.

(b) There shall not be threatened, instituted or pending any action or proceeding by any Person before any Governmental Authority, seeking to restrain, prohibit or otherwise interfere with the ownership, leasing or operation or to require divestiture or other disposition by Novo Nordisk or any of its Affiliates of all or any material portion of the Transferred Assets or all or any material portion of the business or assets of the operations in the United States of Novo Nordisk and its Affiliates, collectively.

(c) Novo Nordisk shall have received an opinion of Cooley Godward LLP, counsel to Aradigm, dated the Closing Date to the effect set forth in Appendix B hereto.

(d) Aradigm shall have executed and delivered the Transaction Agreements to which it is a party, and all deeds, bills of sale, endorsements, consents, assignments and other documentation to be provided at Closing pursuant to such Transaction Agreements and/or reasonably necessary to vest in Novo Nordisk Delivery Technologies, Inc. all right, title and interest in, to and under the Purchased Assets.

(e) Aradigm shall have received all Required Consents and all consents, authorizations or approvals from the Governmental Authorities referred to in Section 3.03 or 3.20, in each case in form and substance reasonably satisfactory to Novo Nordisk, and no such consent, authorization or approval shall have been revoked.

(f) Aradigm shall have obtained, and shall have provided Novo Nordisk reasonably satisfactory evidence of, the Required Shareholder Approvals.

(g) The Employee Transition Plan shall have been implemented.

(h) Aradigm shall have entered into an agreement with the landlord (“Building 1 Landlord”) under the Lease Agreement dated January 28, 1998 between Britannia Point Eden, LLC and Aradigm regarding the Building 1 Premises (as defined in the Sublease Agreement) (as amended, the “Building 1 Lease”) in a form reasonably acceptable to Novo Nordisk, in which agreement Aradigm and Building 1 Landlord (i) agree to terminate any first refusal right with respect to the Additional Option Space (as defined in the Building 1 Lease) granted to Aradigm under the Building 1 Lease or, alternatively, (ii) agree to subordinate any such first refusal right with respect to the Additional Option Space to the first refusal right granted to the tenant under the Lease dated January 28, 1998 between Hayward Point Eden I Limited Partnership and Aradigm regarding premises located in Building G of the Britannia Point Eden Business Park in Hayward, Alameda County, California.

(i) Novo Nordisk shall have received all documents it may reasonably request relating to the existence of Aradigm and the authority of Aradigm for the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to Novo Nordisk.

      SECTION 9.03.     Conditions to Obligation of Aradigm. The obligation of Aradigm to consummate the Closing is subject to the satisfaction of the following further conditions:

(a) Each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (1) the representations and warranties of Novo Nordisk contained in this Agreement and in any certificate or other writing delivered by Novo Nordisk pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and (2) Aradigm shall have received a certificate signed by an officer of Novo Nordisk to the foregoing effect.

(b) Aradigm shall have received an opinion of the General Counsel of Novo Nordisk or Davis Polk & Wardwell, counsel to Novo Nordisk, dated the Closing Date substantially to the effect specified in Sections 4.01, 4.02, 4.03 and 4.04. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than Denmark, the State of

California, the State of New York or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Aradigm, and, as to matters of fact, upon certificates of officers of Novo Nordisk, copies of which opinions and certificates shall be contemporaneously delivered to Aradigm.

(c) Each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. shall have executed and delivered the Transaction Agreements to which it is a party, and all bills of sale, assignments and other documentation to be provided at Closing pursuant to such Transaction Agreements.

(d) Novo Nordisk Delivery Technologies, Inc. shall have paid to Aradigm the Purchase Price.

(e) Each of Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. shall have received all consents, authorizations or approvals from Governmental Authorities referred to in Section 4.03, in each case in form and substance reasonably satisfactory to Aradigm, and no such consent, authorization or approval shall have been revoked.

(f) Aradigm shall have received all documents it may reasonably request relating to the existence of Novo Nordisk and Novo Nordisk Delivery Technologies Inc. and the authority of each of Novo Nordisk and Novo Nordisk Delivery Technologies Inc. for the Transaction Agreements to which it is a party, all in form and substance reasonably satisfactory to Aradigm.

ARTICLE 10

SURVIVAL; INDEMNIFICATION

      SECTION 10.01.     Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the third anniversary of the Closing Date; provided that, the representations and warranties in Sections 3.01, 3.02, 3.03, 3.04 and 3.20 and Article 8 shall survive indefinitely or until the latest date permitted by law. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein. Notwithstanding the preceding sentence, any breach of a covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given in accordance with Section 10.03 to the party against whom such indemnity may be sought prior to such time.

      SECTION 10.02.     Indemnification. (a) Effective at and after the Closing, Aradigm hereby indemnifies Novo Nordisk and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third-party claim or a claim solely between the parties hereto and any incidental, indirect or consequential damages, losses, liabilities or expenses) (“Damages”) incurred or suffered by Novo Nordisk or any of its Affiliates arising out of:

(i) any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a “Warranty Breach”) or breach of covenant or agreement made or to be performed by Aradigm pursuant to this Agreement; or

(ii) any Excluded Liability.

      (b) Effective at and after the Closing, Novo Nordisk hereby indemnifies Aradigm and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Aradigm or any of its Affiliates arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by Novo Nordisk or Novo Nordisk Delivery Technologies, Inc. pursuant to this Agreement.

      SECTION 10.03.     Procedures. The party seeking indemnification under Section 10.02 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 10.02, which notice shall include a brief description of the specific facts relating to such claim, suit, action or proceeding. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such claim, suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 10.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

ARTICLE 11

TERMINATION

      Section 11.01.     Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the parties;

(b) by any of the parties if the Closing shall not have been consummated on or before January 31, 2005; or

(c) by any of the parties if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if consummation of the Transactions would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction.

      The party desiring to terminate this Agreement pursuant to clauses 11.01(b) and 11.01(c) shall give written notice of such termination to the other parties.

      SECTION 11.02.     Effect of Termination.

      (a) If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of any party (or any stockholder or shareholder (as applicable), director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that, if such termination shall result from the (i) willful failure of any party to fulfill a condition to the performance of the obligations of any other party, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 5.02(b), 7.04, 11.02, 12.02, 12.03, 12.05 and 12.06 shall survive any termination hereof pursuant to Section 11.01.

      (b) For the avoidance of doubt, if this Agreement is terminated as permitted by Section 11.01, the Development and License Agreement, the Patent Cooperation Agreement, the Manufacturing and Supply Agreement and the Stock Purchase Agreement shall continue in full force and legal effect.

ARTICLE 12

MISCELLANEOUS

      SECTION 12.01.     Notices. Any notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to Aradigm, to:

Aradigm Corporation
3929 Point Eden Way
Hayward, California 94545
Attention: Chief Financial Officer
Telephone: +1 510-265-9000
Telefax: +1 510-265-0277

      with a copy to:

Cooley Godward LLP
3175 Hanover Street
Palo Alto, California 94304-1130
Attention: James C. Kitch
Telephone: +1 650-843-5027
Telefax: +1 650-849-7400

      if to Novo Nordisk or Novo Nordisk Delivery Technologies, Inc., to:

Novo Nordisk A/ S
Novo Alle
DK-2880 Bagsvaerd
Denmark
Attention: General Counsel
Telephone: +45 44 44 88 88
Telefax: +45 44 42 18 30

      and

Attention: Vice President, Business Development
Telephone: +45 44 42 39 00
Telefax: +45 44 42 16 98

or to such other addresses and telecopier numbers as may from time to time be notified by any party to the other parties hereunder. All such notices, requests and other communications shall be deemed to have been delivered within seven (7) Business Days after dispatch and notice sent by telex or telefax shall be deemed to have been delivered within twenty-four (24) hours after dispatch. Notice of change of address shall be effective upon receipt.

      SECTION 12.02.     Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

      SECTION 12.03.     Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the Transaction Agreements shall be paid by the party incurring such cost or expense.

      SECTION 12.04.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that Novo Nordisk Delivery Technologies, Inc. may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase or lease all or a portion of the Transferred Assets and the Real Property, but no such transfer or assignment will relieve Novo Nordisk Delivery Technologies, Inc. of its obligations hereunder.

      SECTION 12.05.     Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

      SECTION 12.06.     Jurisdiction. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court or that any such suit, action or proceeding brought in any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process.

      SECTION 12.07.     Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

      SECTION 12.08.     Counterparts; Third Party Beneficiaries; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

      SECTION 12.09.     Entire Agreement. This Agreement, the other Transaction Agreements, the Co-Existence Agreement and, until the Closing, if any, the Development and License Agreement, the Patent Cooperation Agreement, the Manufacturing and Supply Agreement and the Stock Purchase Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter.

      SECTION 12.10.     Bulk Sales Laws. Novo Nordisk and Aradigm each hereby waive compliance by Aradigm with the provisions of the “bulk sales,” “bulk transfer” or similar laws of any state. Aradigm agrees to indemnify and hold Novo Nordisk harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Novo Nordisk or any of its Affiliates as a result of any failure to comply with any such “bulk sales,” “bulk transfer” or similar laws.

      SECTION 12.11.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      SECTION 12.12.     Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled at law or in equity; provided that, the last two (2) sentences of Section 7.06 shall apply to specific performance of the terms of Section 7.06.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARADIGM CORPORATION

By:	/s/ RICHARD P. THOMPSON

Name: Richard P. Thompson
Title: Chairman

NOVO NORDISK MS

By:	/s/ PER VALSTORP

Name:
Title: Senior Vice President, Product Supply

NOVO NORDISK DELIVERY TECHNOLOGIES, INC.

By:	/s/ PER VALSTORP

Name:
Title: Chief Executive Officer

EXHIBIT A

[AMENDED AND RESTATED LICENSE AGREEMENT]

Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED

LICENSE AGREEMENT

dated as of

                    , 2004

between

ARADIGM CORPORATION

and

NOVO NORDISK A/S

TABLE OF CONTENTS

Page

ARTICLE 1
DEFINITIONS
SECTION 1.01.	Definitions	A-6
SECTION 1.02.	Other Defined Terms	A-11
SECTION 1.03.	Other Definitional and Interpretative Provisions	A-11

ARTICLE 2
RIGHTS AND OBLIGATIONS OF THE PARTIES
SECTION 2.01.	Development Program	A-11
SECTION 2.02.	Review Committee	A-12
SECTION 2.03.	Obligations Of The Parties In Respect Of The Review Committee	A-12
SECTION 2.04.	Responsibilities Of The Review Committee	A-13
SECTION 2.05.	Diligent Efforts	A-13
SECTION 2.06.	Use Restrictions	A-13
SECTION 2.07.	Alternative Technology	A-13
SECTION 2.08.	Noncompetition	A-15
SECTION 2.09.	Product Liability	A-15

ARTICLE 3
GRANT OF LICENSE
SECTION 3.01.	License	A-16
SECTION 3.02.	Additional License Under Aradigm Selected Pulmonary Delivery Patent Rights	A-16
SECTION 3.03.	Sublicense	A-16
SECTION 3.04.	Additional Licenses	A-16
SECTION 3.05.	Publicly Available Information	A-17

ARTICLE 4
SUPPLY
SECTION 4.01.	Novo Nordisk Supply Obligations	A-17

ARTICLE 5
ROYALTY PAYMENTS
SECTION 5.01.	Royalty Payments	A-17
SECTION 5.02.	Royalty Payments Schedule	A-18
SECTION 5.03.	Additional Royalty Provisions	A-18
SECTION 5.04.	Record Keeping	A-19
SECTION 5.05.	Audit Right	A-19
SECTION 5.06.	Withholding Taxes	A-19
SECTION 5.07.	Currency	A-19

Page

ARTICLE 6
INTELLECTUAL PROPERTY
SECTION 6.01.	Aradigm Intellectual Property Rights	A-20
SECTION 6.02.	Novo Nordisk Intellectual Property Rights	A-20
SECTION 6.03.	Notice by Aradigm	A-21
SECTION 6.04.	Notice by Novo Nordisk	A-21
SECTION 6.05.	Pursuit of Patents	A-22
SECTION 6.06.	License Option In Lieu Of Ownership	A-23

ARTICLE 7
PATENT COOPERATION
SECTION 7.01.	Enforcement of Patent Rights	A-23
SECTION 7.02.	Initiation of Action Relating to Patents	A-23
SECTION 7.03.	Interferences	A-26
SECTION 7.04.	Defense and Settlement of Third Party Patent Claims	A-26

ARTICLE 8
SECRECY
SECTION 8.01.	Confidentiality	A-27
SECTION 8.02.	Publication Planning	A-27
SECTION 8.03.	Term Of Confidentiality Provisions	A-28

ARTICLE 9
NOTICE
SECTION 9.01.	Notice	A-28
SECTION 9.02.	Deemed Receipt of Notice	A-28

ARTICLE 10
TERM AND TERMINATION
SECTION 10.01.	Term	A-29
SECTION 10.02.	Termination by Novo Nordisk	A-29
SECTION 10.03.	Termination by Aradigm	A-29
SECTION 10.04.	Termination By Either Party	A-29
SECTION 10.05.	Rights And Obligations of The Parties After Termination	A-29
SECTION 10.06.	Additional Effects of Termination or Expiration	A-33

ARTICLE 11
DISPUTE RESOLUTION AND GOVERNING LAW
SECTION 11.01.	Dispute Resolution	A-33
SECTION 11.02.	Governing Law	A-34

Page

ARTICLE 12
MISCELLANEOUS
SECTION 12.01.	Bankruptcy Code Considerations	A-34
SECTION 12.02.	Binding Agreement	A-35
SECTION 12.03.	Severability	A-35
SECTION 12.04.	Amendments and Waivers	A-35
SECTION 12.05.	Expenses	A-35
SECTION 12.06.	Successors and Assigns	A-35
SECTION 12.07.	Counterparts; Third Party Beneficiaries	A-35
SECTION 12.08.	Entire Agreement	A-37
Appendix A Aradigm Selected Pulmonary Delivery Patent Rights

AMENDED AND RESTATED LICENSE AGREEMENT

      This AMENDED AND RESTATED LICENSE AGREEMENT (the “Agreement”) is entered into as of                     , 2004 by and between Aradigm Corporation, a corporation duly organized and existing under the laws of the State of California (“Aradigm”) and Novo Nordisk A/S, a company duly organized and existing under the laws of Denmark (“Novo Nordisk”).

      WHEREAS, Novo Nordisk and Aradigm entered into a Development and License Agreement dated as of June 2, 1998, as amended by Amendment No. 1 thereto dated as of October 22, 2001 (the “Development and License Agreement”) to develop a system for pulmonary delivery of insulin (and potentially other compounds) and under which Aradigm granted to Novo Nordisk an exclusive, world-wide license under certain patent rights and “know-how,” to use, market, distribute, sell and sublicense products resulting from such development program in the Field (as defined herein and therein);

      WHEREAS, Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“Novo Nordisk Delivery Technologies, Inc.”) are parties to a Restructuring Agreement dated as of September 28, 2004 (the “Restructuring Agreement”) pursuant to which they have agreed to restructure their existing arrangements regarding the development, production and commercialization of the Development Program (as defined herein) and to certain other matters as set forth therein; and

      WHEREAS, the amendment and restatement of the Development and License Agreement is a precondition to performance on the part of Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. of their respective obligations under the Restructuring Agreement.

      NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

      SECTION 1.01.     Definitions.

      The following terms, as used herein, shall have the following meanings:

      “Affiliates” shall have the meaning set forth in the Restructuring Agreement.

      “Alternative Technology” shall mean any pulmonary drug delivery technology that may be covered by the Aradigm Selected Pulmonary Delivery Patent Rights, but that (a) does not use any Aradigm Know-How and (b) is not claimed by any Aradigm Patent Rights.

      “Alternative Technology Effective Date” means the date that is the earlier of (a) three (3) years after the delivery (without subsequent withdrawal) as permitted under Section 2.07(c)) by Novo Nordisk to Aradigm of an Alternative Technology Notice for a product using a specific insulin or insulin analog class described in such Alternative Technology Notice and (b) the granting of Regulatory Approval for such product.

      “Alternative Technology Notice” means written notice provided by Novo Nordisk to Aradigm pursuant to Section 2.07(c) stating that Novo Nordisk intends to commence commercialization of a product using an Alternative Technology to deliver insulin and insulin analogs.

      “Aradigm Background IPR” shall mean any and all knowledge, information, expertise, results, improvements or inventions (whether patentable or not), and all related intellectual property rights, Made Jointly by the Parties or individually by one (1) of the Parties as a part of the Development Program under the Development and License Agreement prior to the Effective Date and which relate to the Packaged Product (except as specified with respect to the Program Compounds, formulations thereof or the interactions between materials and such formulations) and the Device. The Aradigm Background IPR shall be included within the Aradigm Patent Rights or Aradigm Know-How, as applicable.

      “Aradigm Know-How” shall mean all knowledge, information and expertise made or developed by Aradigm prior to the Effective Date related to the development and production of the Device, the Packaged Product and the Program Compounds (introduced into the Development Program prior to the Effective Date), whether or not covered by Aradigm Patent Rights or any other industrial or intellectual property right of Aradigm, including but not limited to clinical data, technical data, experimental results, specifications, techniques, methods, processes and written materials.

      “Aradigm New IPR” shall mean any and all knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, that are made or developed after the Effective Date and prior to the termination of this Agreement, and that: (a) are Made Jointly by Novo Nordisk and Aradigm or by Aradigm alone and that relate solely to any Device (including without limitation the manufacturing thereof) and/or Packaged Product (including without limitation the manufacturing thereof, except as specified with respect to the Program Compounds, formulations thereof or the interactions between materials and such formulations); or (b) are made or developed by Aradigm alone and that relate solely to any method of treatment within the Field (including without limitation medical data, algorithms for dosing, models for predicting dosing and/or optimizing treatment, clinical data and patient data).

      “Aradigm Patent Rights” shall mean any and all of Aradigm’s patents and patent applications possessed by Aradigm prior to the Effective Date (other than the Aradigm Selected Pulmonary Delivery Patent Rights) related to the Device, the Packaged Product and the Program Compounds introduced into the Development Program prior to the Effective Date, including (a) the patents and patent applications listed on Schedule 3.13(a)(i) to the Restructuring Agreement, (b) patents and patent applications relating to the development, production and use of the Device, the Packaged Product, and the Program Compounds introduced into the Development Program prior to the Effective Date, and (c) all continuations, continuations-in-part, divisionals or re-issues of such patents and patent applications and any patents issuing thereon or extensions thereof or any foreign counterparts thereof. Extensions of patents shall include: (i) extensions under the U.S. Patent Term Restoration Act, (ii) extensions of patents under the Japanese Patent Law, (iii) Supplementary Protection Certificates for members of the European Patent Convention and other countries in the European Economic Area and (iv) similar extensions under any applicable law in the Territory.

      “Aradigm Selected Pulmonary Delivery Patent Rights” shall mean the patent claims listed in Appendix A and Obvious Variants thereof.

      “Baselines” shall mean the forecast amounts of Net Sales of the Insulin Compound Packaged Products and the Device separately communicated to Aradigm prior to the date hereof and “Baseline” shall mean the forecast amount for any particular calendar year following First Marketing of the Insulin Compound Packaged Products and the Device by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof.

      “Broad Regulatory Approval” shall mean, with respect to Packaged Products and the Device, Regulatory Approval authorizing marketing thereof for the treatment of patients with diabetes mellitus (type 1 and type 2).

      “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

      “Co-Existence Agreement” shall have the meaning set forth in the Restructuring Agreement.

      “Development Program” shall mean the development of the Packaged Product and the Device, including the pre-clinical and clinical development programs required for registration and approval of the Packaged Product and the Device in the Territory conducted by the Parties under the Development and License Agreement prior to the Effective Date, and as thereafter conducted by Novo Nordisk in accordance with this Agreement.

      “Device” shall mean: (a) any pulmonary delivery device that (i) has been developed in the course of the Development Program prior to the Effective Date, and (ii) is based on the device technology described by the Aradigm Patent Rights or utilizing Aradigm Know-How; and (b) any improved or later generation version thereof, in each case, together with any accessories, used to administer any Program Compound contained in a disposable unit dose package, developed in the course of the Development Program after the Effective Date.

      “Diligent Efforts” shall mean, with respect to efforts of any Party hereto, no less than the efforts that such Party applies to: (a) development, manufacture or commercialization of its own compounds or products with similar regulatory requirements and market potential; and (b) prosecution, maintenance and/or defense of intellectual property rights of similar importance.

      “Effective Date” shall mean the date hereof.

      “Field” shall mean pulmonary administration of insulin, insulin analogs and any other compounds whose principal therapeutic effect is to control blood glucose levels in humans, including but not limited to glucagon-like peptide (“GLP”), GLP-1 and analogs of GLP.

      “First Marketed Product and Device” shall be deemed to mean the first of any of the following products for which First Marketing by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof shall have occurred: (1) the Insulin Compound Packaged Product and the Device, (2) any Packaged Product (relating to Program Compounds other than the Insulin Compound) and the Device and (3) any products using an Alternative Technology to deliver a specific insulin or insulin analog class (in such case, only to the extent that royalties are payable under Section 2.07(e)(i)).

      “First Marketing” shall mean the making available for sale of the applicable product in commercial quantities for the first time in any country in the Territory.

      “First Marketing Commencement Date” shall mean the date on which the applicable First Marketing shall have commenced.

      [****]

      “Insulin Compound” shall mean recombinant human insulin.

      “Insulin Compound Packaged Product” shall mean the disposable unit dose packages developed in the course of the Development Program containing Insulin Compound, packaged for use with the Device for pulmonary delivery of such Insulin Compound.

      “Joint Marketing Partners” shall mean any co-marketers, co-promoters and/or rental sales forces.

      “Later Marketed Product and Device” shall be deemed to mean any and all of the following products for which First Marketing by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof shall have occurred following First Marketing of the First Marketed Product and Device: (1) the Insulin Compound Packaged Product and the Device, (2) any Packaged Product (relating to Program Compounds other than the Insulin Compound) and the Device or (3) any products using an Alternative Technology to deliver a specific insulin or insulin analog class (in such case, only to the extent that royalties are payable under Section 2.07(e)(i)).

      “Know-How” shall mean the Aradigm Know-How and Novo Nordisk Know-How, collectively.

      “Made Jointly” shall mean “made jointly” as such term is interpreted under applicable U.S. patent law.

      “Net Sales” shall mean the invoiced gross revenue from sales of the applicable product, when invoiced to any third party in an arm’s length transaction less: (a) Trade, cash and/or quantity discounts or rebates, if any; (b) Credits or allowances given for rejection or return of such products previously sold as well as the cost of replacement products, including shipping and other incidental charges related thereto; (c) Any tax or governmental charge other than income tax levied on the sale thereof or customs duties associated therewith;

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and (d) Freight, insurance and other similar expenses billed separately to the customer. Upon a request by Aradigm or Novo Nordisk, as the case may be, supported by suitable documentation reflecting actual operating experience, the Parties will agree on a fixed percentage of Net Sales of the applicable product to represent item (d).

      “Novo Nordisk Affiliate Group” shall mean Novo Nordisk and its Affiliates, collectively.

      “Novo Nordisk Background IPR” shall mean any and all knowledge, information, expertise, results, improvements or inventions (whether patentable or not), and all related intellectual property rights, Made Jointly by the Parties or individually by one (1) of the Parties as a part of the Development Program under the Development and License Agreement prior to the Effective Date and which relate to any Program Compound, formulations thereof or the interactions between materials and such formulations, but excluding aspects of the formulation relating to the aerosolization of the Program Compounds. The Novo Nordisk Background IPR shall be included within the Novo Nordisk Patent Rights or Novo Nordisk Know-How, as applicable.

      “Novo Nordisk Know-How” shall mean all knowledge, information and expertise made or developed by Novo Nordisk prior to the Effective Date related to the Insulin Compound or that Novo Nordisk otherwise has contributed (or will contribute) to the Development Program, whether or not covered by Novo Nordisk Patent Rights or any other industrial or intellectual property right of Novo Nordisk, including but not limited to technical data, experimental results, specifications, techniques, methods, processes and written materials.

      “Novo Nordisk New IPR” shall mean (a) any and all knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, made or developed by Novo Nordisk alone as a part of the Development Program after the Effective Date and prior to the termination of this Agreement that relate solely to any Device (including without limitation the manufacturing thereof) and/or Packaged Product (including without limitation the manufacturing thereof); (b) any and all knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, Made Jointly by Novo Nordisk and Aradigm or by Novo Nordisk alone as a part of the Development Program after the Effective Date and prior to the termination of this Agreement and which relate solely to any method of treatment within the Field (including without limitation medical data, algorithms for dosing, models for predicting dosing and/or optimizing treatment, clinical data and patient data); and (c) any and all results, improvements or inventions, whether patentable or not, and all related intellectual property rights, Made Jointly by Novo Nordisk and Aradigm, by Aradigm alone or by Novo Nordisk alone as a part of the Development Program after the Effective Date and prior to the termination of this Agreement and which relate to any Program Compound, formulations thereof or the interactions between materials and such formulations.

      “Novo Nordisk Patent Rights” shall mean any and all of Novo Nordisk’s patents and patent applications possessed by Novo Nordisk prior to the Effective Date related to any Program Compound, including (a) patents and patent applications relating to the production, development and use of any Program Compound and (b) all continuations, continuations-in-part, divisionals or re-issues of such patents and patent applications and any patents issuing thereon or extensions thereof or any foreign counterparts thereof. Extensions of patents shall include: (i) extensions under the U.S. Patent Term Restoration Act, (ii) extensions under the Japanese Patent Law, (iii) Supplementary Protection Certificates for members of the European Patent Convention and other countries in the European Economic Area and (iv) similar extensions under any applicable law in the Territory.

      “Obvious Variant” shall mean any patent claim for which the United States Patent and Trade Office could properly issue a double patenting rejection in respect of the specific claims of the patents listed in Appendix A if the claim in question were presented by itself in a new patent application owned by Aradigm. For non-U.S. patent and non-U.S. patent applications, a claim that is an Obvious Variant of one (1) or more claims listed in Appendix A is any claim that, if it were presented in a new U.S. patent application owned by Aradigm, could properly be the subject of a double patenting rejection by the United States Patent and Trade Office. For the avoidance of doubt, Obvious Variants of the claims listed in Appendix A shall be included in the license granted under Section 3.02.

      “Packaged Product” shall mean any disposable unit dose package developed in the course of the Development Program containing the Insulin Compound or other Program Compounds, packaged for use with the Device for pulmonary delivery of such Insulin Compound or other Program Compounds.

      “Parties” shall mean the parties hereto and “Party” shall mean any one of the parties hereto.

      “Patent Rights” shall mean the Aradigm Patent Rights, patent rights under the Aradigm New IPR, Aradigm Selected Pulmonary Patent Rights, Novo Nordisk Patent Rights and patent rights under the Novo Nordisk New IPR, collectively.

      “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      “Program Compounds” shall mean the Insulin Compound and any other insulin compounds, insulin analog compounds and non-insulin compounds included in the Development Program by Novo Nordisk in its sole discretion.

      “Regulatory Approval” shall mean the granting of a commercial marketing authorization for (a) a Packaged Product for delivery of a Program Compound using the Device, (b) the Device or (c) any product based on any Alternative Technology, as the case may be.

      “Regulatory Submission” shall mean the filing of an application for a commercial marketing authorization for (a) a Packaged Product for delivery of a Program Compound using the Device, (b) the Device or (c) any product based on any Alternative Technology, as the case may be.

      “Stage 1 Commercialization Period” shall mean the period commencing on the applicable First Marketing Commencement Date and ending on the third anniversary thereof.

      “Stage 2 Commercialization Period” shall mean the period commencing on the expiration of the applicable Stage 1 Commercialization Period and ending on the first anniversary thereof.

      “Stage 3 Commercialization Period” shall mean the period commencing on the expiration of the applicable Stage 2 Commercialization Period and ending on the termination of this Agreement; provided that, in the event of a termination by Novo Nordisk pursuant to either or both of Section 10.02 and Section 10.04, the Stage 3 Commercialization Period shall end on the later of (A) the date that is ten (10) years from the First Marketing of any Packaged Product and the Device, or another pulmonary product, as the case may be, and (B) the expiration date of the last patent required to cover the Packaged Product and the Device, or another pulmonary product, as the case may be, and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory.

      “Status Report” shall mean the status report on the Development Program to be provided by Novo Nordisk to Aradigm at meetings of the Review Committee as contemplated by Section 2.04(f) in a form consistent with Novo Nordisk’s practice.

      “Territory” shall include any and all countries of the world.

      “Transaction Agreements” shall have the meaning set forth in the Restructuring Agreement.

      SECTION 1.02.     Other Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Agreement	Recitals
Aradigm	Recitals
Bankruptcy Code	12.01(a)
Confidential Information	8.01(d)
Development and License Agreement	Recitals
Directly Infringing Product	7.02(c)
Field Claim	7.02(b)
Field Infringement	7.04(a)
Independent Auditor	5.05(a)
Non-Insulin Compound	2.07(b)
Novo Nordisk	Recitals
Novo Nordisk Delivery Technologies, Inc.	Recitals
Representatives	8.01(d)
Restructuring Agreement	Recitals
Review Committee	2.02
Royalty Paying Party	5.02
Royalty Receiving Party	5.02
substantially the same as	7.02(c)

      SECTION 1.03.     Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any Party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Appendices, Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Appendices, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

RIGHTS AND OBLIGATIONS OF THE PARTIES

      SECTION 2.01.     Development Program. Novo Nordisk shall conduct the Development Program in its sole discretion and at its own expense.

      SECTION 2.02.     Review Committee. The Parties shall establish a Review Committee (“Review Committee”) within thirty (30) calendar days of the Effective Date. The first meeting of such Review Committee shall be held no later than April 1, 2005. The Review Committee shall

(a) consist of up to three (3) representatives of each Party, as notified by such Party to the other Party from time to time in writing. Other non-voting representatives of a Party may attend each meeting upon the approval of the Review Committee;

(b) be chaired by a representative of Novo Nordisk from the Effective Date until December 31, 2005; provided that, after such date a representative from Aradigm will chair the Review Committee from January 1, 2006 until December 31, 2006, and thereafter the Parties will alternate chairing the Review Committee on a calendar year basis;

(c) meet periodically (at least once every six (6) months). Meetings shall be convened by the chairperson with at least thirty (30) calendar days prior written notice and such notice shall include an agenda. Either Party may request the chairperson to call a meeting, but in no event shall any Party request the chairperson to call more than four (4) meetings per calendar year; and

(d) have minutes drafted of each meeting by the chairperson and signed by one representative of each Party.

      SECTION 2.03.     Obligations Of The Parties In Respect Of The Review Committee. (a) The Parties agree that during the meetings of the Review Committee at which the semi-annual technology review required under Section 2.04 shall take place, they shall disclose and provide reasonable details relating to: (i) intellectual property rights and/or know-how with potential application in the Field in general and in later generation Packaged Products and Devices in particular; and (ii) plans, programs, results and ongoing developments that could lead to or result in Aradigm New IPR or Novo Nordisk New IPR, as applicable, including Aradigm New IPR and Novo Nordisk New IPR relating to later generation Packaged Products and Devices. For the avoidance of doubt, the obligation of Novo Nordisk to disclose and provide reasonable details under this Section 2.03 shall extend only to plans, programs, results and ongoing developments within the Development Program.

      (b) After Aradigm discloses and provides reasonable details relating to its intellectual property rights with potential application in the Field in accordance with Section 2.03(a), the Parties shall discuss and determine in good faith whether or not such intellectual property rights constitute Aradigm New IPR, Novo Nordisk New IPR or neither. In the event such determination requires further research and/or development to evaluate the utility of such intellectual property rights within the Development Program, the Parties shall agree in writing to the scope and design of such research and/or development activities pursuant to consulting arrangements as contemplated by Section 2.04(c) below. The Parties shall discuss in good faith and agree whether or not any knowledge, information, expertise, results, improvements or inventions, whether patentable or not, and all related intellectual property rights, made or developed by Aradigm solely, Novo Nordisk solely, or Aradigm and Novo Nordisk jointly arising out of any such further research and/or development following disclosure of such Aradigm intellectual property rights constitute Aradigm New IPR, Novo Nordisk New IPR or neither. In the event the Parties determine that the Aradigm intellectual property rights have applications outside the Development Program or have applications both inside and outside the Development Program, upon written request by Novo Nordisk to Aradigm, Aradigm shall in good faith consider granting, but shall have no obligation to grant, a license under such intellectual property rights to Novo Nordisk for applications outside of the Development Program on terms to be agreed in writing between the Parties.

      (c) Novo Nordisk shall provide Aradigm with a copy of a presentation relating to any Status Report to be delivered at a Review Committee meeting at least ten (10) days prior to such Review Committee meeting.

      SECTION 2.04.     Responsibilities Of The Review Committee. The Review Committee shall be responsible for the following matters:

(a) ensuring optimal cooperation between the Parties;

(b) conducting semi-annual technology reviews within the field of pulmonary administration of drugs;

(c) identifying and recommending, subject to the Parties’ agreement, consulting and other assignments to be performed by Aradigm under the Development Program or as contemplated by Section 2.03(b) at Novo Nordisk’s expense;

(d) reviewing the status, process and strategy for prosecution and maintenance of patents in accordance with Article 6 and addressing any issues or developments arising therefrom;

(e) overseeing ongoing implementation of the technology transfer process contemplated in the Restructuring Agreement;

(f) reviewing any Status Report on the Development Program presented by Novo Nordisk; and

(g) discussing any other matters as mutually agreed between the Parties.

      SECTION 2.05.     Diligent Efforts. Novo Nordisk agrees that it will use its Diligent Efforts to develop and commercialize the Insulin Compound Packaged Product and the Device, including without limitation the following:

(a) Novo Nordisk must use Diligent Efforts to clinically develop and register the Insulin Compound Packaged Product and the Device until it has obtained Broad Regulatory Approval of such Insulin Compound Packaged Product and the Device in the United States and the European Union;

(b) Novo Nordisk must fund the Development Program for the Insulin Compound Packaged Product and the Device with [****] until a Regulatory Submission for Broad Regulatory Approval of such Insulin Compound Packaged Product and the Device has been made in the United States and the European Union;

(c) until receipt of Broad Regulatory Approval by Novo Nordisk in the United States and the European Union, Novo Nordisk must expend [****] and

(d) within the three-year period following Novo Nordisk’s receipt of Broad Regulatory Approval in the United States in respect of the Insulin Compound Packaged Product and the Device, a member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof must accomplish First Marketing of the Insulin Compound Packaged Product and the Device in the United States.

For purposes of this Section 2.05, any reference to amounts in U.S. dollars to be funded or expended by Novo Nordisk shall be calculated on a pro rata basis for any calendar year in which this Agreement is not in full force and effect for the entire calendar year based on the actual number of days elapsed prior to the end of such calendar year.

      SECTION 2.06.     Use Restrictions. Aradigm shall use Insulin Compounds supplied by Novo Nordisk, the Novo Nordisk Know-How and the know-how included within Novo Nordisk New IPR only as provided for in this Agreement. Novo Nordisk shall use the Aradigm Know-How and know-how included within Aradigm New IPR only as provided for in this Agreement.

      SECTION 2.07.     Alternative Technology. (a) Subject to the terms of this Agreement, Novo Nordisk shall have the right to develop and commercialize products based on Alternative Technology for pulmonary delivery of insulin, insulin analogs, and non-insulin compounds within the Field.

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

      (b) In the event that Novo Nordisk commences clinical trials in humans for any product based on any Alternative Technology to deliver a non-insulin compound (a “Non-Insulin Compound”), such Non Insulin Compound will then be excluded from the Field, and Aradigm shall have the right to research, develop and/or commercialize (directly or through licensees) products based on Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights, Aradigm New IPR and/or Aradigm Know-How to deliver such Non-Insulin Compound or any compound that is in the same chemical class as such Non-Insulin Compound; provided that, Aradigm shall not be entitled to any license, including any implied license, under any patent rights or know-how of Novo Nordisk covering such Non-Insulin Compound. Novo Nordisk shall notify Aradigm in writing prior to the first dosing of the first patient in the first such clinical trial, if any.

      (c) Aradigm hereby acknowledges that: (i) subject to the terms of this Agreement, Novo Nordisk may be simultaneously conducting research and development alone or in collaboration with third parties on products using an Alternative Technology to deliver insulin and insulin analogs; and (ii) Novo Nordisk may supply insulin and insulin analogs to third parties free of charge for use in such third parties’ clinical studies using such third parties’ pulmonary delivery technology in exchange for rights in such technology in the Field; provided that, notwithstanding the foregoing, in the event that Novo Nordisk is conducting research on and developing any products using any Alternative Technology to deliver a specific insulin or insulin analog class, Novo Nordisk shall provide an Alternative Technology Notice to Aradigm of its intention to commence commercialization of such product at least three (3) years prior to First Marketing of such product; provided further that, Novo Nordisk shall not deliver any Alternative Technology Notice within twelve (12) months of the Effective Date. The Alternative Technology Notice may be withdrawn by Novo Nordisk, without penalty, for a specific insulin or insulin analog class at any time during the twelve (12) months following delivery of the Alternative Technology Notice.

      (d) From receipt of the Alternative Technology Notice until, if applicable, such notice is withdrawn as permitted under Section 2.07(c), the licenses described in Section 3.01 and Section 3.02 shall become non-exclusive to the extent necessary to permit Aradigm to discuss the product opportunity with potential marketing partners, prepare for potential development activities, and/or engage in exploratory trials, for the delivery of the specific insulin or insulin analog class that is the subject of such Alternative Technology Notice. In the event that Novo Nordisk has not withdrawn such Alternative Technology Notice within twelve (12) months as permitted under Section 2.07(c), the licenses described in Section 3.01 and Section 3.02 shall become non-exclusive, and the license described in Section 3.04(b) shall include the Field, to the extent necessary to enable Aradigm, alone or in collaboration with one (1) marketing partner, to develop and, from and after the Alternative Technology Effective Date, to commercialize devices and/or dose packages for the delivery of the specific insulin or insulin analog class that is the subject of such Alternative Technology Notice. Thereafter, for each Alternative Technology Notice delivered by Novo Nordisk, Aradigm may engage one (1) additional marketing partner in accordance with the procedures, for the purposes, on the timetables and subject to the limitations, set forth in this Section 2.07. Notwithstanding anything else contained herein, if Novo Nordisk withdraws the Alternative Technology Notice for a specific insulin or insulin analog class at any time during the twelve (12) months following delivery of the Alternative Technology Notice, then the licenses granted under Section 3.01 and Section 3.02 shall become exclusive again with respect to the specific insulin or insulin analog class that is the subject of such withdrawn Alternative Technology Notice.

      (e) No later than two (2) years after receipt of the Alternative Technology Notice, without subsequent withdrawal by Novo Nordisk, Aradigm may elect, by notifying Novo Nordisk in writing, to market, either alone or in collaboration with one (1) marketing partner, an insulin or insulin analog class that it would have the right to commercialize from and after the Alternative Technology Effective Date.

(i) In the event that Aradigm delivers written notice to Novo Nordisk that Aradigm will not market or fails to deliver any notice regarding its intent to market, either alone or in collaboration with one (1) marketing partner, an insulin or insulin analog class that it would have the right to commercialize from and after the Alternative Technology Effective Date, notwithstanding Section 2.07(d), then the license granted to Novo Nordisk pursuant to Section 3.01 and Section 3.02 shall remain exclusive with respect thereto, and: (A) until the sixth (6th) anniversary of the earlier of (I) First Marketing of a Packaged Product and the Device and (II) First Marketing of any product based on an Alternative

Technology that has been described in the applicable Alternative Technology Notice, Aradigm shall be entitled to a royalty (in accordance with Section 5.01) on the Net Sales by any member of the Novo Nordisk Affiliate Group, or any permitted sublicensees thereof, of the product described in the applicable Alternative Technology Notice (whether or not such product is covered by any Aradigm Selected Pulmonary Delivery Patent Rights); and (B) following the sixth (6th) anniversary of the earlier of (I) and (II) above, Aradigm shall be entitled to a royalty (in accordance with Section 5.01) on the Net Sales by any member of the Novo Nordisk Affiliate Group, or any permitted sublicensees thereof, of (1) any Packaged Product and the Device and (2) any product based on an Alternative Technology that has been described in the applicable Alternative Technology Notice to the extent that, and for so long as, such product is covered by any of the Aradigm Selected Pulmonary Delivery Patent Rights.

(ii) In the event that Aradigm delivers written notice to Novo Nordisk that Aradigm will market, either alone or in collaboration with one (1) marketing partner, any insulin or insulin analog class similar to the insulin or insulin analog class specified in the applicable Alternative Technology Notice, then Aradigm shall be entitled to a royalty only on Net Sales of any Packaged Product and the Device in accordance with Section 5.01 and shall not be entitled to a royalty on any product based on an Alternative Technology that has been described in such Alternative Technology Notice.

      (f) To the extent that Novo Nordisk obtains Regulatory Approval of any product using any Alternative Technology prior to the expiration of three (3) years following delivery of an Alternative Technology Notice for such product to Aradigm pursuant to Section 2.07(c), Aradigm and Novo Nordisk agree to negotiate in good faith regarding the potential for Novo Nordisk to commence First Marketing of such product using any Alternative Technology prior to the expiration of such three (3) year period; provided that, nothing in this Section 2.07(f) shall serve to limit in any way Aradigm’s rights or obligations hereunder or to provide Novo Nordisk with a right to commence First Marketing of any product using any Alternative Technology until the expiration of three (3) years following delivery of the Alternative Technology Notice for such product to Aradigm pursuant to Section 2.07(c).

      SECTION 2.08.     Noncompetition. For so long as the license granted to Novo Nordisk under Section 3.01 is exclusive in the Field, except for activities and agreements otherwise expressly permitted under this Agreement, Aradigm shall be prohibited from entering into any agreement with any third party with respect to any activities within the Field, and shall not conduct any work program in the Field with Insulin Compound or any other Program Compound provided by any third party supplier without the prior written consent of Novo Nordisk.

      SECTION 2.09.     Product Liability. Subject to the terms of this Section 2.09, product liabilities that are incurred prior to the first Regulatory Submission will be allocated between the Parties based on the fault or relative fault of the Parties. If negligence or fault cannot be so determined or allocated, then such liability shall be borne 80% by Novo Nordisk and 20% by Aradigm. Until the first Regulatory Submission, Aradigm shall be responsible for product liability to the extent such liability is attributable to: (a) any failure by Aradigm prior to the Effective Date to manufacture the Packaged Product and/or the Device in accordance with applicable standards and practices; (b) defects or flaws in design that are caused by Aradigm until the subsystem of the Packaged Product and/or Device as to which any such defect or flaw in design relates shall have been validated and verified by Novo Nordisk; or (c) Aradigm’s negligence. Following the first Regulatory Submission, Novo Nordisk shall assume responsibility for all product liability arising out of the conduct of the Development Program and the practice by any member of the Novo Nordisk Affiliate Group of the licenses granted to Novo Nordisk in this Agreement and Aradigm shall have no responsibility for any product liability arising out of the practice by any agent or permitted sublicensees of any member of the Novo Nordisk Affiliate Group of the licenses granted to Novo Nordisk in this Agreement.

ARTICLE 3

GRANT OF LICENSE

      SECTION 3.01.     License. Subject to the terms of this Agreement, Aradigm hereby grants Novo Nordisk a world-wide, exclusive, royalty-bearing license under the Aradigm Patent Rights (including applicable Aradigm Background IPR), Aradigm Selected Pulmonary Delivery Patent Rights, Aradigm New IPR and Aradigm Know-How (including applicable Aradigm Background IPR) to (a) develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any Packaged Product and the Device in and from the Territory for use within the Field, with the right to sublicense its customers and Joint Marketing Partners pursuant to Section 3.03, and (b) otherwise exercise and perform its rights and obligations under this Agreement.

      SECTION 3.02.     Additional License Under Aradigm Selected Pulmonary Delivery Patent Rights. (a) Subject to the terms of this Agreement, Aradigm hereby grants Novo Nordisk a world-wide, exclusive, royalty-bearing license, under the Aradigm Selected Pulmonary Delivery Patent Rights to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export products described in an Alternative Technology Notice that are covered by the Aradigm Selected Pulmonary Delivery Patent Rights in and from the Territory for use within the Field, with the right to sublicense its customers and Joint Marketing Partners pursuant to Section 3.03.

      (b) For purposes of this Section 3.02, the patent claims listed in Appendix A, including “Obvious Variants” of those claims as defined herein, are the only claims that Novo Nordisk will be licensing under this section and this license will not imply a license to any other patent claim held by Aradigm either issued, pending or in a future patent yet to be filed, unless such patent claim is an Obvious Variant of the patents listed in Appendix A. Novo Nordisk expressly disclaims any right to license the Aradigm Patent Rights, including patents (other than patents also listed in Appendix A and Obvious Variants thereof) listed in Schedule 3.13(a)(i) of the Restructuring Agreement by reason of the license granted under Section 3.02. Novo Nordisk acknowledges that some of the non-licensed patent claims contained in the Aradigm Patent Rights, including the patents (other than patents also listed in Appendix A and Obvious Variants thereof) listed in Schedule 3.13(a)(i) of the Restructuring Agreement may be required to gain freedom to operate but that nevertheless there is no implied license thereunder granted to Novo Nordisk.

      SECTION 3.03.     Sublicense. Subject to the terms of this Agreement, Aradigm hereby grants Novo Nordisk the right to sublicense its customers and Joint Marketing Partners, under Novo Nordisk’s licenses under the Aradigm Patent Rights (including applicable Aradigm Background IPR), Aradigm Selected Pulmonary Delivery Patent Rights, Aradigm New IPR and Aradigm Know-How (including applicable Aradigm Background IPR) in this Agreement (as applicable) to: (a) use any Packaged Product and the Device and (b) market, distribute, sell, offer to sell, import and/or export any Packaged Product and the Device, so long as said items were bought from any member of the Novo Nordisk Affiliate Group or from a Joint Marketing Partner.

      SECTION 3.04.     Additional Licenses. (a) Subject to the terms of this Agreement, Aradigm shall and hereby does grant Novo Nordisk a perpetual, world-wide, non-exclusive, royalty-free license under any Aradigm New IPR Made Jointly by Novo Nordisk and Aradigm to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with the right to sublicense its customers and Joint Marketing Partners pursuant to Section 3.03.

      (b) Subject to the terms of this Agreement, Novo Nordisk shall and hereby does grant Aradigm a perpetual, world-wide, non-exclusive, royalty-free license under any Novo Nordisk New IPR that relate solely to any Device (or manufacturing thereof) and/or Packaged Product (or manufacturing thereof, except the Program Compounds, formulations thereof and the interactions between materials and such formulations) to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with a right to sublicense. Such right to sublicense shall be royalty-bearing (such royalty to be determined in accordance with the provisions set forth in Section 5.03(a)) to the extent that (i) Aradigm receives from the sublicensee thereof a royalty or other compensation and (ii) without such sublicense, the applicable product would otherwise infringe the patents included within Novo Nordisk New IPR.

      (c) Subject to the terms of this Agreement, Novo Nordisk shall and hereby does grant Aradigm a perpetual, world-wide, non-exclusive, royalty-free license under any Novo Nordisk New IPR Made Jointly by Novo Nordisk and Aradigm relating solely to any method of treatment to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field.

      (d) Aradigm hereby agrees not to object to or disagree with the use by Novo Nordisk of the AERIX trademark pursuant to the terms of the Co-Existence Agreement.

      SECTION 3.05.     Publicly Available Information. For the avoidance of doubt, nothing contained in this Agreement shall preclude any member of the Novo Nordisk Affiliate Group from using any publicly-available knowledge, information and expertise related to or disclosed in the Patent Rights or that is otherwise publicly-available.

ARTICLE 4

SUPPLY

      SECTION 4.01.     Novo Nordisk Supply Obligations. Novo Nordisk agrees that it will use its reasonable efforts to obtain consent from third party suppliers to permit Aradigm to purchase inventory at a cost no greater to Aradigm than the cost to Novo Nordisk so long as (i) the inventory is identical to inventory purchased by Novo Nordisk for exclusive use in the Development Program and (ii) the delivery of such inventory is consistent in all respects with the delivery of inventory ordered by Novo Nordisk. Notwithstanding the foregoing, Novo Nordisk shall not be responsible for ordering, invoicing, logistical support or warehousing of the inventory purchased by Aradigm in accordance with this Section 4.01 and Aradigm shall be responsible for any and all actions relating to such ordering, invoicing, logistical support and warehousing.

ARTICLE 5

ROYALTY PAYMENTS

      SECTION 5.01.     Royalty Payments. (a) In consideration of the license and marketing rights granted by Aradigm in accordance with Section 3.01 and Section 3.02, Novo Nordisk shall pay to Aradigm:

(i) in the event that the First Marketed Product and Device is the Insulin Compound Packaged Product and the Device, (A) four and one-quarter percent (4.25%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during any year during the Stage 1 Commercialization Period up to and including the applicable Baseline for such year plus four and fifty-five hundredths percent (4.55%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof in excess of the applicable Baseline for such year; (B) five percent (5.00%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 2 Commercialization Period up to and including the applicable Baseline for such period plus five and three-tenths percent (5.30%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof in excess of the applicable Baseline for such period; and (C) six percent (6.00%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during any year during the Stage 3 Commercialization Period up to and including the applicable Baseline in such year plus six and three-tenths percent (6.30%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof in excess of the applicable Baseline for such year; or

(ii) in the event that the First Marketed Product and Device is any Packaged Product (relating to Program Compounds other than the Insulin Compound) and the Device or any product using an Alternative Technology to deliver a specific insulin or insulin analog class (in such case, only to the extent that royalties are payable under Section 2.07(e)(i)), (A) four and four-tenths percent (4.40%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 1 Commercialization Period; (B) five and fifteen-hundredths percent (5.15%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 2 Commercialization Period; and (C) six and fifteen-hundredths percent (6.15%) of Net Sales thereof (if any) by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 3 Commercialization Period.

      (b) In consideration of the license and marketing rights granted by Aradigm in accordance with Section 3.01 and Section 3.02, Novo Nordisk shall also pay to Aradigm (i) five and one-quarter percent (5.25%) of Net Sales of any Later Marketed Product and Device by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 1 Commercialization Period; and (ii) six percent (6.00%) of Net Sales of any Later Marketed Product and Device by any member of the Novo Nordisk Affiliate Group or any permitted sublicensees thereof during the Stage 2 Commercialization Period and the Stage 3 Commercialization Period; provided that: in the event that such Later Marketed Product and Device is the Insulin Compound Packaged Product and the Device and that Net Sales thereof exceed the Baseline in any year during the Stage 2 Commercialization Period and the Stage 3 Commercialization Period, Novo Nordisk shall pay to Aradigm six percent (6.00%) of such Net Sales of such Insulin Compound Packaged Product and the Device up to and including the applicable Baseline in such year plus six and three-tenths percent (6.30%) of Net Sales (if any) of such Insulin Compound Packaged Product and the Device in excess of the applicable Baseline in such year.

      SECTION 5.02.     Royalty Payments Schedule. Payments due in accordance with Section 5.01 and any royalty payments due under Articles 2 and 10 shall be payable within forty-five (45) days after January 1, April 1, July 1 and October 1 of each calendar year in which such royalties are due under this Agreement. The Party with a royalty payment obligation hereunder shall provide the other Party with a reconciliation report in a form to be agreed between the Parties showing the calculation of Net Sales for each calendar year within seventy-five (75) days after the end of such year. In the event that a reconciliation report demonstrates that a Party (the “Royalty Paying Party”) shall have paid an amount in excess of or less than the royalty payments due under Section 5.01 or Articles 2 or 10, as the case may be, then the other Party (the “Royalty Receiving Party”) shall pay to the Royalty Paying Party such excess amount, or the Royalty Paying Party shall pay to the Royalty Receiving Party the difference between the amount otherwise due hereunder and the amount such Royalty Paying Party shall have paid in accordance with the first sentence of this Section 5.02, as the case may be.

      SECTION 5.03.     Additional Royalty Provisions. (a) Any reference to “royalty-bearing” or to a “royalty” shall mean, unless otherwise expressly established in this Agreement, a royalty or other compensation that will be negotiated in good faith between the Parties in respect of the applicable patent(s) included within the licensed intellectual property rights. Each such royalty will be agreed on a case-by-case basis, taking into account the non-exclusive or exclusive term, the importance of the originator’s invention and the strength and commercial importance of the applicable intellectual property rights (including the effect of any trade secret status of any Aradigm Know-How or Novo Nordisk Know-How, as the case may be). Additionally, the payment schedules, audit and other provisions of this Article 5 shall apply to the extent practicable, unless otherwise agreed by the Parties in writing.

      (b) For the avoidance of doubt, in no event shall either Aradigm pay a royalty to Novo Nordisk or Novo Nordisk pay a royalty to Aradigm, respectively, for Novo Nordisk New IPR or Aradigm New IPR, respectively, if such Novo Nordisk New IPR or Aradigm New IPR, respectively, is Made Jointly.

      (c) Following the expiration of the last to expire of the Aradigm Patents Rights, Aradigm Selected Pulmonary Delivery Patent Rights, and patents included in the Aradigm New IPR, if: (i) Novo Nordisk experiences a material reduction in the gross margins of products bearing royalties under this Agreement in the United States, any member state of the European Union and/or Japan as a result of pricing actions by competitors who, had such patents not expired, would be infringing one (1) or more of the Aradigm Patents Rights, Aradigm Selected Pulmonary Delivery Patent Rights or patents included in the Aradigm New IPR;

and (ii) Novo Nordisk is in compliance with all of its material obligations under this Agreement at the time of such material reduction in gross margins, then Novo Nordisk may request a reduction in the applicable royalty rates hereunder for the specific geographic area (whether the United States, any member state of the European Union and/or Japan). Within sixty (60) days of such request, the Parties will meet to review Novo Nordisk’s financial and marketing information pertinent to such request and to negotiate and agree on a reduction in the royalty rates hereunder that is proportionate to the reduction in gross margins experienced by Novo Nordisk or that otherwise fairly reflects the diminished value of the applicable products to Novo Nordisk.

      SECTION 5.04.     Record Keeping. Each Party shall maintain, for a period of three (3) years following the last day of the year to which such records and other financial information relate, complete and correct records of Net Sales and other financial information that it deems necessary to determine such Net Sales and shall report such information as it deems relevant along with each royalty payment made to the other Party in accordance with this Article 5 .

      SECTION 5.05.     Audit Right. (a) Aradigm may, no more than once in respect of each calendar year, at Aradigm’s expense, appoint an independent auditor (the “Independent Auditor”) reasonably acceptable to Novo Nordisk to review the payments made by Novo Nordisk to Aradigm in accordance with the provisions set forth in Articles 2, 5 and 10 in such calendar year. In the event the Independent Auditor determines that additional amounts are due to Aradigm, Novo Nordisk shall pay such additional amounts to Aradigm and, to the extent that such additional amounts represent at least five percent (5.00%) of the total amounts paid to Aradigm under Section 5.02 in respect of such calendar year, shall reimburse Aradigm for the fees and expenses of the Independent Auditor. In the event the Independent Auditor determines that additional amounts are due to Aradigm representing less than five percent (5.00%) of the total amounts paid to Aradigm under Section 5.02 in any calendar year, then Novo Nordisk shall have no obligation to reimburse Aradigm for the fees and expenses of the Independent Auditor.

      (b) Novo Nordisk may, no more than once in respect of each calendar year, at Novo Nordisk’s expense, appoint an Independent Auditor reasonably acceptable to Aradigm to review the payments made (if any) by Aradigm to Novo Nordisk in accordance with the provisions set forth in Articles 2, 5 and 10 in such calendar year. In the event the Independent Auditor determines that additional amounts are due to Novo Nordisk, Aradigm shall pay such additional amounts to Novo Nordisk and, to the extent that such additional amounts represent at least five percent (5.00%) of the total amounts paid to Novo Nordisk under Section 5.02 in respect of such calendar year, shall reimburse Novo Nordisk for the fees and expenses of the Independent Auditor. In the event the Independent Auditor determines that additional amounts representing less than five percent ( 5.00%) of the total amounts paid to Novo Nordisk under Section 5.02 in any calendar year are due to Novo Nordisk, then Aradigm shall have no obligation to reimburse Novo Nordisk for the fees and expenses of the Independent Auditor.

      SECTION 5.06.     Withholding Taxes. Under no circumstances shall either Party be required to pay any amount in excess of or in addition to the payments agreed under this Agreement. If any payment made by either Party under this Agreement is subject to withholding tax, such withholding tax shall be borne by the other Party and shall be deducted from any such payments made. Each Party shall support the other Party in its efforts of minimizing any such withholding taxes and reasonably provide such other Party with relevant information about documentation needed to reduce the withholding tax to a legal minimum or to secure applicable credits in respect thereof.

      SECTION 5.07.     Currency. Payments under this Agreement in respect of Net Sales made, and amounts expended, in currencies other than U.S. dollars shall be calculated on the average daily exchange rate for the applicable year-to-date period (i.e., from January 1 of each year to the last Business Day of the financial quarter in which such payment is made) for exchanging such currency into U.S. dollars at the rate for buying U.S. dollars published in the Wall Street Journal.

ARTICLE 6

INTELLECTUAL PROPERTY

      SECTION 6.01.     Aradigm Intellectual Property Rights. (a) Except as provided in this Article 6, Aradigm shall remain the sole owner of all Aradigm Background IPR, Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights, Aradigm Know-How and Aradigm New IPR and shall use Diligent Efforts to maintain and defend such Aradigm Background IPR, Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights, Aradigm Know-How and Aradigm New IPR.

      (b) Aradigm shall be responsible for filing, maintaining and defending any patents filed based on Aradigm Background IPR and will timely inform Novo Nordisk of its intentions, activities and filings in this respect. Aradigm will grant Novo Nordisk a perpetual, world-wide, non-exclusive, royalty-free license under the Aradigm Background IPR, to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the field of pulmonary delivery, with the right to sublicense. Should Aradigm decide not to patent an invention included in the Aradigm Background IPR in any country, or should Aradigm decide to abandon any such patent or patent application in any country, then Novo Nordisk shall have the right to do so at its expense. In such case, Novo Nordisk shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Novo Nordisk elects to become the owner of any patent or patent application based on such Aradigm Background IPR, Novo Nordisk shall grant Aradigm a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product for the life of the patent (and such license shall be limited to products outside the Field for so long as Novo Nordisk’s license under Section 3.01 remains exclusive as to any Aradigm Patent Right and, thereafter, outside and inside the Field), with the right to sublicense.

      SECTION 6.02.     Novo Nordisk Intellectual Property Rights. (a) Except as provided in this Article 6, Novo Nordisk shall remain the sole owner of all Novo Nordisk Background IPR, Novo Nordisk Patent Rights, Novo Nordisk Know-How and Novo Nordisk New IPR.

      (b) Novo Nordisk shall be responsible for filing, maintaining and defending any patents filed based on Novo Nordisk Background IPR and will timely inform Aradigm of its intentions, activities and filings in this respect. Novo Nordisk will grant Aradigm a perpetual, world-wide, non-exclusive, royalty-free license under the Novo Nordisk Background IPR (to the extent such Novo Nordisk Background IPR relates to the Insulin Compound), to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with the right to sublicense. Should Novo Nordisk decide not to patent an invention included in the Novo Nordisk Background IPR in any country, or should Novo Nordisk decide to abandon any such patent or patent application in any country, then Aradigm shall have the right to do so at its expense. In such case, Aradigm shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Aradigm elects to become the owner of any patent or patent application based on such Novo Nordisk Background IPR, Aradigm shall grant Novo Nordisk a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within the Field, with the right to sublicense.

      (c) Novo Nordisk shall have the option to take ownership of [****] (which is included in Aradigm Background IPR as of the Effective Date) and any divisionals, reissues or continuations thereof or become an exclusive licensee thereof pursuant to Section 6.06. In the event that Novo Nordisk provides Aradigm with written notice that it wishes to take ownership of such patent applications, then Aradigm shall take all reasonably requested steps to consummate such transfer of ownership and Novo Nordisk will grant Aradigm the license described in Section 6.02(b) to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product outside the Field, with right to sublicense, with respect to [****] and any divisionals, reissues or continuations thereof.

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

      SECTION 6.03.     Notice by Aradigm. (a) During the term of this Agreement, Aradigm shall provide written notice to Novo Nordisk of any results, improvements or inventions relevant to the Field prior to public disclosure of such results, improvements or inventions in order to enable Novo Nordisk to determine, upon consultation with Aradigm, the best method of protecting such results, improvements or inventions.

      (b) Aradigm shall provide periodically, but no less than twice per calendar year, to Novo Nordisk a list of results, improvements or inventions made by Aradigm relevant to the Field (including without limitation changes to the manufacturing process).

      (c) Aradigm shall provide reasonable access to its employees, contractors and suppliers to enable Novo Nordisk to perform intellectual property audits once per calendar year to ensure that adequate protection is sought and maintained for intellectual property developed by Aradigm within the Field or relevant to the Field. In the event that Novo Nordisk determines, as a result of its intellectual property audit or otherwise, that patent applications should be filed in any country, Novo Nordisk shall request Aradigm to pursue such patent applications; provided that, to the extent that Aradigm reasonably refuses such request, and solely with respect to any Aradigm New IPR under which Novo Nordisk is licensed pursuant to Section 3.01, Novo Nordisk shall have the right to file any such patent applications. In such case, Novo Nordisk shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Novo Nordisk elects to become the owner of any patent or patent application based on such Aradigm Background IPR, Novo Nordisk shall grant Aradigm a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product for the life of the patent (provided that, such license shall be limited to products outside the Field for so long as Novo Nordisk’s license under Section 3.01 remains exclusive as to any Aradigm Patent Right and thereafter, outside and inside the Field), with the right to sublicense. Aradigm shall use its Diligent Efforts to cause its employees and contractors to assist in prosecuting any patent applications requested by Novo Nordisk in accordance with this Section 6.03(c).

      (d) Novo Nordisk shall be entitled to bring or enter any litigation in the defense and enforcement of any patents filed by Novo Nordisk following Aradigm’s abandonment of such patent or patent application as contemplated in Section 6.01(b), Section 6.02(b) or Section 6.03(c) in respect of the activities of any infringer thereof in the Field or any patents licensed exclusively to Novo Nordisk under Section 6.06. Aradigm agrees to be joined as a party, and Novo Nordisk agrees to pay Aradigm’s reasonable litigation costs.

      SECTION 6.04.     Notice by Novo Nordisk. (a) During the term of this Agreement, Novo Nordisk shall provide written notice to Aradigm of any results, improvements or inventions relevant to the Development Program (other than any results, improvements or inventions relevant to formulation of compounds or to the interactions between materials and formulation of compounds) prior to public disclosure of such results, improvements or inventions to enable Aradigm to determine, upon consultation with Novo Nordisk, the best method of protecting the results, improvements or inventions.

      (b) Novo Nordisk shall provide periodically, but no less than twice per calendar year, to Aradigm a list of results, improvements or inventions made by Novo Nordisk relevant to the Development Program (other than any results, improvements or inventions relating to formulation of compounds or to the interactions between materials and formulation of compounds).

      (c) Novo Nordisk shall provide reasonable access to its employees, contractors and suppliers who are (or have been within one (1) year of the time at which such access is requested by Aradigm) working on the Development Program to enable Aradigm to perform intellectual property audits once per calendar year to ensure that adequate protection is sought and maintained for intellectual property developed by Novo Nordisk relevant to the Development Program (other than any results, improvements or inventions relating to formulation of compounds or to the interactions between materials and formulation of compounds). In the event that Aradigm determines, as a result of its intellectual property audit or otherwise, that patent applications should be filed in any country, Aradigm shall request Novo Nordisk to pursue such patent applications; provided that, to the extent that Novo Nordisk reasonably refuses such request, and solely with respect to any Novo Nordisk New IPR licensed under Section 3.04(b) and (c), Aradigm shall have the right to file any such patent applications. In such case, Aradigm shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Aradigm elects to become the owner of any such patent application, Aradigm shall grant Novo Nordisk a world-wide, non-exclusive, royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within the Field, with the right to sublicense. Novo Nordisk shall use its Diligent Efforts to cause its employees and contractors to assist in prosecuting any patent applications requested by Aradigm in accordance with this Section 6.04(c).

      (d) Aradigm shall be entitled to bring or enter any litigation in the defense and enforcement of any patents filed by Aradigm following Novo Nordisk’s abandonment of such patent or patent application as contemplated in Section 6.02(b) or Section 6.04(c) in respect of the activities of any infringer thereof outside the Field or any patents licensed exclusively to Aradigm under Section 6.06. Novo Nordisk agrees to be joined as a party, and Aradigm agrees to pay Novo Nordisk’s reasonable litigation costs.

      SECTION 6.05.     Pursuit of Patents. (a) The Parties agree that Aradigm’s counsel shall continue to file, prosecute and maintain all Aradigm Background IPR, Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights and Aradigm New IPR that are in each case in the Field, [****] and continuation applications related thereto. Aradigm shall keep Novo Nordisk reasonably informed of the progress of the applications and shall provide Novo Nordisk with copies of all substantive communications between Aradigm and the United States Patent and Trademark Office (or any other relevant patent authority). Furthermore, Aradigm shall provide Novo Nordisk with a reasonable opportunity to comment on proposed strategies and responses relating to such prosecution in the Field prior to their implementation by Aradigm’s counsel.

      (b) Aradigm’s costs for preparing, filing and prosecuting additional patent applications in respect of patents included within Aradigm Background IPR pursuant to Section 6.05(a), and the costs of maintaining any patents that may issue from such applications, shall be shared equally (i.e., 50/50) between Novo Nordisk and Aradigm. In the event that one (1) or more patents that are part of the Aradigm Background IPR serve as the basis for recovery of damages or other monetary award pursuant to a suit, action or proceeding under Section 7.02, then any amounts received by either Party from such recovery or award shall first be used to reimburse Aradigm and Novo Nordisk for their respective expenses related to the suit, action or proceeding, then to reimburse the Parties for the preparation, prosecution and maintenance costs of such patents or patent applications (to the extent incurred pursuant to this Section 6.05(b) and not previously reimbursed), and after such reimbursement any additional amounts shall be shared 1:2 by Aradigm and Novo Nordisk respectively. Further, if Aradigm licenses such patents outside the Field, or obtains damages or other recovery by enforcing such patents outside the Field, then, after Aradigm has recovered its duly documented internal and external costs of enforcing such patents, 50% of the amount of license fees reasonably allocable to the licensing of such patents, and 50% of the amount of such damages or other recovery, shall be paid to Novo Nordisk until such time as Novo Nordisk has received an amount equal to the amount of the costs of preparing, filing and maintaining such patents (and respective applications) that were paid by Novo Nordisk hereunder, and were not previously otherwise reimbursed.

      (c) In the event that Novo Nordisk does not agree that a particular patent application should be prepared, filed or prosecuted pursuant to Section 6.05(a), Aradigm’s costs for preparing and prosecuting such application, and the costs of maintaining any patents that may issue from such application, shall be the sole responsibility of Aradigm; and any amounts received by Aradigm resulting from the granting of licenses and/or recovery of damages or other monetary awards shall belong to Aradigm. Should Aradigm decide to abandon any patent application or patent that is filed, prosecuted or maintained pursuant to this Section 6.05, Novo Nordisk shall in its sole discretion have the option of becoming the owner thereof or, in the alternative, an exclusive licensee thereof pursuant to Section 6.06. If Novo Nordisk elects to become the owner of any patent or patent application, Novo Nordisk shall grant Aradigm a royalty-free license thereunder to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product for the life of the patent (provided that, such license shall be limited to products outside the Field for so long as Novo

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Nordisk’s license under Section 3.01 remains exclusive as to any Aradigm Patent Right and thereafter, outside and inside the Field), with the right to sublicense.

      SECTION 6.06.     License Option In Lieu Of Ownership. In each case in which a Party has the right pursuant to this Article 6 of becoming the owner of a patent or patent application that the other Party has refused to file or otherwise decided to abandon, the Party having such right may elect (in its sole discretion and by notifying the other Party in writing) to become the exclusive licensee thereof rather than becoming the owner. If this election is made, then: (a) the electing Party will prepare, file, prosecute and/or maintain (as applicable) such patent application or patent at the electing Party’s direction and sole expense; (b) the non-electing Party shall, and hereby does, grant the electing Party a worldwide, exclusive, royalty-free license under such patent application or patent, where the scope and duration of such license will be equivalent to the scope and duration of rights such electing Party would have had if it became the owner of such patent application or patent under the applicable section of this Article 6; and (c) the non-electing Party shall continue to own such patent application or patent and shall retain for itself the same rights to the extent it would have been granted in the form of a non-exclusive license, with a right to sublicense, had the electing Party become the owner of such patent or patent application under the applicable section of this Article 6.

ARTICLE 7

PATENT COOPERATION

      SECTION 7.01.     Enforcement of Patent Rights. (a) If Aradigm or Novo Nordisk, as the case may be, becomes aware of (i) an actual or potential infringement of any of the Patent Rights by a third party practicing in the Field or an actual or potential infringement of Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or patent rights under the Aradigm New IPR by a third party practicing outside the Field, or (ii) the fact that a third party practicing inside or outside the Field is challenging the enforceability or validity of any of the Patent Rights, Aradigm or Novo Nordisk, as the case may be, shall so notify Novo Nordisk or Aradigm, as the case may be, in writing within fifteen (15) days. The notice shall set forth the relevant facts (to the extent known by the notifying Party) in reasonable detail.

      (b) If Aradigm or Novo Nordisk, as the case may be, is served by a third party with legal process initiating any proceeding alleging (i) non-infringement of any Patent Rights by such third party practicing in the Field, (ii) that such third party practicing inside or outside the Field is challenging the enforceability or validity of any Patent Rights or (iii) anything that would adversely affect the other Party’s rights under this Agreement, including allegations of co-ownership, co-inventorship, or implied or explicit license, Aradigm or Novo Nordisk, as the case may be, shall so notify Novo Nordisk or Aradigm, as the case may be, in writing within five (5) days.

      SECTION 7.02.     Initiation of Action Relating to Patents. (a) With respect to Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or Aradigm New IPR that are licensed exclusively to Novo Nordisk hereunder, except for those which Novo Nordisk has the option of exclusively licensing under Section 6.06 in lieu of ownership, when action is deemed necessary or advisable by Novo Nordisk and Aradigm to prevent infringement of such Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or Aradigm New IPR by a third party practicing or making preparations to practice within the Field, to enforce such Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or Aradigm New IPR against such third party practicing or making preparations to practice within the Field, and/or to defend against an action by a third party practicing or making preparations to practice within the Field challenging the enforceability or the validity or asserting the non-infringement of such Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or Aradigm New IPR, then Novo Nordisk shall have the right (but not the obligation) to initiate any action or conduct any such suit. Aradigm shall have the right to join, at its own expense, such action and/or suit and to be represented in such action and/or suit by its own counsel. Furthermore, if Aradigm is required under applicable law to join any such suit, action, or proceeding, or if the failure of Aradigm to be a party to such suit, action, or proceeding would in the opinion of counsel to Novo Nordisk result in dismissal thereof, Aradigm shall execute all papers and perform such other acts as may be reasonably required to permit the litigation to be conducted, and Novo Nordisk shall reimburse

Aradigm for its expenses relating to its joining and participation thereto. If Aradigm is required to be joined as a party in any such action by a third party practicing within the Field challenging the enforceability or validity or asserting the non-infringement of Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or Aradigm New IPR, then upon the request of Novo Nordisk, Aradigm shall waive any objection to such joinder on the grounds of personal jurisdiction, venue or forum non conveniens.

      (b) If either (x) Novo Nordisk and Aradigm agree in accordance with the provisions set forth in Section 7.02(a) above that action is necessary, but Novo Nordisk does not commence such action within sixty (60) days of such agreement, or (y) in respect of an Aradigm Patent Right that is not a Field Claim (as defined below), Aradigm believes that action is necessary as to such Patent Right, but Novo Nordisk does not agree in the discussions above that action is necessary, then in either case Aradigm shall have the right to initiate and conduct, at its expense, an independent action against the third party infringer of the Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or Aradigm New IPR in the Field. If Aradigm subsequently ceases to continue (other than by settlement) an action initiated or conducted under this Section 7.02(b), or such action is dismissed voluntarily or involuntarily, then Novo Nordisk shall have the right, but not the obligation to initiate, continue, and/or conduct, at its expense and subject to all other applicable provisions of this Section 7.02, an action as permitted by law against the third party in respect of its activities in the Field within sixty (60) days of Aradigm’s ceasing to continue its action against such third party or of such dismissal. For purposes of this Section 7.02(b), a “Field Claim” is a claim in the Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or patent rights under the Aradigm New IPR that expressly and directly is limited to activities in the Field. For purposes of Section 7.02(a) and (b), Novo Nordisk shall not disagree, based primarily on any contractual obligations Novo Nordisk may have to a third party, with Aradigm’s belief that action is deemed necessary to prevent infringement of such Patent Rights by a third party practicing within the Field.

      (c) If the infringement in the Field involves sales of a Directly Infringing Product (as defined below), and Novo Nordisk believes that action is necessary, but Aradigm does not agree in the discussions above that action is necessary within sixty (60) days of commencing such discussions, then Novo Nordisk shall thereafter have the right to initiate and conduct, at its expense, an action against the third party based on the Directly Infringing Product, subject to all other applicable provisions of this Section 7.02. For purposes of this Section 7.02, a “Directly Infringing Product” shall mean either (x) a disposable unit dose package intended and capable for use to deliver a medicament within the Field in a device that is a copy of, or substantially the same as, a Device used or tested by Novo Nordisk in clinical trials under this Agreement, or (y) a pulmonary delivery device intended for and capable of using disposable unit dose package that is a copy of, or substantially the same as, that utilized in a Packaged Product used or tested by Novo Nordisk in clinical trials under this Agreement. As used herein and in Section 10.05(b)(ii) and Section 10.05(c)(i), the term “substantially the same as” with respect to a device means that the two devices being compared have the same general principles of function, such as: (A) active breath control; (B) delivery of an aerosol of fine particles; and (C) an aerosol created from a liquid formulation of drug. As used herein and in Section 10.05(b)(ii) and Section 10.05(c)(i), the term “substantially the same as” with respect to a disposable unit dose package means that the two disposable unit dose packages being compared have the same general principles of function, such as: (X) liquid drug formulation; and (Y) an aerosol of fine particles created through an aerosol nozzle integrated with a flexible porous membrane.

      (d) In a suit initiated or conducted by Novo Nordisk pursuant to Section 7.02(a)-(c), in the initiation, conduct and settlement of the suit Novo Nordisk shall consider in good faith the interests of Aradigm, both inside and outside the Field. Novo Nordisk shall keep Aradigm reasonably informed of the progress of the suit, action, or proceeding, and shall provide Aradigm in a manner reasonably designed to preserve attorney-client privilege with copies of all substantive communications relating to the suit, action, or proceeding, subject to confidentiality obligations to third parties. To the extent that Aradigm believes that a particular strategy for conduct and/or settlement of the suit proposed by Novo Nordisk would have a material adverse impact on Aradigm’s activities outside the Field and/or Aradigm’s interests outside the Development Program, the Parties agree to meet and discuss in good faith an alternative strategy to address Aradigm’s concerns, and Novo Nordisk shall not proceed with any strategy without Aradigm’s approval, which shall not be unreasonably withheld or delayed. Aradigm shall fully cooperate with and supply all assistance reasonably requested by Novo Nordisk in an action conducted by Novo Nordisk under Section 7.02(a)-(c) above, and Novo Nordisk shall reimburse Aradigm for its costs and expenses relating thereto.

      (e) In a suit initiated or conducted by Aradigm pursuant to Section 7.02(b), in the initiation, conduct and settlement of the suit Aradigm shall consider in good faith the interests of Novo Nordisk inside the Field. Aradigm shall keep Novo Nordisk reasonably informed of the progress of the suit, action, or proceeding, and shall provide Novo Nordisk in a manner reasonably designed to preserve attorney-client privilege with copies of all substantive communications relating to the suit, action, or proceeding, subject to confidentiality obligations to third parties. To the extent that Novo Nordisk believes that a particular strategy for conduct and/or settlement of the suit proposed by Aradigm would have a material adverse impact on Novo Nordisk’s interests in the Field, the Parties agree to meet and discuss in good faith an alternative strategy to address Novo Nordisk’s concerns, and Aradigm shall not proceed with any strategy without Novo Nordisk’s approval, which shall not be unreasonably withheld or delayed. Novo Nordisk shall fully cooperate with and supply all assistance reasonably requested by Aradigm in such action.

      (f) In any suit initiated or conducted by Novo Nordisk pursuant to Section 7.02(a)-(c), all internal and external costs and expenses of every kind and character incurred by Novo Nordisk, including attorney’s fees, involved in the prosecution of the suit, shall be the responsibility of Novo Nordisk. In any suit initiated or conducted by Aradigm pursuant to Section 7.02(b), all internal and external costs and expenses of every kind and character incurred by Aradigm, including attorney’s fees, involved in the prosecution of the suit, shall be the responsibility of Aradigm.

      (g) Any damages or other monetary or non-monetary awards recovered in such a suit initiated or conducted by Novo Nordisk pursuant to Section 7.02(a)-(c) shall be allocated to the Parties in the following manner: First, Novo Nordisk and Aradigm shall be reimbursed for their respective internal and external expenses (including reasonable attorneys’ fees and costs) incurred in the suit (to the extent not previously reimbursed in accordance with Section 6.05(b)); and, second, the remaining balance from such recovery shall be shared by Novo Nordisk and Aradigm according to the following formula: [2:1] Novo Nordisk:Aradigm. If the recovery is less than both Parties’ costs, the recovery shall be allocated on a pro rata basis based on each Party’s internal and external expenses. The determination of the value of non-monetary benefits or awards shall be through mutual agreement between the parties. If an agreement cannot be reached between the Parties, then the fair value of such non-monetary benefits or awards shall be established by arbitration conducted as provided for in Section 10.01.

      (h) Notwithstanding the above provisions, with respect to Novo Nordisk Patent Rights and patents included in the Novo Nordisk New IPR, Novo Nordisk shall bear the sole responsibility for initiating and conducting any suits to defend such rights; shall bear all costs of such suits; shall have the right to settle any such suit without consulting with Aradigm; and shall retain the full recovery from such suit. Novo Nordisk will keep Aradigm reasonably informed of the status of any such threatened, pending, or actual suit or proceeding regarding the Novo Nordisk Patent Rights involving activity in the Field.

      (i) Notwithstanding anything else contained herein, with respect to any practice or activity outside the Field, Aradigm (or its licensees, as applicable) shall have the sole right and responsibility for initiating and conducting any suits to defend or enforce the Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights and patents included in the Aradigm New IPR against practice outside the Field and shall bear all costs of such suits. To the extent that such a suit or proceeding could have a material impact on Novo Nordisk’s interests in the Field, Aradigm shall keep Novo Nordisk reasonably informed of the status of any such suit or proceeding regarding Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery rights and patents included in the Aradigm New IPR outside the Field and shall offer Novo Nordisk an opportunity to comment on Aradigm’s strategy in conducting, and/or settling such suit, to the extent not prevented by confidentiality or other contractual obligations to third parties. Subject to the preceding provision, Aradigm shall have the right to settle any such suit without consulting with Novo Nordisk and shall retain the full recovery from such suit.

      (j) For any of the disclosure or notification obligations of the Parties hereunder, it is understood that all information disclosed under such obligations is covered by the confidentiality provisions set forth in Article 8, and further that neither Party shall be required, by such obligations, to disclose privileged information (e.g., information protected by work product and/or attorney client privilege) or information in respect of which such Party is subject to confidentiality or other contractual obligations to third parties. However, each Party agrees to use reasonable efforts to disclose the substance of any such information in a manner that does not destroy the privilege, and the Parties shall use good faith efforts to work together to establish a procedure or relationship that enables the disclosure of such privileged information without destroying the privilege.

      SECTION 7.03.     Interferences. With respect to Aradigm Patent Rights and Aradigm New IPR that are licensed to Novo Nordisk under Article 3, in the event that any of such Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or Aradigm New IPR are subject to an interference action in the United States Patent and Trademark Office, Aradigm shall provide Novo Nordisk with copies of all communications relating to the interference action and shall keep Novo Nordisk reasonably informed of the progress of the interference action. Furthermore, Aradigm shall not enter into any settlement agreement or take other dispositive action in the interference without giving good faith consideration to Novo Nordisk’s interests and concerns, and if such action would have a material adverse impact on Novo Nordisk’s activities in the Field, without obtaining the prior consent of Novo Nordisk (which consent shall not be unreasonably withheld or delayed).

      SECTION 7.04.     Defense and Settlement of Third Party Patent Claims. (a) If conduct of the Development Program or the manufacture, use, marketing, or sale of a Device or Packaged Product results in a claim, suit, action, or proceeding by a third party against a Party for patent infringement of such third party’s patent rights (a “Field Infringement”), the Party first having notice of such claim of Field Infringement shall notify the other Party in writing within fifteen (15) days. The notice shall set forth the facts of the claim (to the extent known by the Party having notice) in reasonable detail.

      (b) If during the term of this Agreement, a third party makes or attempts to enforce a claim, files suit, or initiates a proceeding or any action that has the potential to affect enforceability, validity, or exclusivity of any Patent Rights that would materially affect rights within the Field, then the Party having notice shall notify the other Party in writing within fifteen (15) days. If prior to the Effective Date, a third party made or attempted to enforce a claim, filed suit, or initiated a proceeding or any action that has the potential to affect enforceability, validity, or exclusivity of any Patent Rights that would materially affect rights within the Field, then the Party having notice shall notify the other Party in writing within fifteen (15) days of the Effective Date to the extent that such Party had the obligation under the Development and License Agreement or the Patent Cooperation Agreement to notify the other Party. Any notice to be provided pursuant to this Section 7.04(b) shall set forth the facts (to the extent known by the Party having notice) in reasonable detail.

      (c) Within fifteen (15) days of notification under Section 7.04(a) or Section 7.04(b), if applicable and upon agreement of the Parties, a senior officer of each Party shall meet to discuss in good faith and agree upon a strategy for responding to such third party suit, action, or proceeding, which strategy shall accommodate both Parties’ commercial interests and investment in the Development Program. To the extent that the Parties cannot agree to such a strategy for conduct and/or settlement of the proceeding or suit, then the Party that is the subject of such proceeding or suit may conduct or settle such suit in its sole discretion, unless the other Party agrees in writing to assume the defense of such action and bear the cost of such defense and settlement or any final judgment at its own expense; provided that, the Party assuming the defense of such proceeding or suit shall bear only the excess of the cost of any final settlement or judgment over the cost to which the Party that is the subject of the proceeding or suit was to have paid in any proposed final settlement that such Party had agreed to pay prior to the assumption of the defense by the other Party.

ARTICLE 8

SECRECY

      SECTION 8.01.     Confidentiality. (a) Each Party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (b)(i) below to use, the Confidential Information only in connection with the Transaction Agreements, and the exercise of its rights hereunder and not for any other purpose.

      (b) Each Party further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Party’s Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Party,

(ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject; provided that, such Party shall give the other Party prompt notice of such request(s), to the extent practicable, so that such other Party may seek an appropriate protective order or similar relief (and the Party shall cooperate with such efforts by such other Party, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),

(iii) to any governmental or regulatory authority or agency in order to obtain from such authority or agency any authorization required or contemplated by this Agreement or any of the other Transaction Agreements as long as such authority or agency is advised of the confidential nature of such information, or

(iv) as mutually agreed between the Parties.

      (c) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against any Party.

      (d) For purposes of this Section 8.01, “Confidential Information” means any information concerning this Agreement or the Parties’ respective rights and obligations hereunder, including trade secrets, business methods, cost, manufacturing and customer information and information relating to the Patent Rights and the Know-How in the possession of or furnished to a Party by the other Party; provided that, the term “Confidential Information” does not include information to the extent that it (i) is or becomes generally available to the public other than as a result of a disclosure by a Party or its partners, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or any of the Transaction Agreements, (ii) is or was available to such Party on a non-confidential basis (as demonstrated by the written records of such Party) prior to its disclosure to such Party by the other Party or (iii) was or becomes available to such Party on a non-confidential basis from a source other than the other Party, which source is or was (at the time of receipt of the relevant information) not, to the best of such Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other Party or another Person.

      SECTION 8.02.     Publication Planning. Novo Nordisk shall be solely responsible for all publication planning, it being understood that Novo Nordisk will endeavor to present to the Review Committee its overall publication planning strategy relating to the Development Program in good time prior to implementation and will in such event in good faith consider any reasonable suggestion made by Aradigm for amendments to such strategy, it being at all times understood that Novo Nordisk shall not be entitled to publish or present any information covered by Section 8.01 without the prior written consent of Aradigm. For other publications or public presentations not covered by Novo Nordisk’s publication planning hereunder, Novo Nordisk shall be solely responsible for any publication in any technical or scientific article or other presentation of any of the results of the Development Program; provided that, Novo Nordisk shall not publish or publicly present any conclusions regarding the safety and efficacy of the Device and Packaged Product and/or pulmonary delivery of drugs without first: (a) providing Aradigm a draft of such publication or public presentation; and

(b) obtaining the prior written consent of Aradigm for the release of such publication or public presentation, such consent not to be unreasonably withheld or delayed. For purposes of this Section 8.02, Aradigm shall be deemed to have consented to the release of such draft publication or public presentation if it shall not have provided comments to such draft publication or public presentation to Novo Nordisk in writing within ten (10) days of its receipt thereof.

      SECTION 8.03.     Term Of Confidentiality Provisions. This Article 8 shall remain in force for ten (10) years from the date of termination of this Agreement.

ARTICLE 9

NOTICE

      SECTION 9.01.     Notice. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied,

if to Aradigm, to:

Aradigm Corporation
3929 Point Eden Way
Hayward, California 94545
Attention: Chief Financial Officer
Telephone: +1 510-265-9000
Telefax: +1 510-265-0277

with a copy to:

Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
Attention: James C. Kitch
Telephone: +1 650-843-5027
Telefax: +1 650-849-7400

if to Novo Nordisk, to:

Novo Nordisk A/ S
Novo Alle
DK-2880 Bagsvaerd
Denmark
Attention: General Counsel
Telephone: +45 44 44 88 88
Telefax: +45 44 42 18 30

and

Attention: Vice President, Business Development
Telephone: + 45 44 42 39 00
Telefax: + 45 44 42 16 98

or to such other addresses and telecopier numbers as may from time to time be notified by either Party to the other hereunder.

      SECTION 9.02.     Deemed Receipt of Notice. Any notice sent by registered airmail shall be deemed to have been delivered within seven (7) working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within twenty-four (24) hours after dispatch. Notice of change of address shall be effective upon receipt.

ARTICLE 10

TERM AND TERMINATION

      SECTION 10.01.     Term. This Agreement shall commence on the Effective Date and shall continue in full force and legal effect thereafter until terminated in accordance with this Article 10.

      SECTION 10.02.     Termination by Novo Nordisk. (a) Novo Nordisk shall have the right to terminate this Agreement at its sole discretion upon one hundred and twenty (120) days’ prior written notice to Aradigm.

      (b) Novo Nordisk shall also have the right to terminate this Agreement upon thirty (30) days’ prior written notice to Aradigm in the event that Aradigm shall have committed a material breach of this Agreement or any of the other Transaction Agreements and shall have failed to remedy such breach within sixty (60) days of written notice of such breach.

      SECTION 10.03.     Termination by Aradigm. (a) Aradigm shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to Novo Nordisk in the event that Novo Nordisk shall have committed a material breach of this Agreement and shall have failed to remedy such breach within sixty (60) days of written notice of such breach; provided that, notwithstanding the foregoing, Novo Nordisk shall have one hundred twenty (120) days following written notice by Aradigm to remedy any breach of the obligations set forth in Section 2.05(a)-(d).

      SECTION 10.04.     Termination By Either Party. Either Party, in addition to any other remedies available to it in law, may terminate this Agreement upon written notice to the other Party in the event such other Party shall

(a) become insolvent or bankrupt;

(b) make an assignment for the benefit of its creditors;

(c) appoint a trustee or receiver for itself for all or a substantial part of its property, seek reorganization, liquidation, dissolution, a winding arrangement, composition or readjustment of its debts;

(d) have its controlling interests acquired by a third party manufacturer of an approved insulin product or an insulin product under clinical development at any time unless such manufacturer promptly and expressly assumes and agrees in writing to be directly bound by the terms of this Agreement; or

(e) have its controlling interest acquired by any company reasonably deemed to be a competitor by Novo Nordisk or Aradigm, as applicable, unless such company promptly and expressly assumes and agrees in writing to be directly bound by the terms of this Agreement.

      SECTION 10.05.     Rights And Obligations Of The Parties After Termination. (a) In the event that either Party terminates this Agreement, both Parties shall retain perpetual, world-wide, non-exclusive, royalty-free, licenses, to Aradigm New IPR and Novo Nordisk New IPR Made Jointly by Aradigm and Novo Nordisk, to the extent not already owned by such Party, to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product within and outside the Field; provided that, in the event of termination by Novo Nordisk in accordance with the provisions set forth in Section 10.02(b) or Section 10.04, and in the event that Novo Nordisk elects to continue the Development Program pursuant to Section 10.05(b)(i), the license retained by Novo Nordisk hereunder shall be exclusive within the Field and non-exclusive outside the Field.

      (b) In the event that Novo Nordisk terminates this Agreement in accordance with the provisions set forth in Section 10.02(b) or Section 10.04, the Parties hereto shall have the following additional rights and obligations:

(i) in the event that Novo Nordisk, in its notice of termination, informs Aradigm of Novo Nordisk’s intent to continue the Development Program: (1) Novo Nordisk shall retain its licenses under Section 3.01 and Section 3.02 and pay royalties with respect thereto under Section 5.01 until the later of (A) the date that is ten (10) years from First Marketing of any Packaged Product and the Device and

(B) the expiration date of the last patent required to cover the Packaged Product and the Device and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory, and (2) all rights and obligations of the Parties under Sections 2.02, 2.03, 2.04, 2.08, 4.01, 6.03 and 6.04 will terminate. For the avoidance of doubt, the remaining provisions of this Agreement will survive, including Novo Nordisk’s license rights and payment obligations (as set forth in (1) above) and Novo Nordisk’s obligation to expend Diligent Efforts to clinically develop and register the Insulin Compound Packaged Product and the Device for Broad Regulatory Approval in the United States and the European Union.

(ii) in the event that Novo Nordisk fails to provide Aradigm with written notice of its intent to continue the Development Program pursuant to Section 10.05(b)(i), the licenses granted to Novo Nordisk under Section 3.01 and Section 3.02, and to its permitted sublicensees thereunder, shall immediately terminate, and Novo Nordisk shall be, and hereby is, granted a perpetual, world-wide, non-exclusive, royalty-bearing, license, with the right to sublicense its customers and Joint Marketing Partners in accordance with Section 3.03, under the Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights, Aradigm Know-How and Aradigm New IPR to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export pulmonary products (other than Packaged Products, Devices or products that are substantially the same as such Packaged Products or Devices) in the Field. The royalty shall be payable on Net Sales within the Field (by any member of the Novo Nordisk Affiliate Group or any permitted sublicensee thereof), if any, of pulmonary products that use, or are covered by, any Aradigm Know-How or any know-how included in the Aradigm New IPR, or that are covered by any Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or any patents included in the Aradigm New IPR. Such royalty shall be payable until the later of (A) the date that is ten (10) years from First Marketing of such pulmonary product; and (B) the expiration date of the last patent required to cover such pulmonary product and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory. The rate for such royalty shall be determined in accordance with the provisions set forth in Section 5.03(a) in respect of those patents and know-how licensed to Novo Nordisk by Aradigm under this Section 10.05(b)(ii), but in no event shall such royalty exceed: (X) in the case of any pulmonary products using an Alternative Technology to deliver a specific insulin or insulin analog class, (1) for a First Marketed Product and Device, four and one quarter percent (4.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period, five percent (5.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period, and six percent (6.00%) of Net Sales thereof during the applicable Stage 3 Commercialization Period or (2) for any Later Marketed Product and Device, five and one-quarter percent (5.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and six percent (6.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period; and (Y) for any other pulmonary products, five and one-quarter percent (5.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and six percent (6.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period.

      (c) In the event that Novo Nordisk terminates this Agreement in accordance with any provision contained herein other than as set forth in Section 10.02(b) or Section 10.04, the Parties hereto shall have the following additional rights and obligations:

(i) The licenses granted to Novo Nordisk under Section 3.01 and Section 3.02, and to its permitted sublicensees thereunder, shall immediately terminate, and Novo Nordisk shall be, and hereby is, granted a perpetual, world-wide, non-exclusive, royalty-bearing license, with the right to sublicense its customers and Joint Marketing Partners in accordance with Section 3.03, under the Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights, Aradigm Know-How and Aradigm New IPR to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export pulmonary products (other than Packaged Products, Devices or products that are substantially the same as such Packaged Products or Devices) in the Field. The royalty shall be payable on Net Sales within the Field (by any member of the Novo Nordisk Affiliate Group or any permitted sublicensee thereof), if any, of pulmonary products that use, or are covered by, any Aradigm Know-How or any know-how included in the Aradigm New IPR, or that are covered by any Aradigm Patent Rights, Aradigm Selected Pulmonary Delivery Patent Rights or any patents included in the Aradigm New IPR. Such royalty shall be payable until the later of (A) the date that is ten (10) years from First Marketing of such pulmonary product; and (B) the expiration date of the last patent required to cover such pulmonary product and the development, manufacturing, use, marketing, distribution, sale, offer for sale, importation and/or exportation thereof in and from the Territory. The rate for such royalty shall be determined in accordance with the provisions set forth in Section 5.03(a) in respect of those patents and know-how licensed to Novo Nordisk by Aradigm under this Section 10.05(c)(i), but in no event shall such royalty exceed: (X) in the case of any pulmonary products using an Alternative Technology to deliver a specific insulin or insulin analog class, (1) for a First Marketed Product and Device, four and one quarter percent (4.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period, five percent (5.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period, and six percent (6.00%) of Net Sales thereof during the applicable Stage 3 Commercialization Period; or (2) for any Later Marketed Product and Device, five and one-quarter percent (5.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and six percent (6.00%) of Net Sales during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period; and (Y) for any other pulmonary products, five and one-quarter percent (5.25%) of Net Sales thereof during the applicable Stage 1 Commercialization Period and six percent (6.00%) of Net Sales thereof during the applicable Stage 2 Commercialization Period and the applicable Stage 3 Commercialization Period;

(ii) Aradigm shall be, and hereby is, granted a perpetual, world-wide, non-exclusive, royalty-bearing (as described below in this Section 10.05(c)(ii)) license, with the right to sublicense, under the Novo Nordisk Know-How and know-how included within Novo Nordisk New IPR and certain claims under the Novo Nordisk Patent Rights and the patents included within Novo Nordisk New IPR, which are necessary to develop, manufacture, use, market, distribute, sell, offer for sale, import and/or export: (1) the Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device and/or later generation pulmonary products in the Field derived from such Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device; and (2) any pulmonary drug delivery product outside the Field. Novo Nordisk shall in good faith specify in writing to Aradigm promptly following termination the patent claims that describe such Insulin Compound formulation to enable Aradigm to practice its rights under the foregoing license, as further described below; provided that, if Aradigm notifies Novo Nordisk in writing of any additional claims that Aradigm believes are necessary to practice such license, then the Parties shall meet and discuss in good faith whether to specify such additional claims. For the avoidance of doubt, Aradigm’s license with respect to the Insulin Compound Packaged Product under the Novo Nordisk Know-How and the know-how included within the Novo Nordisk New TPR and the specific claims under the Novo Nordisk Patent Rights and the patents included in the Novo Nordisk New IPR permit Aradigm to make only (a) the exact formulation of the Insulin Compound as it exists at the time of termination; (b) a formulation of such Insulin Compound with a lower (but not higher) concentration of insulin, in each case falling within the concentration ranges in the specified claims; (c) subject to (b) above, a formulation of such Insulin Compound that increases or decreases the range of excipients or other non-Insulin Compound components included within such existing formulation, provided such excipients or other non-Insulin Compound components remain within a range of two (2) times the quality specification for such component; and/or (d) a formulation of such Insulin Compound to which excipients or other components may be added or deleted provided such additional excipients or other compounds do not infringe any intellectual property rights of Novo Nordisk or any of its Affiliates, other than such intellectual property rights licensed to Aradigm under this Section 10.05(c)(ii). Within the Field, such license shall be royalty-free prior to First Marketing of any Packaged Product and/or Device by Aradigm or its sublicensees; after such First Marketing, such license shall bear a royalty of (A) two and seven-tenths percent (2.70%) of Net Sales (by Aradigm, any of its Affiliates or permitted sublicensees) of Device and Packaged Products falling within (a)-(d) above for the first four (4) years following First Marketing and thereafter four percent (4.00%) of such Net Sales of the

Packaged Product and the Device; and (B) four percent (4.00%) of Net Sales (by Aradigm, any of its Affiliates or sublicensees) of later generation pulmonary products derived from such Device and/or Packaged Products. Outside the Field, such royalty shall bear a royalty determined in accordance with the provisions set forth in Section 5.03(a). Additionally, Aradigm shall retain its license under Section 3.04(b), which license shall be expanded to include the ability to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product inside the Field; and

(iii) Novo Nordisk shall supply insulin to Aradigm in accordance with the provisions set forth in Section 10.05(f) until the date of the first Regulatory Submission if, and only if, Novo Nordisk shall have terminated this Agreement prior to First Marketing of the Insulin Compound Packaged Product and the Device.

      (d) In the event that Aradigm terminates this Agreement in accordance with the provisions set forth in Section 10.03 or Section 10.04, Aradigm shall be, and hereby is, granted a perpetual, world-wide, non-exclusive license, with the right to sublicense, under the Novo Nordisk Know-How and know-how included within Novo Nordisk New IPR and certain claims under the Novo Nordisk Patent Rights and the patents included within Novo Nordisk New IPR, which are necessary to develop, manufacture, use, market, distribute, sell, offer for sale, import and/or export: (1) the Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device and/or later generation pulmonary products in the Field derived from such Insulin Compound Packaged Product containing the Insulin Compound formulation as it exists on the date of termination and the Device; and (2) any product outside the Field. Such royalty shall be royalty-free in the Field and royalty-bearing (as determined in accordance with the provisions set forth in Section 5.03(a)) outside the Field. Novo Nordisk shall in good faith specify in writing to Aradigm promptly following termination the patent claims that describe such Insulin Compound formulation to enable Aradigm to practice its rights under the foregoing license, as further described below; provided that, if Aradigm notifies Novo Nordisk in writing of any additional claims that Aradigm believes are necessary to practice such license, then the Parties shall meet and discuss in good faith whether to specify such additional claims. For the avoidance of doubt, Aradigm’s license with respect to the Insulin Compound Packaged Product under the Novo Nordisk Know-How and the know-how included within the Novo Nordisk New IPR and the specific claims under the Novo Nordisk Patent Rights and the patents included in the Novo Nordisk New IPR permit Aradigm to make only (a) the exact formulation of the Insulin Compound as it exists at the time of termination; (b) a formulation of such Insulin Compound with a lower (but not higher) concentration of insulin, in each case falling within the concentration ranges in the specified claims; (c) subject to (b) above, a formulation of such Insulin Compound that increases or decreases the range of excipients or other non-Insulin Compound components included within such existing formulation, provided such excipients or other non-Insulin Compound components remain within a range of two (2) times the quality specification for such component; and/or (d) a formulation of such Insulin Compound to which excipients or other components may be added or deleted provided such additional excipients or other compounds do not infringe any intellectual property rights of Novo Nordisk or any of its Affiliates, other than such intellectual property rights licensed to Aradigm under this Section 10.05(d). Additionally, Aradigm shall retain its license under Section 3.04(b), which license shall be expanded to include the ability to develop, manufacture, use, market, distribute, sell, offer for sale, have made, import and/or export any product inside the Field. In the event that Aradigm terminates this Agreement prior to the first Regulatory Submission of the Insulin Compound Packaged Product and the Device, Novo Nordisk shall supply insulin to Aradigm in accordance with the provisions set forth in Section 10.05(f).

      (e) In the event that either Party terminates this Agreement in accordance with the provisions set forth herein, other than in accordance with the provisions set forth in Section 10.02(b) or Section 10.04 as and to the extent requested in writing by Aradigm, Novo Nordisk will cooperate with Aradigm to transfer the technology and any related development or production equipment (as specified by Aradigm) back to Aradigm, and Aradigm will pay Novo Nordisk: (i) for its transfer activities (on terms and conditions substantially similar to those set forth in the Transition Services Agreement and the Restructuring Agreement); and (ii) the replacement value for any custom-made equipment and the fair market value for any equipment that is not custom-made to Novo Nordisk for any such equipment; provided that, Novo Nordisk shall be entitled to payment of fair market value for any custom-made equipment in respect of which Novo Nordisk does not provide Aradigm with reasonably satisfactory evidence of its intention to replace such equipment. Additionally, Aradigm shall be entitled to use the data generated under the Development Program to work with a third party and shall have reasonable access to the relevant sections of applicable regulatory filings by any member of the Novo Nordisk Affiliate Group; provided that, it is expressly understood that neither Aradigm nor any marketing partner of Aradigm shall have access to any Regulatory Approval in respect of Novo Nordisk bulk insulin or Novo Nordisk Know-How, production process details or other information relating to the production of bulk insulin by Novo Nordisk or any of its Affiliates.

      (f) In the event that either Party terminates this Agreement in accordance with the provisions set forth herein, other than in accordance with the provisions set forth in Section 10.02(b) or Section 10.04 and if, and only if, such termination occurs prior to First Marketing of the Insulin Compound Packaged Product and the Device, Novo Nordisk shall supply insulin [****] to Aradigm until the earliest of 1) notice to Novo Nordisk by Aradigm that it no longer needs such supply, 2) the first Regulatory Submission for the Insulin Compound Packaged Product and the Device in the United States or the European Union and 3) the tenth (10th) anniversary of the date of termination of this Agreement.

      (g) In the event that either Party terminates this Agreement in accordance with the provisions set forth herein, Aradigm agrees that it will not use, directly or indirectly, any Novo Nordisk Know-How or other confidential information received from Novo Nordisk pursuant to this Agreement, and Novo Nordisk agrees that it will not use, directly or indirectly, any Aradigm Know-How or other confidential information received from Aradigm pursuant to this Agreement, in either case other than as expressly provided herein.

      (h) In the event that Novo Nordisk terminates this Agreement for any reason, Novo Nordisk may elect to have granted to it a (1) non-exclusive, royalty-bearing (as described below) license to Aradigm’s [****], claims [****] or (2) a semi-exclusive, royalty-bearing (as described below) license to Aradigm’s [****], claims [****], in respect of which patent Aradigm may only further license such patent to [****], in each case by notifying Aradigm in writing within one (1) month of the delivery of the termination notice and, in the case of (2) above, paying Aradigm a one-time license fee of two million U.S. dollars ($2,000,000). Novo Nordisk will pay a royalty of five percent (5.00%) of Net Sales (by any member of the Novo Nordisk Affiliate Group) of products covered by one (1) or more of the licensed claims from Aradigm's [****]; provided that, in the event that Aradigm licenses the [****] patent to [****], Novo Nordisk will pay Aradigm the lower of the two (2), or lowest of the three (3), royalty rates. Novo Nordisk shall have the right to request a confidential review by an independent licensing attorney (reasonably acceptable to both Parties), at the shared expense of the Parties, of any such license, which attorney shall inform the Parties as to whether or not Novo Nordisk is entitled to a reduction in royalty payable for the license granted hereunder and if so, what the adjusted royalty rate shall be.

      (i) Upon termination of this Agreement, Aradigm undertakes to return, upon Novo Nordisk’s written request, all written documentation embodying Novo Nordisk Know-How and any and all remaining Program Compound to Novo Nordisk, except and to the extent retention thereof is reasonably necessary during any post termination period in which Novo Nordisk continues to supply insulin to Aradigm. In the event that Aradigm terminates this Agreement in accordance with the provisions set forth in Section 10.03, Novo Nordisk shall return, upon Aradigm’s written request, all written documentation embodying Aradigm Know- How to Aradigm.

      SECTION 10.06.     Additional Effects of Termination or Expiration. Termination or expiration of this Agreement shall not affect the continuing validity and enforceability of Sections 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 6.01, 6.02, 6.06, Articles 7, 8, 9, 10, 11 and 12 and the applicable definitions in Article 1 of this Agreement. All confidential information provided under the Agreement shall be returned to the respective Parties within ninety (90) days of the termination date, except as otherwise contemplated by this Agreement and except as to confidential information required by the Parties to exercise their respective rights under this Agreement.

ARTICLE 11

DISPUTE RESOLUTION AND GOVERNING LAW

      SECTION 11.01.     Dispute Resolution. (a) All disputes arising out of this Agreement shall be settled as far as possible by negotiations between the Parties. If the Parties cannot agree on an amicable settlement within thirty (30) days from written submission of the matter by one Party to the other Party, the matter shall be submitted for decision and final resolution to arbitration to the exclusion of any courts of law, under the Arbitration Rules of the American Arbitration Association.

      (b) The arbitration tribunal shall be composed of three disinterested arbitrators, appointed pursuant to the following procedure: the Party invoking arbitration shall notify the other Party stating the substance of its claim and the name and address of the arbitrator it has chosen, who may be a citizen of any country. Within thirty (30) days of receipt of such notification, the other Party shall notify the first party of its answer to the

**** Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

claim made, any counterclaim that it wishes to assert in the arbitration, and the name and address of its arbitrator, who may be a citizen of any country. If this is not done within the 30-day period, appointment of the second arbitrator shall be made in accordance with the Arbitration Rules of the American Arbitration Association upon request of the initiating Party.

      (c) The arbitrators shall choose a third arbitrator, who shall serve as president of the tribunal thus composed. If the arbitrators fail to agree upon the choice of a third arbitrator within thirty (30) days from the appointment of the second arbitrator, the third arbitrator will be appointed in accordance with the Arbitration Rules of the American Arbitration Association upon the request of the arbitrators or either of the Parties.

      (d) The arbitrators shall decide the dispute by majority decision and in accordance with the laws of the State of New York. The decision shall be rendered in writing, shall state the reasons on which it is based, and shall bear the signatures of at least two arbitrators. It shall also identify the members of the arbitration tribunal, and the time and place of the award granted. Finally, it shall determine the expenses of the arbitration and the Party who shall be charged therewith or the allocation of the expenses between the Parties at the discretion of the tribunal.

      (e) The arbitration decision shall be rendered as soon as possible, not later, however, if possible, than six months after the constitution of the arbitration tribunal. The arbitration decision shall be final and binding upon both Parties and the Parties agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award granted pursuant to an arbitration decision thereunder shall be enforceable against the Parties in accordance with the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards, as amended.

      (f) The seat of arbitration shall be New York City, unless the Parties otherwise agree in writing. The official arbitration language shall be English.

      SECTION 11.02.     Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

ARTICLE 12

MISCELLANEOUS

      SECTION 12.01.     Bankruptcy Code Considerations. (a) The Parties agree that this Agreement is an “executory contract” (involving continuing executory obligations of Aradigm to provide licenses of the Aradigm Patent Rights, the Aradigm Selected Pulmonary Delivery Patent Rights, the Aradigm New IPR and the Aradigm Know-How, Novo Nordisk to provide licenses of the Novo Nordisk Patent Rights, Novo Nordisk New IPR and the Novo Nordisk Know-How, and continuing executory obligations to pay royalties hereunder), under which Aradigm and Novo Nordisk, as the case may be, is a “licensor of a right to intellectual property,” and that this Agreement is governed under 11 U.S.C. § 365(n) of the United States Bankruptcy Code (“Bankruptcy Code”).

      (b) The Parties further agree that the Aradigm Patent Rights, the Aradigm Selected Pulmonary Delivery Patent Rights, the Aradigm New IPR and the Aradigm Know-How, the Novo Nordisk Patent Rights, Novo Nordisk New IPR and the Novo Nordisk Know-How collectively constitute the “intellectual property” (as such term is defined in section 11 U.S.C. § 101(35A) of the Bankruptcy Code) being licensed hereunder. If a Party as debtor in possession or a trustee of bankruptcy for a Party in a case under the Bankruptcy Code, rejects this Agreement, the other Party may elect to retain its rights under this Agreement as provided for in 11 U.S.C. § 365(n). In addition, if a Party as debtor in possession or a trustee of bankruptcy for a Party in a case under the Bankruptcy Code chooses to assign this Agreement to any Person as may be permitted under the Bankruptcy Code, such Party or such trustee shall only assign this Agreement to an assignee that, in conformity with section 11 U.S.C. § 365(f) of the Bankruptcy Code, affirmatively agrees to assume all of such Party’s obligations under this Agreement, and that provides adequate assurance of future performance.

      SECTION 12.02.     Binding Agreement. This Agreement shall not be binding upon the Parties until it has been signed herein below by or on behalf of each Party, in which event it shall be effective as of the Effective Date.

      SECTION 12.03.     Severability. If any provision in any Article of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such other Article in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties. However, if the intent of the Parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

      SECTION 12.04.     Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

      (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 12.05.     Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

      SECTION 12.06.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that, no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto, except pursuant to the provisions of Articles 3 and 10.

      SECTION 12.07.     Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. No provision of this Agreement is intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

      SECTION 12.08.     Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

[SIGNATURE PAGE FOLLOWS]

ARADIGM CORPORATION

By:

Name:
Title:

NOVO NORDISK A/S

By:

Name:
Title:

Appendix A
Aradigm Selected Pulmonary Delivery Patent Rights

[****]

****	Certain confidential information in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[ASSET PURCHASE AGREEMENT]

ASSET PURCHASE AGREEMENT

dated as of
                    , 2004
between
ARADIGM CORPORATION
and
NOVO NORDISK DELIVERY TECHNOLOGIES, INC.

ASSET PURCHASE AGREEMENT

      AGREEMENT dated as of                     , 2004 between Aradigm Corporation, a corporation duly organized and existing under the law of the State of California (“Aradigm”) and Novo Nordisk Delivery Technologies, Inc., a corporation duly organized and existing under the law of the State of Delaware (“NOVO Nordisk Delivery Technologies, Inc.”).

W I T N E S S E T H:

      WHEREAS, Aradigm, Novo Nordisk Delivery Technologies, Inc. and Novo Nordisk A/S, a company duly organized and existing under the law of Denmark (“Novo Nordisk”) entered into a Restructuring Agreement dated as of September 28,2004 (the “Restructuring Agreement”) pursuant to which they agreed to restructure the existing arrangements between Aradigm and Novo Nordisk regarding, among other things, the development and commercialization of the Development Program; and

      WHEREAS, it is a precondition to performance on the part of Aradigm, Novo Nordisk Delivery Technologies, Inc. and Novo Nordisk of their respective obligations under the Restructuring Agreement that Aradigm and Novo Nordisk Delivery Technologies, Inc. enter into this Agreement pursuant to which Aradigm will transfer certain assets upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

      SECTION 1.01.     Definitions.

      (a) The following terms, as used herein, shall have the following meanings:

      “Affiliate” shall have the meaning set forth in the Restructuring Agreement.

      “Amended and Restated License Agreement” shall have the meaning set forth in the Restructuring Agreement.

      “Assignment Agreements” shall have the meaning set forth in the Restructuring Agreement.

      “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Copenhagen, Denmark are authorized or required by law to close.

      “Closing” shall have the meaning set forth in the Restructuring Agreement.

      “Development Program” shall have the meaning set forth in the Restructuring Agreement.

      “Device” shall have the meaning set forth in the Amended and Restated License Agreement.

      “Device Manufacturing Facility” shall have the meaning set forth in the Sublease Agreement.

      “Environmental Liabilities” shall have the meaning set forth in the Restructuring Agreement.

      “Estimated Purchase Price” shall have the meaning set forth in the Restructuring Agreement.

      “Facilities” shall mean the facilities referred to by the parties hereto as (i) “Building 1” (but only with respect to the Device Manufacturing Facility), to be subleased by Novo Nordisk Delivery Technologies, Inc. from Aradigm pursuant to the Sublease Agreement, and “Building 2” and “Building 3”, the leases in respect thereof to be assigned to Novo Nordisk Delivery Technologies, Inc. by Aradigm pursuant to the Assignment Agreements.

      “Insulin Compound Packaged Product” shall have the meaning set forth in the Amended and Restated License Agreement.

      “Governmental Authority” shall have the meaning set forth in the Restructuring Agreement.

      “Lien” shall have the meaning set forth in the Restructuring Agreement.

      “London Interbank Offered Rate” shall mean the rate for three-month deposits in United States dollars that appears on the display designated as page “3750” on Moneyline Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers’ Association for the purposes of displaying London interbank offered rates for U.S. dollar deposits) as of 11:00 a.m., London time, on the date on which the 10-day period referred to in Section 5.03(c) shall have expired without payment.

      “Permits” shall have the meaning set forth in the Restructuring Agreement.

      “Permitted Lien” shall have the meaning set forth in the Restructuring Agreement.

      “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      “Sublease Agreement” shall have the meaning set forth in the Restructuring Agreement.

      “Transaction Agreements” shall have the meaning set forth in the Restructuring Agreement.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Accounting Referee	2.06
Allocation Statement	2.06
Apportioned Obligations	5.03
Aradigm Trademarks and Tradenames	4.01
Assumed Liabilities	2.03
Code	5.01
Contracts	Annex 1 of Exhibit A
Damages	6.02
Excluded Assets	2.02
Excluded Liabilities	2.04
Indemnified Party	6.03
Indemnifying Party	6.03
Novo Nordisk	Recitals
Post-Closing Tax Period	5.03
Pre-Closing Tax Period	5.01
Purchased Assets	2.01
Purchase Price	2.06
Restructuring Agreement	Recitals
Tax	5.01
Taxing Authority	5.01
Transfer Taxes	5.03
Warranty Breach	6.02

      SECTION 1.02.     Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections,

Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

PURCHASE AND SALE

      SECTION 2.01.     Purchase and Sale. Upon the terms and conditions of this Agreement, Novo Nordisk Delivery Technologies, Inc. agrees to purchase from Aradigm and Aradigm agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Novo Nordisk Delivery Technologies, Inc. on the date hereof, free and clear of all Liens, other than Permitted Liens, all of Aradigm’s right, title and interest in, to and under the assets, identified on Annex 1 of Exhibit A hereto (the “Purchased Assets”).

EXCEPT AS SET FORTH IN THE RESTRUCTURING AGREEMENT: (i) THE PURCHASED ASSETS ARE BEING TRANSFERRED TO NOVO NORDISK DELIVERY TECHNOLOGIES, INC. “AS IS,” AND “WHERE IS”, AND (ii) ARADIGM MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED WITH RESPECT TO THE DESIGN, OPERABILITY OR CONDITION OF THE PURCHASED ASSETS OR ANY PART THEREOF; AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE; OR WITH RESPECT TO INFRINGEMENT OF THIRD PARTY RIGHTS.

      SECTION 2.02.     Excluded Assets. Novo Nordisk Delivery Technologies, Inc. expressly understands and agrees that all other assets of Aradigm (the “Excluded Assets”) shall be excluded from the Purchased Assets.

      SECTION 2.03.     Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Novo Nordisk Delivery Technologies, Inc. agrees, effective on the date hereof, to assume only the liabilities and obligations of Aradigm arising under the Contracts (other than liabilities or obligations attributable to any failure by Aradigm to comply with the terms thereof prior to the date hereof) (the “Assumed Liabilities”).

      SECTION 2.04.     Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, Novo Nordisk Delivery Technologies, Inc. is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of Aradigm (or any predecessor of Aradigm or any prior owner of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by, and remain obligations and liabilities of, Aradigm (all such liabilities and obligations not being assumed being herein referred to as the “Excluded Liabilities”). Notwithstanding any provision in this Agreement or any other writing to the contrary, Excluded Liabilities shall include without limitation:

(a) any liability or obligation of Aradigm, or any member of any consolidated, affiliated, combined or unitary group of which Aradigm is or has been a member, for Taxes (except as provided in Article 5);

(b) any liability or obligation relating to employee benefits or compensation arrangements existing on or prior to the Closing, including any liability or obligation under any of Aradigm’s employee benefit agreements, plans or other arrangements listed on Schedule 8.03(a) of the Restructuring Agreement;

(c) any liability of Aradigm related to the Facilities existing on or prior to the Closing;

(d) any liability of Aradigm related to litigation that is pending as of the date hereof, including those matters set forth on Schedule 3.09 of the Restructuring Agreement;

(e) any Environmental Liability to the extent caused or contributed to by Aradigm;

(f) any liability of Aradigm contemplated by Section 2.09 of the Amended and Restated License Agreement; and

(g) any liability or obligation relating to an Excluded Asset.

      SECTION 2.05.     Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Purchased Asset or in any way adversely affect the rights of Novo Nordisk Delivery Technologies, Inc. or Aradigm thereunder.

      SECTION 2.06.     Purchase Price; Allocation of Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) shall be the Estimated Purchase Price, as set forth in Annex 1 of Exhibit A and as adjusted in accordance with Section 2.01(b) of the Restructuring Agreement. The Purchase Price shall be paid by Novo Nordisk Delivery Technologies, Inc. to Aradigm on the date hereof.

      (a) As soon as practicable after the Closing, Novo Nordisk Delivery Technologies, Inc. shall deliver to Aradigm a statement (the “Allocation Statement”), allocating the Purchase Price (plus Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets in accordance with Section 1060 of the Code. If within 30 days after the delivery of the Allocation Statement Aradigm notifies Novo Nordisk Delivery Technologies, Inc. in writing that Aradigm objects to the allocation set forth in the Allocation Statement, Novo Nordisk Delivery Technologies, Inc. and Aradigm shall use commercially reasonable efforts to resolve such dispute within twenty (20) days. In the event that Novo Nordisk Delivery Technologies, Inc. and Aradigm are unable to resolve such dispute within twenty (20) days, Novo Nordisk Delivery Technologies, Inc. and Aradigm shall jointly retain a nationally recognized accounting firm (the “Accounting Referee”) to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Allocation Statement shall be adjusted to reflect such resolution. The costs, fees and expenses of the Accounting Referee shall be borne equally by Novo Nordisk Delivery Technologies, Inc. and Aradigm.

      (b) Each of Aradigm and Novo Nordisk Delivery Technologies, Inc. agrees to (i) be bound by the Allocation Statement and (ii) act in accordance with the Allocation Statement in the preparation, filing and audit of any Tax return (including filing Form 8594 with its federal income Tax return for the taxable year that includes the date of the Closing).

      (c) Not later than thirty (30) days prior to the filing of their respective Forms 8594 relating to the transactions contemplated by this Agreement, each party hereto shall deliver to the other party a copy of its Form 8594.

      SECTION 2.07.     Closing. The Closing shall take place as contemplated in Section 2.02 of the Restructuring Agreement.

ARTICLE 3

COVENANTS OF ARADIGM

      Aradigm agrees that:

      SECTION 3.01.     Access To Information; Confidentiality.

      (a) From the date hereof until December 31,2005, Aradigm will (i) give Novo Nordisk Delivery Technologies, Inc., its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of Aradigm relating to Aradigm’s conduct of the Development Program, (ii) furnish to Novo Nordisk Delivery Technologies, Inc., its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Development Program as such Persons may reasonably request and (iii) instruct the employees of and counsel to Aradigm to cooperate with Novo Nordisk Delivery Technologies, Inc. in its review, analysis and synthesis of information concerning the Development Program. No investigation by Novo Nordisk Delivery Technologies, Inc. or other information received by Novo Nordisk Delivery Technologies, Inc. shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Aradigm hereunder.

      (b) Aradigm will afford promptly to Novo Nordisk Delivery Technologies, Inc. and its agents reasonable access to its books of account, financial and other records (including accountant’s work papers), information, employees and auditors to the extent necessary or useful for Novo Nordisk Delivery Technologies, Inc. in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Development Program; provided that, any such access by Novo Nordisk Delivery Technologies, Inc. shall not unreasonably interfere with the conduct of the business of Aradigm.

ARTICLE 4

COVENANTS OF NOVO NORDISK DELIVERY TECHNOLOGIES, INC. AND ARADIGM

      Novo Nordisk Delivery Technologies, Inc. and Aradigm agree that:

      SECTION 4.01.     Trademarks; Tradenames. Except as set forth in the other subsections of this Section 4.01, Novo Nordisk Delivery Technologies, Inc. and its Affiliates shall not use any of the marks or names set forth on Schedule 4.01 (collectively or individually as the context requires, the “Aradigm Trademarks and Tradenames”).

(a) After the Closing, Novo Nordisk Delivery Technologies, Inc. and its Affiliates shall have the right to use existing supplies of (i) Device and Insulin Compound Packaged Product manufactured prior to the Closing Date for use in clinical trials, and (ii) existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials, in each case bearing any Aradigm Trademarks and Tradenames, until the date the items in (i) and (ii) are exhausted. Novo Nordisk Delivery Technologies, Inc. and its Affiliates shall comply with all applicable laws and regulations in any use of packaging or labeling containing the Aradigm Trademarks and Tradenames.

(b) Novo Nordisk Delivery Technologies, Inc. and its Affiliates shall not be obligated to change the Aradigm Trademarks and Tradenames on goods in the hands of investigators, doctors and patients at the time of the expiration of a time period set forth in Section 4.01(a) above. The obliteration of the Aradigm Trademarks and Tradenames shall be deemed compliance with the covenant not to use the Aradigm Trademarks and Tradenames pursuant to this Section 4.01(b).

(c) Novo Nordisk Delivery Technologies, Inc. shall, to its knowledge, take no action inconsistent with Aradigm’s exclusive ownership of the Aradigm Trademarks and Tradenames. In any materials in which any Aradigm Trademarks and Tradenames appear, Novo Nordisk Delivery Technologies, Inc. shall display a trademark legend in a form substantially similar to the following (tailored to reflect the applicable trademark or trade name being used): “ is a registered trademark of Aradigm Corporation or its affiliates in the United States and other countries.”

ARTICLE 5

TAX MATTERS

      SECTION 5.01.     Tax Definitions. The following terms, as used herein, have the following meanings:

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Pre-Closing Tax Period” means (i) any Tax period ending on or before the date hereof and (ii) with respect to a Tax period that commences before but ends after the date hereof, the portion of such period up to and including the date hereof.

      “Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a “Taxing Authority”) responsible for the imposition of any such tax (domestic or foreign), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

      SECTION 5.02.     Tax Matters. Aradigm hereby represents and warrants to Novo Nordisk Delivery Technologies, Inc. that:

(a) Aradigm has timely paid all Taxes which will have been required to be paid on or prior to the date hereof, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Development Program or would result in Novo Nordisk Delivery Technologies, Inc. becoming liable or responsible therefor.

(b) Aradigm has established, in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay, all Taxes which arise from or with respect to the Purchased Assets or the operation of the Development Program and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a Lien on any Purchased Asset, would otherwise adversely affect the Development Program or would result in Novo Nordisk Delivery Technologies, Inc. becoming liable therefor.

      SECTION 5.03.     Tax Cooperation; Allocation of Taxes.

      (a) Novo Nordisk Delivery Technologies, Inc. and Aradigm agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Development Program and the Purchased Assets (including access to books and records) as is reasonably necessary for the filing of all Tax returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Novo Nordisk Delivery Technologies, Inc. and Aradigm shall retain all books and records with respect to Taxes pertaining to the Assets for a period of at least six years following the date hereof. On or after the end of such period, each party hereto shall provide the other with at least 10 days prior written notice before destroying any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records. Aradigm and Novo Nordisk Delivery Technologies, Inc. shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets or the Development Program.

      (b) All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the date hereof (collectively, the “Apportioned Obligations”) shall be apportioned between Aradigm and Novo Nordisk Delivery Technologies, Inc. based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period after the date hereof (such portion of such taxable period, the “Post-Closing Tax Period”). Aradigm shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Novo Nordisk Delivery Technologies, Inc. shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period.

      (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be borne by Aradigm and Novo Nordisk Delivery Technologies, Inc. as follows: Each Party shall bear fifty percent (50.0%) of the Transfer Taxes, calculated on an after-tax basis, taking into account any deductions or other benefits received on the tax returns of the parties hereto and their respective Affiliates. Novo Nordisk Delivery Technologies, Inc. and Aradigm shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

      (d) Apportioned Obligations and Taxes described in Section 5.03(c) shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with Sections 5.03(b) or 5.03(c), as the case may be. Upon payment of any such Apportioned Obligation or Tax, the paying party shall present a statement to the non-paying party setting forth the amount of reimbursement to which the paying party is entitled under Section 5.03(b) or (c), as the case may be, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement. Any payment not made within such time shall bear interest at the London Interbank Offered Rate plus 5.00% per annum until paid.

ARTICLE 6

SURVIVAL; INDEMNIFICATION

      SECTION 6.01.     Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or until the latest date permitted by law. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law. Notwithstanding the preceding sentence, any breach of covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

      SECTION 6.02.     Indemnification.

      (a) Effective at and after the Closing, Aradigm hereby indemnifies Novo Nordisk Delivery Technologies, Inc. and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third-party claim or a claim solely between the parties hereto and any incidental, indirect or consequential damages, losses, liabilities or expenses) (“Damages”) incurred or suffered by Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates arising out of:

(i) any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a “Warranty Breach”) or breach of covenant or agreement made or to be performed by Aradigm pursuant to this Agreement; or

(ii) any Excluded Liability.

      (b) Effective at and after the Closing, Novo Nordisk Delivery Technologies, Inc. hereby indemnifies Aradigm and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Aradigm or any of its Affiliates arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by Novo Nordisk Delivery Technologies, Inc. pursuant to this Agreement.

      SECTION 6.03.     Procedures. The party seeking indemnification under Section 6.02 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 6.02, which notice shall include a brief description of the specific facts relating to such claim, suit, action or proceeding. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 6.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

ARTICLE 7

MISCELLANEOUS

      SECTION 7.01.     Notices. Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied,

if to Aradigm, to:

Aradigm Corporation
3929 Point Eden Way
Hayward, California 94545
Attention: Chief Financial Officer
Telephone: +1 510-265-9000
Telefax: +1 510-265-0277

with a copy to:

Cooley Godward LLP
3175 Hanover Street
Palo Alto, California 94304-1 130
Attention: James C. Kitch
Telephone: +1 650-843-5027
Telefax: +1 650-849-7400

if to Novo Nordisk Delivery Technologies, Inc., to:

Novo Nordisk Delivery Technologies, Inc.
c/o Novo Nordisk A/ S
Novo Alle
DK-2880 Bagsvaerd
Denmark
Attention: General Counsel
Telephone: +45 44 44 88 88
Telefax: +45 44 42 18 30

with a copy to:

Attention: Vice President, Business Development
Telephone: +45 44 42 39 00
Telefax: +45 44 42 16 98

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Any notice sent by registered airmail shall be deemed to have been delivered within seven (7) working days after dispatch and any notice sent by telex or telefax shall be deemed to have been delivered within twenty-four (24) hours after dispatch. Notice of change of address shall be effective upon receipt.

      SECTION 7.02.     Amendments and Waivers.

      (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

      (b) No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 7.03.     Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      SECTION 7.04.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that Novo Nordisk Delivery Technologies, Inc. may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Novo Nordisk Delivery Technologies, Inc. of its obligations hereunder.

      SECTION 7.05.     Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

      SECTION 7.06.     Dispute Resolution.

      (a) All disputes arising out of this Agreement shall be settled as far as possible by negotiations between the parties hereto. If the parties hereto cannot agree on an amicable settlement within thirty (30) days from written submission of the matter by one Party to the other Party, the matter shall be submitted for decision and final resolution to arbitration to the exclusion of any courts of law, under the Arbitration Rules of the American Arbitration Association.

      (b) The arbitration tribunal shall be composed of three disinterested arbitrators, appointed pursuant to the following procedure: the Party invoking arbitration shall notify the other Party stating the substance of its claim and the name and address of the arbitrator it has chosen, who may be a citizen of any country. Within thirty (30) days of receipt of such notification, the other Party shall notify the first party of its answer to the claim made, any counterclaim that it wishes to assert in the arbitration, and the name and address of its arbitrator, who may be a citizen of any country. If this is not done within the thirty (30) day period, appointment of the second arbitrator shall be made in accordance with the Arbitration Rules of the American Arbitration Association upon request of the initiating Party.

      (c) The arbitrators shall chose a third arbitrator, who shall serve as president of the tribunal thus composed. If the arbitrators fail to agree upon the choice of a third arbitrator within thirty (30) days from the appointment of the second arbitrator, the third arbitrator will be appointed in accordance with the Arbitration Rules of the American Arbitration Association upon the request of the arbitrators or either of the parties hereto.

      (d) The arbitrators shall decide the dispute by majority decision and in accordance with the laws of the State of New York. The decision shall be rendered in writing, shall state the reasons on which it is based, and shall bear the signatures of at least two arbitrators. It shall also identify the members of the arbitration tribunal, and the time and place of the award granted. Finally, it shall determine the expenses of the arbitration and the Party who shall be charged therewith or the allocation of the expenses between the parties hereto at the discretion of the tribunal.

      (e) The arbitration decision shall be rendered as soon as possible, not later, however, if possible, than six (6) months after the constitution of the arbitration tribunal. The arbitration decision shall be final and binding upon both parties hereto and the parties hereto agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award granted pursuant to an arbitration decision thereunder shall be enforceable against the parties hereto in accordance with the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards, as amended.

      (f) The seat of arbitration shall be New York City, unless the parties hereto otherwise agree in writing. The official arbitration language shall be English.

      SECTION 7.07.     Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

      SECTION 7.08.     Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter of this Agreement.

      SECTION 7.09.     Bulk Sales Laws. Novo Nordisk Delivery Technologies, Inc. and Aradigm each hereby waive compliance by Aradigm with the provisions of the “bulk sales,” “bulk transfer” or similar laws of any state. Aradigm agrees to indemnify and hold Novo Nordisk Delivery Technologies, Inc. harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates as a result of any failure to comply with any such “bulk sales,” “bulk transfer” or similar laws.

      SECTION 7.10.     Severability. If any provision in any Article of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such other Article in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties hereto. However, if the intent of the parties hereto cannot be preserved, this Agreement shall be either renegotiated or terminated.

[SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARADIGM CORPORATION

By:

Name:

Title:

NOVO NORDISK DELIVERY
TECHNOLOGIES, INC.

By:

Name:

Title:

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

      ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of                     , 2004, between Aradigm Corporation, a corporation duly organized and existing under the laws of the State of California (“Aradigm”)and Novo Nordisk Delivery Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“Novo Nordisk Delivery Technologies, Inc.”).

W I T N E S S E T H :

      WHEREAS, Aradigm and Novo Nordisk Delivery Technologies, Inc. have concurrently herewith consummated the purchase by Novo Nordisk Delivery Technologies, Inc. of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement dated                     , 2004 between Aradigm and Novo Nordisk Delivery Technologies, Inc. (the “Asset Purchase Agreement”; terms defined in the Asset Purchase Agreement and not otherwise defined herein being used herein as therein defined); and

      WHEREAS, pursuant to the Asset Purchase Agreement, Novo Nordisk Delivery Technologies, Inc. has agreed to assume certain liabilities and obligations of Aradigm with respect to the Purchased Assets and the Development Program.

      NOW, THEREFORE, in consideration of the sale of the Purchased Assets and in accordance with the terms of the Asset Purchase Agreement, Aradigm and Novo Nordisk Delivery Technologies, Inc. agree as follows:

      1. (a) Aradigm does hereby sell, transfer, assign and deliver to Novo Nordisk Delivery Technologies, Inc. all of the right, title and interest of Aradigm in, to and under the Purchased Assets; provided that, no sale, transfer, assignment or delivery shall be made of any or any material portion of any of the Contracts or Permits if an attempted sale, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Aradigm or Novo Nordisk Delivery Technologies, Inc. thereunder.

      (b) Novo Nordisk Delivery Technologies, Inc. does hereby accept all the right, title and interest of Aradigm in, to and under all of the Purchased Assets (except as aforesaid) and Novo Nordisk Delivery Technologies, Inc. assumes and agrees to pay, perform and discharge promptly and fully when due all of the Assumed Liabilities and to perform all of the obligations of Aradigm to be performed under the Contracts except to the extent liabilities thereunder constitute Excluded Liabilities.

      2. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

      3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ARADIGM CORPORATION

By:

Name:
Title:

NOVO NORDISK DELIVERY
TECHNOLOGIES, INC.

By:

Name:
Title:

EXHIBIT C

[SUBLEASE AGREEMENT]

Sublease Agreement

     This Sublease Agreement (“Sublease”) is dated as of    , 2004 (the “Effective Date”) by and between Aradigm Corporation, a California corporation (“Aradigm”), Novo Nordisk Delivery Technologies, Inc., a Delaware corporation, and, solely for the purposes of Section 16, Novo Nordisk A/S, a company organized under the laws of Denmark (“Novo Nordisk”).

RECITALS

     A. Aradigm is tenant under that certain Lease dated as of January 28, 1998 between Britannia Point Eden, LLC, a California limited liability company (“Prime Landlord”) and Aradigm as amended by that certain First Amendment to Lease dated as of December 16, 1998 and that certain Second Amendment to Lease dated as of December 31, 2003 (collectively, the “Building 1 Lease”), respecting certain improved premises (the “Building 1 Premises”) commonly known as 3929 Point Eden Way, Hayward, California 94545 consisting of approximately 72,467 square feet, as more particularly described therein. The Building 1 Lease is attached hereto as Exhibit A. The Building 1 Premises contain Aradigm’s corporate offices and an approximately 5,100 square foot device manufacturing facility (the “Device Manufacturing Facility”), as more particularly described in Exhibit B attached hereto and incorporated herein by this reference.

     B. Aradigm, Novo Nordisk Delivery Technologies, Inc. and Novo Nordisk have entered into a Restructuring Agreement dated as of September 28, 2004 (the “Restructuring Agreement”) pursuant to which they agreed to restructure the existing arrangements between Aradigm and Novo Nordisk regarding, among other things, the development and commercialization of the Development Program (as defined therein).

     C. In accordance with the Restructuring Agreement, the parties are to enter into a short term sublease of the Device Manufacturing Facility, pursuant to the terms and subject to the conditions set forth in this Sublease.

     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Novo Nordisk, Novo Nordisk Delivery Technologies, Inc. and Aradigm agree as follows:

     1. Demise

          Aradigm hereby subleases to Novo Nordisk Delivery Technologies, Inc. and Novo Nordisk Delivery Technologies, Inc. hereby subleases from Aradigm, the Device Manufacturing Facility, upon and subject to the terms and conditions set forth in this Section 1. Novo Nordisk Delivery Technologies, Inc. shall be responsible for constructing such demising walls and doors as the parties agree are needed to segregate the Device Manufacturing Facility from the balance of Building 1. To the degree that such segregation is not practicable, the parties will agree on and implement policies to minimize the risk of any disruption or other adverse effect that might result from an incomplete segregation.

     2. Term

          The term of this Sublease (the “Term”) shall commence on the Effective Date and shall end on the last day of the fourteenth month following the Effective Date (the “Termination Date”). Notwithstanding the foregoing, the Termination Date may be extended by mutual written agreement of Aradigm and Novo Nordisk, subject to consent of Prime Landlord, if required, and Novo Nordisk Delivery Technologies, Inc. may terminate this Sublease at any time during the Term upon thirty (30) day’s prior written notice to Aradigm.

     3. Use

          Novo Nordisk shall be permitted to use the Device Manufacturing Facility solely for the assembly of Devices for use in the Development Program in a manner consistent with the permitted uses under the Building 1 Lease.

     4. Rent

          4.1 Base Rent. Starting on the Effective Date, Novo Nordisk Delivery Technologies, Inc. shall pay as base rent (“Base Rent”) for the Device Manufacturing Facility, in advance, on or before the first day of each month, without deduction or offset, monthly rent in the amount of ten thousand one hundred thirty-four dollars and twenty-eight cents ($10,134.28). Base Rent and Additional Rent (defined below) shall be payable to Aradigm at the address stated herein for Aradigm. Base Rent and Additional Rent shall collectively be referred to herein as “Rent.” Rent for any period that includes both days during the Term and outside the Term shall be prorated on a per diem basis based upon the number of days in the period in question that are during and outside the Term.

          4.2 Additional Rent.

               (a) Novo Nordisk Delivery Technologies, Inc. shall pay to Aradigm, as additional rent (“Additional Rent”), Novo Nordisk Delivery Technologies, Inc.’s Pro Rata Share of Operating Expenses accruing under and as defined in the Building 1 Lease during the term of this Sublease, together with all other expenses of Aradigm occasioned by Novo Nordisk Delivery Technologies, Inc.’s use of the Device Manufacturing Facility.

               (b) For purposes hereof, Novo Nordisk Delivery Technologies, Inc.’s “Pro Rata Share” means seven and four hundredths percent (7.04%) (based on square footage of Building 1).

               (c) For the calculation of Additional Rent, Aradigm shall provide Novo Nordisk Delivery Technologies, Inc. a copy of each “notice of Prime Landlord’s estimate of Operating Expenses” and each annual Statement (as defined in Article 5 of the Building 1 Lease) delivered by Prime Landlord pursuant to Article 5 of the Building 1 Lease, in each case, which is applicable to any portion of the Term.

               (d) Payments of Additional Rent attributable to the Operating Expenses shall be made (i) on or before the first day of each calendar month in the case of estimated Operating Expenses and (ii) within 20 days after receipt of each annual Statement, in the case of actual Operating Expense adjustments made pursuant to Section 5.4(a) of the Building 1 Lease.

               (e) Novo Nordisk Delivery Technologies, Inc. shall pay as Additional Rent any portion of any real property taxes or assessments paid by Aradigm pursuant to Section 4.2 of the Prime Lease attributable in whole or in part to the Device Manufacturing Facility which portion shall be (i) the Pro Rata Share if such payment is attributable to the entire Building 1 Premises, (ii) the entire payment if such payment is attributable to the Device Manufacturing Facility only, or (iii) prorated based upon the square footage of the Device Manufacturing Facility and the square footage of any other portion of the Building 1 Premises to which such payment applies.

               (f) Aradigm shall pay to Novo Nordisk Delivery Technologies, Inc. the portion of any payment received from Prime Landlord pursuant to Section 5.4(a) or 5.4(b) of the Building 1 Lease attributable in whole or in part to the Device Manufacturing Facility which portion shall be (i) the Pro Rata Share if such payment is attributable to the entire Building 1 Premises, (ii) the entire payment if such payment is attributable to the Device Manufacturing Facility only, or (iii) prorated based upon the square footage of the Device Manufacturing Facility and the square footage of any other portion of the Building 1 Premises to which such payment applies.

     5. Utilities

          5.1 Novo Nordisk Delivery Technologies, Inc. shall pay to Aradigm its Pro Rata Share of the costs of all utilities, maintenance and insurance provided to the Building 1 Premises during the term of the Sublease, whether by Aradigm or Prime Landlord. Payment shall be made within twenty (20) days after receipt by Novo Nordisk Delivery Technologies, Inc. of a copy of each invoice from the provider of the applicable utility, maintenance or insurance.

     6. As-Is

          Subject to Prime Landlord’s service, maintenance or repair obligations under the Building 1 Lease and the provisions of this Sublease, Novo Nordisk Delivery Technologies, Inc. accepts the Device Manufacturing Facility and all improvements in an “as is” condition.

     7. Incorporation of Master Lease

          7.1 Except as otherwise provided in this Sublease, all of the terms and provisions of the Building 1 Lease (the “Incorporated Provisions”) are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Building 1 Lease are hereby imposed upon the parties hereto with respect to the Device Manufacturing Facility, “Aradigm” being substituted for “Landlord” in the Building 1 Lease, “Novo Nordisk Delivery Technologies, Inc.” being substituted for the “Tenant” in the Building 1 Lease and the “Device Manufacturing Facility” being substituted for the “Premises” in the Building 1 Lease; provided, however, that the term “Landlord” in the following sections of the Building 1 Lease shall mean (i) Prime Landlord (subject to Aradigm’s obligations under Paragraph 10 of this Sublease), not Aradigm: 8.1, 9.6(a), 9.6(d), 10.1(b), 15.1, 15.2, 15.4, 17.4; and (ii) both Prime Landlord and Aradigm: 7.1, 7.3 and 7.4. Notwithstanding the foregoing, the following

Paragraphs of the Building 1 Lease are not incorporated herein: 1.1, 1.2, 1.3, 1.4, 2.1, 2.2, 2.3, 2.4, 2.5, 3.1, 3.2, 4.2, 5.1, 5.2, 5.3, 5.4, 5.5, 6.1, 7.2, 10.1(a), 11.1, 11.2, 15, 16.1, 17.1, 17.8, 17.11, 17.15, 17.16, 17.19, Exhibit A, Exhibit B, Exhibit C, Exhibit D and First Amendment to Lease.

          7.2 As incorporated herein and applicable hereunder, unless otherwise provided herein, the Incorporated Provisions are deemed changed as follows:

               (a) References to a specific section or article number of, or exhibit or schedule to, the Building 1 Lease preceded by the word “this” are deemed changed by deleting the word “this” and adding the phrase “of the Building 1 Lease as incorporated hereby” after such section, article, schedule or exhibit reference.

               (b) The words “hereof”, “herein”, “hereunder” and similar words are deemed to refer to the provision of the Building 1 Lease in which they appear as incorporated herein by reference.

               (c) With respect to Section 13.1:

          (i) each instance of the phrase “six (6) months from the date of the damage or destruction in the case of damage or destruction occurring prior to the last year of the term of this Lease, or exceeds” shall be deemed deleted;

          (ii) each instance of the phrase “in the case of damage or destruction occurring during the last year of the term of this Lease” shall be deemed deleted;

          (iii) the phrase “pursuant to Section 10.1(b) hereof” in the 19th line shall be deemed deleted;

          (iv) the phrase “Landlord fails” in the 32nd line is deemed changed to the phrase “Prime Landlord and Aradigm fail”;

          (v) the parenthetical proviso beginning on the 37th line shall be deemed deleted; and

          (vi) following each reference to Section 2.4 and Exhibit C there shall be deemed inserted the phrase “of the Building 1 Lease”.

               (d) Except as otherwise expressly set forth herein, the time limits set forth in the Building 1 Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purposes of incorporation into this Sublease, by shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Aradigm or Novo Nordisk Delivery Technologies, Inc., as the case may be (and each party covenants that it will do so), at least three (3) days (not including Saturdays, Sundays and legal holidays in the state of California) prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Building 1 Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Device Manufacturing Facility or the use or occupancy thereof after receipt of same from Prime Landlord. In the case of any time limit described above which is one or two days after the giving of the notice applicable thereto, such notice shall be delivered by facsimile as provided in Paragraph 18 hereof.

     8. Compliance and Repairs

          Notwithstanding anything to the contrary in this Sublease, (i) Novo Nordisk Delivery Technologies, Inc.’s repair obligations hereunder shall not include the making of any capital repairs or improvements to the Device Manufacturing Facility unless, and to the extent, required due to Novo Nordisk Delivery Technologies, Inc.’s negligence or willful misconduct; and (ii) Novo Nordisk Delivery Technologies, Inc. shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to Novo Nordisk Delivery Technologies, Inc.’s change in the use and occupancy of the Device Manufacturing Facility during the Term or triggered by Novo Nordisk Delivery Technologies, Inc.’s alterations or improvements to the Device Manufacturing Facility.

     9. Conflicts

          9.1 In the event of any conflict between this Sublease and the Building 1 Lease, as between Aradigm and Novo Nordisk Delivery Technologies, Inc., the terms and conditions of this Sublease shall control.

          9.2 Nothing in this Sublease shall diminish the rights of either party under any Transaction Agreement (as defined in the Restructuring Agreement).

     10. Aradigm’s Obligations

          10.1 Aradigm covenants that during the term of this Sublease it shall at all times comply with all provisions of the Building 1 Lease and fulfill all its obligations thereunder other than those, if any, which are to be fulfilled directly by Novo Nordisk Delivery Technologies, Inc.

          10.2 If Prime Landlord shall default in any of its obligations to Aradigm with respect to the Device Manufacturing Facility, Aradigm shall not, except as and to the extent hereinafter set forth, be obligated to bring any action or proceeding or to take any steps to enforce Aradigm’s rights against Prime Landlord other than, upon the written request of Novo Nordisk Delivery Technologies, Inc., making a demand upon Prime Landlord to perform its obligations under the Building 1 Lease with respect to the Device Manufacturing Facility. If following the making of such demand and the expiration of any applicable grace period granted to Prime Landlord under the Building 1 Lease, Prime Landlord shall fail to perform its obligations under the Building 1 Lease, then Novo Nordisk Delivery Technologies, Inc. shall have the right to take such action in its own name. If (a) any such action against Prime Landlord in Novo Nordisk Delivery Technologies, Inc.’s name is barred by reason of lack of privity, non-assignability or otherwise, and (b) the failure of Prime Landlord to perform its obligations under the Building 1 Lease has, or may have, a materially adverse effect upon Device Manufacturing

Facility or Novo Nordisk Delivery Technologies, Inc.’s permitted use thereof then, subject to and upon the following terms, Novo Nordisk Delivery Technologies, Inc. may bring such action in Aradigm’s name and Aradigm shall execute all documents reasonably required in connection therewith, provided (i) the same is without cost and expense to Aradigm, (ii) Novo Nordisk Delivery Technologies, Inc. shall indemnify Aradigm in connection therewith, and (iii) Novo Nordisk Delivery Technologies, Inc. is not in default hereunder.

          10.3 Except as expressly otherwise provided herein Aradigm shall have no obligation to Novo Nordisk Delivery Technologies, Inc. for the performance by Prime Landlord of any obligations and representations of Prime Landlord under the Building 1 Lease, except to use commercially reasonable efforts to enforce Prime Landlord’s obligations and representations under the Building 1 Lease.

     11. Quiet Enjoyment

          11.1 Provided Novo Nordisk Delivery Technologies, Inc. is not in default under this Sublease beyond any applicable periods of notice and cure, Aradigm covenants and agrees not to (a) voluntarily cancel or surrender the Building 1 Lease without the prior consent of Novo Nordisk Delivery Technologies, Inc. nor (b) consent to any modification, amendment or supplement to the Building 1 Lease which will deprive Novo Nordisk Delivery Technologies, Inc. of the benefits under this Sublease except to a de minimis extent and/or to the extent such failure to consent could result in a default by Aradigm under the Building 1 Lease. Aradigm shall promptly forward to Novo Nordisk Delivery Technologies, Inc. any default or termination notice with respect to the Building 1 Lease received by Aradigm and this Sublease shall terminate in the event of any such termination of the Building 1 Lease. A termination of the Building 1 Lease due to the default of Aradigm, other than a default resulting from or attributable to any corresponding default of Novo Nordisk Delivery Technologies, Inc. under this Sublease, shall be considered a voluntary cancellation or surrender of the Building 1 Lease under this subparagraph.

          11.2 Aradigm covenants that Novo Nordisk Delivery Technologies, Inc., upon paying the Rent and performing its obligations hereunder and subject to all the terms and conditions of this Sublease shall peacefully and quietly have, hold and enjoy the Device Manufacturing Facility throughout the Term or until this Sublease is terminated as provided by this Sublease.

     12. Insurance

          Novo Nordisk Delivery Technologies, Inc. shall maintain with regard to the Device Manufacturing Facility only, for the benefit of Novo Nordisk Delivery Technologies, Inc. and Aradigm, the insurance coverages required of tenant by Paragraph 10.1 of the Building 1 Lease and shall name Aradigm as an additional insured thereunder.

     13. Surrender

          Notwithstanding any provision to the contrary, Novo Nordisk Delivery Technologies, Inc. shall surrender the Device Manufacturing Facility upon expiration or termination of this Sublease for any reason in the same condition existing as of the Effective

Date, normal wear and tear excepted, except that Novo Nordisk and Novo Nordisk Delivery Technologies, Inc., as applicable, shall retain title to and remove all inventory, equipment and other personal property acquired pursuant to the Transaction Agreements.

     14. Assignment and Subletting

          Novo Nordisk Delivery Technologies, Inc. shall not assign this Sublease or sublet all or any portion of the Device Manufacturing Facility, or allow any other person or entity to occupy all or any portion of the Device Manufacturing Facility, or otherwise transfer any right, title or interest in this Sublease or the Device Manufacturing Facility, by operation of law or otherwise, without the express written consent of (i) Aradigm, which Aradigm may grant or withhold in its sole and absolute discretion and (ii) Prime Landlord in accordance with the provisions of Section 11.1 and 11.2 of the Building 1 Lease. Notwithstanding the foregoing provisions, however, Novo Nordisk Delivery Technologies, Inc. may assign this Sublease or sub-sublet the Device Manufacturing Facility, or any portion thereof, without Aradigm’s or Prime Landlord’s consent (but with prior or substantially concurrent written notice to Aradigm and Prime Landlord), to any entity (i) which controls, is controlled by, or is under common control with Novo Nordisk Delivery Technologies, Inc. or (ii) to which is assigned the Amended and Restated License Agreement (as defined in the Restructuring Agreement). Any such attempted transfer shall be deemed null and void.

     15. Late Payments; Expenses

          Any payment under this Sublease that is not paid when due shall bear interest at the London Interbank Offered Rate (as defined in the Asset Purchase Agreement) plus five percent (5%) per annum until paid in full. In addition, the collecting party shall be entitled to recover from the non-paying party its expenses, including reasonable attorneys’ fees and costs, incurred in enforcing this Sublease.

     16. Parent Guarantee.

          Novo Nordisk hereby guarantees the performance in full of the obligations of Novo Nordisk Delivery Technologies, Inc. under this Sublease.

     17. Estoppel

          Aradigm hereby certifies to the Novo Nordisk Delivery Technologies, Inc. that (i) it is not in default under the Building 1 Lease nor to its knowledge is there any event which with notice or lapse of time or both would constitute a default by Aradigm thereunder and (ii) to its knowledge, Prime Landlord is not in default under the Building 1 Lease nor is there any event which with notice or lapse of time or both would constitute a default by Prime Landlord thereunder.

     18. Notices.

          All notices required or permitted to be given under this Sublease shall be given in writing and shall be sent by: (a) hand delivery; (b) registered mail, return receipt requested; (c)

overnight delivery service; or (d) facsimile transmission, with confirmation received, and shall be sent or delivered as follows:

     If to Novo Nordisk Technologies, Inc. or Novo Nordisk N/A:

Novo Nordisk A/S
Novo Alle
DK-2880 Bagsvaerd
Denmark
Attention: General Counsel
Telephone: +45 44 44 88 88
Telefax: +45 44 42 18 30

with a copy to:

Attention: Vice President, Business Development
Telephone: +45 44 42 39 00
Telefax: +45 44 42 16 98

If to Aradigm Corporation:

Aradigm Corporation
3929 Point Eden Way
Hayward, California 94545
Attention: Chief Financial Officer
Telephone: +1 510-265-9000
Telefax: +1 510-265-0277

with a copy to:

Cooley Godward LLP
3175 Hanover Street
Palo Alto, California 94304-1130
Attention: James C. Kitch
Telephone: +1 650-843-5027
Telefax: +1 650-849-7400

     19. Governing Law

          This Sublease shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of California, United States.

     20. Successors and Assigns

          This Sublease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     21. Counterparts

          This Sublease may be executed in multiple counterparts, each of which shall be deemed an original.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Executed to be effective as of the Effective Date.

Aradigm Corporation, a California corporation
By:
Name:
Title:

Novo Nordisk Delivery Technologies, Inc., a Delaware corporation
By:
Name:
Title:

Novo Nordisk A/S, a corporation organized under the laws of Denmark, as guarantor, solely for the purposes of Section 16
By:
Name:
Title:

EXHIBIT A

[Building 1 Lease]

EXHIBIT D

[CONTRACT MANUFACTURING AGREEMENT]

CONTRACT MANUFACTURING AGREEMENT

     This Contract Manufacturing Agreement (the “Agreement”) is made and entered into as of                                       , 2004 by and between Novo Nordisk Delivery Technologies, Inc., a Delaware corporation (“Novo Nordisk Delivery Technologies, Inc.”) and Aradigm Corporation, a California corporation (“Aradigm”). Novo Nordisk Delivery Technologies, Inc. and Aradigm may be referred to herein as a “Party” or, collectively, as “Parties.”

Recitals

     WHEREAS, Novo Nordisk A/S and Aradigm entered into a Development and License Agreement dated as of June 2, 1998, as amended by Amendment No. 1 thereto dated as of October 22, 2001 (the “Development and License Agreement”) to develop a system for pulmonary delivery of insulin (and potentially other compounds) and under which Aradigm granted to Novo Nordisk A/S an exclusive, world-wide license under certain patent rights and “know-how” to use, market, distribute, sell and sublicense products resulting from such development program in the Field (as defined therein);

     WHEREAS, Aradigm, Novo Nordisk A/S and Novo Nordisk Delivery Technologies, Inc., are Parties to a Restructuring Agreement dated as of September 28, 2004 (the “Restructuring Agreement”) pursuant to which they have agreed to restructure their existing arrangements regarding the development, production and commercialization of the Development Program (as defined therein) and to certain other matters as set forth therein;

     WHEREAS, as part of such transaction, the Parties are entering into an Amended and Restated License Agreement dated as of the even date herewith (the “Amended and Restated License Agreement”) pursuant to which they have agreed to alter the rights and responsibilities of Aradigm and Novo Nordisk A/S with respect to the Development Program; and

     WHEREAS, as part of such transaction, the Parties are entering into this Agreement to provide Aradigm the right to purchase certain devices and dosage forms from Novo Nordisk Delivery Technologies, Inc. on the terms set forth below.

     NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

Agreement

1.	Definitions.

1.1	The following terms, as used herein, shall have the following meanings:

     “Act” means the United States Food, Drug and Cosmetics Act of 1938, as the same may be amended or re-enacted from time to time.

     “Actual Capacity” means the calculated net annual production capacity measured in time of the existing Facility when staffed to produce three (3) fifteen liter (15L) lots per two (2) months and three to five (3-5) devices/shift.

     “Affiliate” has the meaning set forth in the Restructuring Agreement.

     “API” means, for each Packaged Dosage Form, the active pharmaceutical ingredient of that Packaged Dosage Form that is provided by Aradigm to Novo Nordisk Delivery Technologies, Inc. under this Agreement prior to Manufacture into a Formulation.

     “Applicable Laws” means the Act, together with any regulations promulgated thereunder, and any equivalent applicable laws and regulations within the European Union, Canada, and Japan.

     “Batch” means a specific quantity of Packaged Devices and/or Packaged Dosage Forms that in each case is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of Manufacture as defined under Applicable Laws.

     “Business Day” has the meaning set forth in the Amended and Restated License Agreement.

     “cGMPs” means all Applicable Laws related to the Manufacture of the Packaged Dosage Forms and Packaged Devices including the current “Good Manufacturing Practice” regulation and guidelines promulgated under the Act at 21 CFR (chapters 210, 211, 600 and 610), as the same may be amended or re-enacted from time to time.

     “Closing Date” has the meaning set forth in the Restructuring Agreement.

     “Contract Quarter” means any three (3) calendar month period beginning on the first day of the 1st, 4th, 7th and 10th months of each calendar year.

     “Defects” means current or latent Significant Deviations, foreign material, contaminant, defect, and/or adulteration under Applicable Laws.

     “Device” means any pulmonary delivery device used in clinical trials that is: (a) in compliance with the applicable Specifications; (b) identical to the iDMS device that is being produced for the iDMS program and that is based on the Aradigm device technology licensed under the Amended and Restated License Agreement; and (c) intended to be used to administer Dosage Forms in human clinical trials.

     “Development Program” has the meaning set forth in the Restructuring Agreement.

     “Diligent Efforts” means, with respect to efforts of any Party hereto, no less than the efforts that such Party applies to development or manufacture of its own devices or dosage forms with similar regulatory requirements.

     “Dosage Form” means the iDMS identical Primary Packaging, containing Formulation, that is made by Novo Nordisk Delivery Technologies, Inc. for Aradigm.

     “Facilities” means the facilities located at: (a) Building 2 at 3955 Trust Way, Hayward, California 94545, including manufacturing facility #1 (“MF1”) (b) Building 3 at 3920 Point Eden Way, Hayward, California 94545; and (c) Building 1 (Device Manufacturing facilities only) at 3929 Point Eden Way, Hayward, California 94545; or (d) any other location agreed to in writing by the Parties.

     “FDA” means the United States government agency known as the Food and Drug Administration, or any successor thereto.

     “Formulation” means the inhalation solution that is Manufactured by Novo Nordisk Delivery Technologies, Inc. under the Agreement in accordance with the applicable Specifications and that contains an API provided by Aradigm and Other Excipients.

     “Full Manufacturing Cost” means the cost of raw materials (excluding the API and Other Excipients provided by Aradigm, unless otherwise stated), components, labor (production), quality (labor, reagents and external analysis), third party royalties, freight, import duties, taxes and reasonably allocated facilities costs, depreciation of equipment and facilities, lease of equipment and facilities, product and professional support, and manufacturing overheads relating to the production of the specified items. Full Manufacturing Cost will also include an allocation of unusable manufacturing capacity, to be defined as two and one-half (2.5) months per twelve (12) month period, such allocation to be made based on Aradigm’s actual usage of the Facilities during such period as a percentage of Actual Capacity.

     “iDMS” means the insulin Diabetes Management System developed under the Development Program (as defined in the Amended and Restated License Agreement).

     “Manufacture” and “Manufacturing” mean the following operations required to produce and assemble Formulations, Packaged Dosage Forms and/or Packaged Devices from API and iDMS identical materials using then current Specifications: upstream processing; formulation; form, fill, & seal; downstream processing; quality control; quality assurance and testing (solely for iDMS identical testing); and packaging and related services.

     “Manufacturing Requirements Documents” or “MRD” refers to the Aradigm documents that describe the requirements for Manufacturing, testing, storage and release of Packaged Dosage Forms and/or Packaged Devices at a specific site and shall identify critical and non-critical parameters relating to the Formulation and process and shall include the associated tech transfer documents.

     “Master Batch Record” means, for a given Packaged Device or Packaged Dosage Form, the current approved manufacturing instructions to be followed by Novo Nordisk Delivery Technologies, Inc. with respect to the Manufacture, handling and storage of that Packaged Device or Packaged Dosage Form, and their components.

     “Other Excipients” means any raw materials or components, which are different from then current raw materials and components provided by Aradigm and used for iDMS.

     “Packaged Device” means the Device, contained in Secondary Packaging, that is intended for use in phase 2 and/or phase 3 clinical trials.

     “Packaged Dosage Forms” means the disposable Dosage Forms, contained in Secondary Packaging, that are intended for use in phase 2 and/or phase 3 clinical trials.

     “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Primary Packaging” means those packaging components that are or may be in direct contact with the Device or the Formulation contained in a Dosage Form. The primary packaging components of a Dosage Form are the nozzle layer, the lid layer, the blister layer and the label laminate.

     “Quality Agreement” means the Quality Agreement, dated as of the even date herewith, for any Packaged Devices and Packaged Dosage Forms that are Manufactured by Novo Nordisk Delivery Technologies, Inc., describing the quality control and regulatory responsibilities of the Parties with respect to such Packaged Devices and Packaged Dosage Forms.

     “Regulatory Agency” means the FDA (within the United States) and any other governmental authority (national, federal, provincial and/or local) in the EU, Japan, and Canada that is a counterpart to the FDA or otherwise has jurisdiction over the Manufacture or approval of any Packaged Device or Packaged Dosage Form.

     “Secondary Packaging” means bulk packaging that is used for containment, for storage, for shipment, or for identification of materials or as otherwise agreed in writing between the Parties.

     “Significant Change” means any change that: (a) materially affects the scope or content of a previously filed and active “Investigational New Drug Application” for the Packaged Dosage Forms and/or Packaged Devices; (b) may require revalidation; or (c) would result in changing or modifying the Specifications.

     “Significant Deviation” means any material non-conformity from established requirements as provided in the applicable product registration, applicable validation and/or qualification documents as well as applicable Batch production records and associated procedures, methods and Specifications.

     “Specifications” mean the quality control and technical procedures, test results, storage conditions, transportation conditions, requirements, standards and other data and documentation with respect to API, Devices, Formulation, Dosage Forms, Other Excipients, Primary Packaging, and Secondary Packaging (and the excipients and components thereof).

     “Third Party” means any entity other than Novo Nordisk Delivery Technologies, Inc., Aradigm or any of their Affiliates.

     “Transaction Agreements” has the meaning set forth in the Restructuring Agreement.

1.2 Other Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Recitals
Amended and Restated License Agreement	Recitals
Aradigm	Recitals
Confidential Information	7.1 (d)
Damages	8.1
DEA	2.4
Dedicated Equipment	2.9
Deficiency Notice	5.4
Development and License Agreement	Recitals
DMF	6.3
Firm Order	3.3
Forecast	3.2
GLP	6.4
Indemnified Party	8.3
Indemnifying Party	8.3
Manufacturing Responsibilities	2.2
Novo Nordisk Delivery Technologies, Inc.	Recitals
Parties	Recitals
Party	Recitals
Restructuring Agreement	Recitals
SOPs	2.1
Term	10.1

1.3 Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any Party consisting of more than one (1) person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, and Exhibits are to Articles, Sections, and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Party include the successors and permitted assigns of that Party. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

2. Scope of Work.

2.1 General. This Agreement, the Quality Agreement, and other exhibits hereto shall serve as a supply agreement governing the Manufacture, purchase and supply of Packaged Dosage Forms and/or Packaged Devices between the Parties. Each Party shall use Diligent Efforts to perform the responsibilities assigned to such Party as defined herein. Promptly after the Closing Date, Novo Nordisk Delivery Technologies, Inc. shall prepare detailed standard operating procedures (“SOPs”) to facilitate the performance of the Parties’ obligations under this Agreement, including SOPs for managing change control in accordance with Section 2.5. Novo Nordisk Delivery Technologies, Inc. shall submit such SOPs to Aradigm for review and approval, such approval not to be unreasonably withheld or delayed.

2.2 Manufacture and Supply. During the Term, Novo Nordisk Delivery Technologies, Inc. shall Manufacture and supply to Aradigm such quantities of each Packaged Device and/or Packaged Dosage Form as may be ordered by Aradigm in accordance with Section 3.3 for the compensation described in Article 4. All such Manufacture and supply shall occur at the Facilities unless otherwise agreed in writing by the Parties. Aradigm shall deliver the applicable MRDs and Specifications at least twelve (12) weeks prior to the planned Manufacturing to permit Novo Nordisk Delivery Technologies, Inc. to update its SOPs and other documents; provided that, if Aradigm does not meet such 12-week timeline, then Novo Nordisk Delivery Technologies, Inc. shall use reasonable efforts to accommodate such planned Manufacturing. Novo Nordisk Delivery Technologies, Inc. shall Manufacture and supply each order of Packaged Device and/or Packaged Dosage Form in accordance with the applicable MRD, Quality Agreement, and Applicable Laws (hereinafter collectively the “Manufacturing Responsibilities”). For the avoidance of doubt, Novo Nordisk Delivery Technologies, Inc. shall Manufacture and supply the Dosage Forms and Devices for Aradigm that are identical to the dosage forms and devices produced for the Product (as defined in the Amended and Restated License Agreement) and Device (as defined in the Amended and Restated License Agreement)

using the then current Novo Nordisk Delivery Technologies, Inc. Specifications, with the exception of API and Specifications with respect to Other Excipients. Additionally, Novo Nordisk Delivery Technologies, Inc. may reject Aradigm’s request to Manufacture or supply Aradigm with any of the excluded products identified on Exhibit A, as amended from time to time, or any products that contain proteolytic activity, allergenic excipients, penicillins, cephalosporins, potent steroids and hormones, cytotoxics, viable micro-organisms or vira or substances that can cause anaphylaxis, and/or have unknown toxicity. Novo Nordisk Delivery Technologies, Inc. may reject Aradigm’s request to Manufacture any Dosage Forms that cannot be introduced under cGMPs into a facility that also makes Product (as defined in the Amended and Restated License Agreement) for phase 3a and b clinical trials.

2.3 Materials.

(a) Novo Nordisk Delivery Technologies, Inc. Novo Nordisk Delivery Technologies, Inc. shall purchase and test all raw materials and components identical to iDMS (other than API and Other Excipients) necessary for such Manufacture in accordance with the then current Specifications. Novo Nordisk Delivery Technologies, Inc. shall notify Aradigm in writing prior to changing any supplier of components of the Packaged Device and Packaged Dosage Form. Novo Nordisk Delivery Technologies, Inc. shall at all times maintain an inventory of all materials and components (excluding API and Other Excipients) sufficient in its reasonable judgment to Manufacture the relevant Packaged Dosage Forms and/or Packaged Devices to fill Aradigm’s binding orders and forecasts for at least the following one (1) month or such different period of time as may be agreed in writing by the Parties.

(b) Aradigm. Aradigm shall (at Aradigm’s expense) purchase and provide Novo Nordisk Delivery Technologies, Inc., in accordance with the delivery schedule agreed to in writing by the Parties, with all API and Other Excipients that are necessary to produce Formulations, such APIs and Other Excipients to be free from any Defects. Aradigm shall supply Other Excipients that are of pharmacopoeia quality, provided that Other Excipients of such quality are available. Furthermore, Aradigm shall (at Aradigm’s expense) provide to Novo Nordisk Delivery Technologies, Inc. all analytical methods, Specifications, including verified cleaning methods, and other documentation necessary to Manufacture and supply the applicable Packaged Dosage Forms and/or Packaged Devices under this Agreement. For clarity, Aradigm will be responsible for developing and conducting analytical testing for all non-iDMS identical materials and components and cleaning agents including API and Other Excipients and testing to verify cleaning of Novo Nordisk Delivery Technologies, Inc.’s facilities after manufacture of Dosage Forms. Aradigm will be responsible for qualifying and approving all non-iDMS identical materials, components and its suppliers. In the event that any API and Other Excipients contain Defects, Aradigm shall promptly replace such API and Other Excipients and Novo Nordisk Delivery Technologies, Inc.’s obligations to manufacture and supply Packaged Dosage Forms will be extended for an amount of time provided that, the capacity limitations set forth in Section 3.1(a) are not exceeded. Aradigm shall provide all test results and release certificates to Novo Nordisk Delivery Technologies, Inc. related to API, Other Excipients, components, in-process controls tests and cleaning tests conducted by Aradigm.

2.4 Compliance with Laws. Novo Nordisk Delivery Technologies, Inc. shall comply with all Applicable Laws related to: (a) the transportation, storage, use, handling and disposal of controlled substances and/or hazardous materials in connection with its obligations under this Agreement; and (b) Novo Nordisk Delivery Technologies, Inc.’s Manufacture of Packaged Device and Packaged Dosage Form under this Agreement. Novo Nordisk Delivery Technologies, Inc. covenants that it shall not use, in any capacity, the services of any person who is disbarred under Applicable Law. Novo Nordisk Delivery Technologies, Inc. shall maintain during the Term all government permits and Drug Enforcement Administration (“DEA”) licenses required for the conduct of the actions and procedures that it undertakes pursuant to this Agreement.

2.5 Change Control. Novo Nordisk Delivery Technologies, Inc. shall notify Aradigm in writing if Novo Nordisk Delivery Technologies, Inc. wishes to make any Significant Change. Novo Nordisk Delivery Technologies, Inc. shall not make any Significant Change without Aradigm’s prior written consent, which shall not be unreasonably withheld or delayed.

2.6 Reprocess and Rework. Novo Nordisk Delivery Technologies, Inc. shall not rework or reprocess any Packaged Dosage Forms or Packaged Devices without prior written consent from Aradigm. Novo Nordisk Delivery Technologies, Inc. shall document appropriately all rework and reprocessing conducted under this Agreement.

2.7 Deviations. Novo Nordisk Delivery Technologies, Inc. shall notify Aradigm within three (3) business days after its discovery of any Packaged Dosage Form or Packaged Devices Batch failure or Significant Deviation, and Novo Nordisk Delivery Technologies, Inc. shall use Diligent Efforts to replace such Packaged Dosage Forms or Packaged Device at Aradigm’s expense, except in the event such failure or Significant Deviation arose or resulted from the gross negligence or willful misconduct of Novo Nordisk Delivery Technologies, Inc., in which case such replacement shall occur at no expense to Aradigm (except for the cost of replacing API and Other Excipients, which shall be at Aradigm’s expense).

2.8 Storage and Handling. Novo Nordisk Delivery Technologies, Inc. shall store and handle all API, iDMS identical materials, components, work-in-process materials, and finished Packaged Dosage Forms and Packaged Devices as set forth in the applicable Specifications, MRDs, and in accordance with cGMPs, and shall conform to established safety practices and procedures set forth in Aradigm’s then-current material safety data sheet. In addition, Novo Nordisk Delivery Technologies, Inc. shall take such actions as are reasonably necessary to protect API and Other Excipients from damage, theft, and deterioration. If requested by Aradigm in writing, Novo Nordisk Delivery Technologies, Inc. shall return or destroy, at Aradigm’s expense, any unused API in accordance with Aradigm’s written instructions.

2.9 Equipment and Facilities. Aradigm shall notify Novo Nordisk Delivery Technologies, Inc. in writing if any additional equipment is required for Manufacturing of Packaged Dosage Forms (“Dedicated Equipment”). Aradigm shall purchase, deliver, and maintain (or cause to be maintained) such Dedicated Equipment at its own expense. If such Dedicated Equipment becomes an integrated part of the Facilities, Novo Nordisk Delivery Technologies, Inc. shall validate and maintain the cGMP status of such Dedicated Equipment at Aradigm’s expense.

3. Capacity, Forecasts and Ordering.

3.1 Supply Capacity. Subject to Section 3.1(a), Novo Nordisk Delivery Technologies, Inc. shall maintain sufficient production capacity for the current and forecasted requirements of Packaged Device and/or Packaged Dosage Form, as set forth in the applicable Forecast as defined below.

(a) Capacity Limits. During the Term, Novo Nordisk Delivery Technologies, Inc. shall provide Aradigm with the Manufacturing capacity, which includes Device production and packaging, indicated in the chart below for each of the three (3) process groups (i.e., upstream processing; compounding/filling; and downstream processing, including handle lamination through packaging). Notwithstanding the foregoing, if Novo Nordisk Delivery Technologies, Inc. provides Aradigm with ninety (90) days prior written notice that Novo Nordisk Delivery Technologies, Inc. needs additional capacity for itself to provide Device and/or Dosage Forms for the phase 3 insulin trial that it will conduct, then Novo Nordisk Delivery Technologies, Inc. may shift the capacity allocated to Aradigm’s requirements as set forth in this Agreement as follows: (i) in 2005, Novo Nordisk Delivery Technologies, Inc. may shift the 1/6th of actual capacity to the fourth Contract Quarter of 2005 or split the 1/6th of actual capacity between the first and second half of 2005; (ii) in 2006, Novo Nordisk Delivery Technologies, Inc. may shift the 1/4 of actual capacity to either of the last 2 Contract Quarters of 2006 or split the 1/4 of actual capacity between the first and second half of 2006; and (iii) in 2007, Novo Nordisk Delivery Technologies, Inc. may shift the 1/4th of actual capacity to either of the last 2 Contract Quarters of 2007 or split the 1/4th of actual capacity between the first and second half of 2007. For the avoidance of doubt, the table below lists calendar year capacity. Therefore, in the event that this Agreement terminates before December 31, 2007, Aradigm will only have a corresponding proportional amount of capacity for that year.

Contract Year	Capacity for Each Unit Operation
2005	1/6th of actual capacity
2006	1/4th of actual capacity
2007	1/4th of actual capacity

Notwithstanding this Section 3.1, Novo Nordisk Delivery Technologies, Inc. shall not be obligated to provide Aradigm with the Manufacturing capacity related to use of the sterile core and other filling activities, as described above, if, in its sole discretion, it concludes that the provision of such Manufacturing capacity would, in any manner, impair Novo Nordisk Delivery Technologies, Inc.’s ability to supply any capacity related to its activities under the Amended and Restated License Agreement.

3.2 Forecasts. Within ten (10) days of the Closing Date, and on the 15th day of the first month of each Contract Quarter thereafter, Aradigm will provide Novo Nordisk Delivery Technologies, Inc. with a six (6) Contract Quarter rolling forecast of Aradigm’s orders for Packaged Dosage Forms and/or Packaged Devices on a worldwide basis (each a “Forecast”).

The first Contract Quarter of each Forecast will be binding, and the two subsequent Contract Quarters of each Forecast may represent a deviation of up to plus or minus twenty-five percent (25%) from the previous Forecast for such Contract Quarter. All remaining Contract Quarters of each Forecast will be prepared on a reasonable basis, but will be nonbinding.

3.3 Orders. Aradigm shall submit to Novo Nordisk Delivery Technologies, Inc. written purchase orders for Packaged Device and/or Packaged Dosage Form in accordance with the applicable Forecast (each, a “Firm Order”). Each such purchase order will specify the quantity ordered, the required delivery dates, and any special instructions or invoicing information.

4. Compensation.

4.1 Clinical. Aradigm shall reimburse Novo Nordisk Delivery Technologies, Inc. for the Full Manufacturing Cost of Manufacturing all Packaged Device and/or Packaged Dosage Form ordered by Aradigm pursuant to this Agreement.

4.2 Payments. Novo Nordisk Delivery Technologies, Inc. shall invoice Aradigm for the Full Manufacturing Cost for each shipment of Packaged Device and/or Packaged Dosage Form ordered by Aradigm pursuant to this Agreement. Aradigm shall pay Novo Nordisk Delivery Technologies, Inc. the amount owed pursuant to each such invoice in advance of shipment, in accordance with the compensation described in Section 4.1 within thirty (30) days of receiving each such invoice. All amounts owed under this Agreement shall be paid in the legal currency of the United States.

5. Delivery and Acceptance.

5.1 Quality Control Sample. Novo Nordisk Delivery Technologies, Inc. shall provide Aradigm with the following: (a) a quality control sample of such Batch for the purpose of confirming that such Batch meets the Specifications; (b) a copy of the manufacturing Batch records and all relevant documentation for such Batch, together with written confirmation that such Batch records have been reviewed and approved by the quality assurance unit; and (c) and results of analysis performed by Novo Nordisk Delivery Technologies, Inc. in connection with its obligations under this Agreement. The quality control sample shall consist of Packaged Device and/or Packaged Dosage Form sampled so as to be representative of the Batch. No Batch of Packaged Dosage Forms or Packaged Devices shall be deemed to have been accepted until the quality control sample and associated documentation related to such Batch have been accepted by Aradigm pursuant to Section 5.4, such acceptance not to be unreasonably withheld or delayed.

5.2 Shipping and Title. Novo Nordisk Delivery Technologies, Inc. shall ship Batches to Aradigm as soon as practicable after such Batches are released by Aradigm pursuant to the Quality Agreement, unless otherwise agreed in writing by the Parties. Packaged Dosage Forms containing controlled substances shall be shipped as soon as practicable. Aradigm will use Diligent Efforts to release all Batches within six (6) weeks of the receipt of deliverables specified in Section 5.1 above. Unless otherwise agreed in writing by the Parties, all shipments shall be shipped FCA (Incoterms, 2000) the Facility at Aradigm’s expense, and Aradigm shall bear all risk of loss or damage after the Batch of Packaged Device and/or Packaged Dosage Form is

shipped from the Facility. Novo Nordisk Delivery Technologies, Inc. will package all Packaged Dosage Forms in accordance with the Specifications. Title to all API shall at all times remain with Aradigm. Title to all Packaged Dosage Forms and Packaged Devices shall in each case transfer to Aradigm upon shipment of such Packaged Dosage Forms and Packaged Device from the Facility.

5.3 Delivery. Novo Nordisk Delivery Technologies, Inc. shall deliver all batches of Packaged Dosage Forms and/or Packaged Devices hereunder on the scheduled delivery dates as set forth in the relevant Firm Orders; however, Novo Nordisk Delivery Technologies, Inc. may, if it provides Aradigm with at least ninety (90) days prior written notice, delay delivery of any clinical Batch of Packaged Device and/or Packaged Dosage Form for up to sixty (60) days. In the event of four (4) or more instances of late delivery of more than thirty (30) days over a minimum period of twelve (12) consecutive months for reasons due to Novo Nordisk Delivery Technologies, Inc.’s default, such late deliveries may, at Aradigm’s discretion, be treated as a material breach of this Agreement for the purpose of Section 10.2(a). Upon Aradigm’s receipt of such prior notification of a potential delivery delay, Aradigm and Novo Nordisk Delivery Technologies, Inc. shall use Diligent Efforts to make up the delay during the release period.

5.4 Approval. Aradigm shall review documentation for the Packaged Dosage Forms and Packaged Devices Manufactured by Novo Nordisk Delivery Technologies, Inc. upon receipt thereof and, within six (6) weeks of its receipt, shall give Novo Nordisk Delivery Technologies, Inc. written notice (a “Deficiency Notice”) of all claims for Packaged Dosage Forms and Packaged Devices that contains a Significant Deviation. If Aradigm does not provide Novo Nordisk Delivery Technologies, Inc. with written notice of its rejection of the Batch within such six (6) weeks, then the Batch shall be deemed to have been accepted by Aradigm at the end of the six-week period after delivery of the Batch documentation and the quality control sample. Aradigm shall pay Novo Nordisk Delivery Technologies, Inc. for any rejected Batch; provided that, Aradigm shall have the right to reject and return, at no expense to Aradigm (except for the cost of replacing API and Other Excipients, which shall be at Aradigm’s expense), any portion of any shipment of Packaged Device and/or Packaged Dosage Form that contains a Significant Deviation, without invalidating any remainder of such shipment, to the extent that such Significant Deviation arises from Novo Nordisk Delivery Technology Inc.’s gross negligence or willful misconduct.

6. Audits, Record Keeping, and Visits.

6.1 General Audits. Aradigm may audit the Facilities during reasonable hours once per year during the Term for determining Novo Nordisk Delivery Technologies, Inc.’s compliance with the terms of this Agreement and the Quality Agreement. Aradigm shall provide Novo Nordisk Delivery Technologies, Inc. with sixty (60) days written notice in advance of each such audit, and Novo Nordisk Delivery Technologies, Inc. shall cooperate with Aradigm during each such audit.

6.2 Regulatory Audits. Each Party shall promptly notify the other Party in writing in advance of any inspection of the Facilities by any Regulatory Agency that potentially relates to the Manufacture and supply of Packaged Device or Packaged Dosage Form. Prior to and during each inspection by a Regulatory Agency, each Party shall provide reasonably requested assistance to support such inspection. In the event that such inspection relates to the Packaged Device and Packaged Dosage Form, each Party shall inform and provide copies to the other Party of any critical or major observations made during any such inspection.

6.3 Record Keeping. During the term of this Agreement, Novo Nordisk Delivery Technologies, Inc. shall keep complete and accurate accounts, notes, data and records of the work performed under this Agreement. Novo Nordisk Delivery Technologies, Inc. shall also maintain during the term of this Agreement, and for three (3) years after the expiration of the shelf life of Packaged Device and/or Packaged Dosage Form (as applicable), complete and accurate records pertaining to the Manufacture, testing, storage and shipping of Packaged Dosage Forms, Packaged Devices and the Facilities as required by Applicable Laws, including maintaining all records for controlled substances in accordance with DEA and other governmental regulations. Additionally, Novo Nordisk Delivery Technologies, Inc. shall maintain a Drug Master File (“DMF”) and all necessary current manufacturing licenses (including DEA permits) in accordance with the guidelines provided by Regulatory Authorities and provide Aradigm with letters of access to such DMF.

6.4 Facility Visits. From time to time during the Term, Aradigm may bring Third Parties (who are potential or existing partners with Aradigm) into the Facility upon fourteen (14) days prior written notice and with Novo Nordisk Delivery Technologies, Inc.’s consent; provided that, Novo Nordisk Delivery Technologies, Inc. shall not be obligated to grant consent when Aradigm’s partners are engaged in the field of (a) pulmonary administration of insulin, insulin analogs and any other compounds whose principal therapeutic effect is to control blood glucose levels in humans, including but not limited to glucagon-like peptide (“GLP”), GLP-1 and analogs of GLP and/or (b) insulin, insulin analogs, GLP, GLP-1 and analogs of GLP.

7. Confidential Information.

7.1 Confidentiality.

(a) Each Party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (b)(i) below to use, the Confidential Information only in connection with the Transaction Agreements, and the exercise of its rights hereunder and not for any other purpose.

(b) Each Party further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

          (i) to such Party’s Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Party,

          (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject; provided that, such Party shall give the other Party prompt notice of such request(s), to the extent practicable, so that such other Party may seek an appropriate protective order or similar relief (and the Party shall cooperate with such efforts by such other Party, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),

          (iii) to any governmental or regulatory authority or agency in order to obtain from such authority or agency any authorization required or contemplated by this Agreement or any of the other Transaction Agreements as long as such authority or agency is advised of the confidential nature of such information, or

          (iv) as mutually agreed between the Parties.

(c) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against any Party.

(d) “Confidential Information” means any information concerning this Agreement or the Parties’ respective rights and obligations hereunder, including trade secrets, business methods, cost, manufacturing and customer information and information relating to the patent rights and the know-how in the possession of or furnished to a Party by the other Party; provided that, the term “Confidential Information” does not include information to the extent that it (a) is or becomes generally available to the public other than as a result of a disclosure by a Party or its Representatives in violation of this Agreement or any of the Transaction Agreements, (b) is or was available to such Party on a non-confidential basis (as demonstrated by the written records of such Party) prior to its disclosure to such Party by the other Party or (c) was or becomes available to such Party on a non-confidential basis from a source other than the other Party, which source is or was (at the time of receipt of the relevant information) not, to the best of such Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other Party or another Person. As used herein, “Representative” means a Party’s partners, directors, officers, employees, agents, counsel, investment advisers or representatives.

8. Indemnities and Insurance.

8.1 Novo Nordisk Delivery Technologies, Inc. Novo Nordisk Delivery Technologies, Inc. shall defend, indemnify and hold harmless Aradigm against any damage, judgment, liability, loss, cost or other expense, including reasonable legal fees resulting from a third party action or claim arising out of personal injury or death or property damage (collectively, “Damages”) proximately caused by: (i) Novo Nordisk Delivery Technologies, Inc.’s material default or breach of this Agreement, including any failure to meet applicable Manufacturing Responsibilities; or (ii) Novo Nordisk Delivery Technologies, Inc.’s gross negligence or willful misconduct in the performance of its obligations under this Agreement. Notwithstanding anything to the contrary, such obligation of indemnity will not apply to the extent that such Damages are proximately caused by: (1) Aradigm’s material default or breach of this Agreement; (2) Aradigm’s gross negligence or willful misconduct in the performance of its obligations under this Agreement; (3) any defect, latent defect or failure to comply with applicable Specifications of API and Other Excipients and which is not caused by Novo Nordisk Delivery Technologies, Inc.; or (4) any defect or latent defect in Packaged Dosage Forms and/or

Packaged Devices that is introduced after delivery by Novo Nordisk Delivery Technologies, Inc. pursuant to Article 5, and which Novo Nordisk Delivery Technologies, Inc. did not cause.

8.2 Aradigm. Aradigm shall defend, indemnify and hold harmless Novo Nordisk Delivery Technologies, Inc. against any Damages proximately caused by: (i) Aradigm’s material default or breach of this Agreement; (ii) Aradigm’s gross negligence or willful misconduct in the performance of its obligations under this Agreement; (iii) any failure to comply with applicable Specifications of API and Other Excipients and which is not caused by Novo Nordisk Delivery Technologies, Inc.; and (iv) any defect or latent defect in Packaged Dosage Forms and/or Packaged Devices that is introduced after delivery by Novo Nordisk Delivery Technologies, Inc. pursuant to Article 5 or the result of a design defect in the Device, and which Novo Nordisk Delivery Technologies, Inc. did not cause. Notwithstanding anything to the contrary, such obligation of indemnity will not apply to the extent that such Damages are proximately caused by: (1) Novo Nordisk Delivery Technologies, Inc.’s material default or breach of this Agreement, including any failure to meet applicable Manufacturing Responsibilities or any defect or latent defect in a Packaged Device and/or Packaged Dosage Form as delivered by Novo Nordisk Delivery Technologies, Inc. pursuant to Article 5; or (2) Novo Nordisk Delivery Technologies, Inc.’s gross negligence or willful misconduct in the performance of its obligations under this Agreement.

8.3 Procedures. The Party (the “Indemnified Party”) seeking indemnification under Section 8.1 or Section 8.2, as applicable, agrees to give prompt written notice to the Party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section 8.1 or Section 8.2, which notice shall include a brief description of the specific facts relating to such claim, suit, action, or proceeding. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 8.1 or Section 8.2, as applicable, for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

8.4 Insurance. Novo Nordisk Delivery Technologies, Inc. shall carry insurance against such risks, losses, and other casualties that can be reasonably insured against and in such amounts as are reasonable under the circumstances, including workmen’s compensation insurance, general liability insurance, and product liability insurance covering Formulation, Packaged Dosage Forms and Packaged Devices during Manufacturing. Aradigm shall carry insurance against such risks, losses, and other casualties that can be reasonably insured against and in such amounts as are reasonable under the circumstances, including insurance for API, Other Excipients, and for Packaged Device and/or Packaged Dosage Form from point of shipment to destination.

9. Representations and Warranties.

9.1 Novo Nordisk Delivery Technologies, Inc. Novo Nordisk Delivery Technologies, Inc. warrants that all Packaged Device and/or Packaged Dosage Form delivered hereunder shall: (a) be Manufactured by Novo Nordisk Delivery Technologies, Inc. in accordance with the Manufacturing Responsibilities, including the procedures described in the applicable Master Batch Records supplied to Novo Nordisk Delivery Technologies, Inc. by Aradigm; and (b)

conform to the applicable Specifications at the time of release. Novo Nordisk Delivery Technologies, Inc. represents and warrants that it does not use in any capacity the services of any person who is debarred under Applicable Law.

10. Term and Termination.

10.1 Term. The term of this Agreement shall begin on the Closing Date and expire three (3) years thereafter (the “Term”), unless earlier termination pursuant to Section 10.2.

10.2 Termination.

     (a) With Cause. Either Party may terminate this Agreement for any material breach of this Agreement by the other Party if such breach is not cured within sixty (60) days after the breaching Party receives written notice of such breach by the nonbreaching Party. Such termination shall be effective upon expiration of such sixty (60) day period.

     (b) Automatic. This Agreement shall automatically terminate upon the expiration or earlier termination of the Amended and Restated License Agreement.

10.3 Remedies. Termination of this Agreement shall not affect the rights and obligations of the Parties that accrued prior to the effective date of such termination. Except as set forth in Section 2.7, the rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

10.4 Survival. The provisions of Articles 1, 7, 8, 9 and 11 and Sections 6.3, 10.3 and 10.4 shall survive termination or expiration of this Agreement as specified in this Agreement, or, if not specified in this Agreement, then such provisions shall survive indefinitely.

11. Miscellaneous.

11.1 Dispute Resolution.

(a) All disputes arising out of this Agreement shall be settled as far as possible by negotiations between the Parties. If the Parties cannot agree on an amicable settlement within thirty (30) days from written submission of the matter by one (1) Party to the other Party, the matter shall be submitted for decision and final resolution to arbitration to the exclusion of any courts of law, under the Arbitration Rules of the American Arbitration Association.

(b) The arbitration tribunal shall be composed of three (3) disinterested arbitrators, appointed pursuant to the following procedure: the Party invoking arbitration shall notify the other Party stating the substance of its claim and the name and address of the arbitrator it has chosen, who may be a citizen of any country. Within thirty (30) days of receipt of such notification, the other Party shall notify the first party of its answer to the claim made, any counterclaim that it wishes to assert in the arbitration, and the name and address of its arbitrator, who may be a citizen of any country. If this is not done within the 30-day period, appointment of the second arbitrator shall be made in accordance with the Arbitration Rules of the American Arbitration Association upon request of the initiating Party.

(c) The arbitrators shall choose a third arbitrator, who shall serve as president of the tribunal thus composed. If the arbitrators fail to agree upon the choice of a third arbitrator within thirty (30) days from the appointment of the second arbitrator, the third arbitrator will be appointed in accordance with the Arbitration Rules of the American Arbitration Association upon the request of the arbitrators or either of the Parties.

(d) The arbitrators shall decide the dispute by majority decision and in accordance with the laws of the State of New York. The decision shall be rendered in writing, shall state the reasons on which it is based, and shall bear the signatures of at least two arbitrators. It shall also identify the members of the arbitration tribunal, and the time and place of the award granted. Finally, it shall determine the expenses of the arbitration and the Party who shall be charged therewith or the allocation of the expenses between the Parties at the discretion of the tribunal.

(e) The arbitration decision shall be rendered as soon as possible, not later, however, if possible, than six (6) months after the constitution of the arbitration tribunal. The arbitration decision shall be final and binding upon both Parties, and the Parties agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award granted pursuant to an arbitration decision thereunder shall be enforceable against the Parties in accordance with the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards, as amended.

(f) The seat of arbitration shall be New York City, unless the Parties otherwise agree in writing. The official arbitration language shall be English.

11.2 Notices. Any notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Novo Nordisk Delivery Technologies, Inc. or to Novo Nordisk A/S to:

:	Novo Nordisk A/S
Novo Alle
DK-2880 Bagsvaerd
Denmark
Attention: General Counsel
Telephone: +45 44 44 88 88
Telefax: +45 44 42 18 30

and:	Attention: Vice President, Business Development
Telephone: +45 44 42 39 00
Telefax: +45 44 42 16 98

if to Aradigm:	Aradigm Corporation
3929 Point Eden Way
Hayward, California 94545
Telephone: +1 510-265-9000
Telefax: +1 510-265-0277

Attn: Chief Financial Officer

with a copy to:	Cooley Godward llp
5 Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Telephone: +1 650-843-5027
Telefax: +1 650-849-7400
Attn: James C. Kitch, Esq.

or to such other addresses and telecopier numbers as may from time to time be notified by any party to the other parties hereunder. All such notices, requests and other communications shall be deemed to have been delivered within seven (7) Business Days after dispatch and notice sent by telex or telefax shall be deemed to have been delivered within twenty-four (24) hours after dispatch. Notice of change of address shall be effective upon receipt.

11.3 Governing Law. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States. The United Nations Convention on Contracts for the International Sale of Goods (or any successor thereto) does not apply to this Agreement.

11.4 Independent Contractors. The relationship between Novo Nordisk Delivery Technologies, Inc. and Aradigm is that of independent contractors, and not agents, joint venturers or partners of the other. Therefore, neither Novo Nordisk Delivery Technologies, Inc. nor Aradigm shall have the power to bind the other Party to any agreement.

11.5 Force Majeure. Each Party shall be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by any accident, explosion, fire, storm, earthquake, flood, or other act of God, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel, or labor or any other circumstance or event beyond its reasonable control; however, any such failure or delay resulting from one (1) or more of the above causes must be cured as soon as is practicable after the occurrence of such cause(s) but in no event more than one hundred twenty (120) days after the date of occurrence; provided that, in the event the Party is making Diligent Efforts to remedy the failure or delay in performing, such time period shall be extended accordingly.

11.6 Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

11.7 Assignment. Neither Party may assign this Agreement hereunder without the prior written consent of the other Party, except that (a) Novo Nordisk Delivery Technologies, Inc. may assign this Agreement to an Affiliate, or any successor in interest by merger or sale of all or substantially all of its business to which this Agreement relates; and (b) Aradigm may assign this Agreement to an Affiliate, or any successor in interest by merger or sale of all or substantially all of its business to which this Agreement relates, that in each case is not a Novo Nordisk

Competitor. A “Novo Nordisk Competitor” means any Person that is engaged in the field of (a) pulmonary administration of insulin, insulin analogs and any other compounds whose principal therapeutic effect is to control blood glucose levels in humans, including but not limited to GLP, GLP-1 and analogs of GLP and/or (b) insulin, insulin analogs, GLP, GLP-1 and analogs of GLP. Notwithstanding anything to the contrary, the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder. Any assignment not in accordance with this Section 11.7 shall be null and void.

11.8 Amendment; Waiver.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

11.9 Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then such provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement. The remainder of this Agreement will remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties will negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ intent in entering into this Agreement

11.10 Construction. No rule of strict construction will be applied in the interpretation or construction of this Agreement. The Section and Article headings are included in this Agreement merely for convenience of reference, and they are not to be considered part of this Agreement or used in the interpretation of this Agreement. Time is “of the essence” in the performance of obligations under this Agreement. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. In the event of any conflict or ambiguity between this Agreement, the Quality Agreement (any Addenda attached thereto) or any other Exhibit hereto, this Agreement will control.

11.11 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. No provision of this Agreement is intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

11.12 Performance by Affiliates and Subcontractors. Each Party’s obligations under this Agreement may be performed solely by such Party’s Affiliates and subcontractors upon the other Party’s prior written consent. Wherever a Party delegates responsibility to any of its Affiliates or local operating entities, the Parties agree that such entities shall not make decisions inconsistent with this Agreement, amend the terms of this Agreement, or act contrary to its terms in any way.

11.13 Guaranty. Novo Nordisk A/S hereby guarantees the performance by Novo Nordisk Delivery Technologies, Inc. and its Affiliates and approved subcontractors of all their obligations under the Agreement. Novo Nordisk A/S executes this Agreement solely for the purpose of acting as guarantor of the performance of Novo Nordisk Delivery Technologies, Inc. and its Affiliates and approved subcontractors under this Section 11.13.

[Signature Page Follows]

     In Witness Whereof, the Parties have executed this Agreement as of the Closing Date.

NOVO NORDISK DELIVERY	ARADIGM CORPORATION
TECHNOLOGIES, INC.

By:	By:

Name:	Name:

Title:	Title:

NOVO NORDISK A/S (solely for purposes as Guarantor under Section 11.13)

By:

Name:

Title:

Exhibit A

EXCLUDED PRODUCTS

Excluded products are any products that contain proteolytic activity, allergenic excipients, penicillins, cephalosporins, potent steroids and hormones, cytotoxics, viable micro-organisms or vira or substances that can cause anaphylaxis, and/or have unknown toxicity.

EXHIBIT E

[QUALITY AGREEMENT]

QUALITY AGREEMENT

BETWEEN

NOVO NORDISK DELIVERY TECHNOLOGIES, INC.

and

ARADIGM CORPORATION

QUALITY AGREEMENT

     This Quality Agreement (the “Quality Agreement”) is made and entered into effective as of                                       , 2004 by and between Novo Nordisk Delivery Technologies, Inc., a Delaware corporation (“Novo Nordisk Delivery Technologies, Inc.”) and Aradigm Corporation, a California corporation (“Aradigm”). Novo Nordisk Delivery Technologies, Inc. and Aradigm may be referred to herein as a “Party” or, collectively, as “Parties.”

Recitals

     WHEREAS, Novo Nordisk A/S and Aradigm entered into a Development and License Agreement dated as of June 2, 1998, as amended by Amendment No. 1 thereto dated as of October 22, 2001 (the “Development and License Agreement”) to develop a system for pulmonary delivery of insulin (and potentially other compounds) and under which Aradigm granted to Novo Nordisk A/S an exclusive, world-wide license under certain patent rights and “know-how” to use, market, distribute, sell and sublicense products resulting from such development program in the Field (as defined therein);

     WHEREAS, Aradigm, Novo Nordisk A/S and Novo Nordisk Delivery Technologies, Inc., are Parties to a Restructuring Agreement dated as of September 28, 2004 (the “Restructuring Agreement”) pursuant to which they have agreed to restructure their existing arrangements regarding the development, production and commercialization of the Development Program (as defined therein) and to certain other matters as set forth therein;

     WHEREAS, as part of such transaction, the Parties are entering into an Amended and Restated License Agreement dated as of the even date herewith (the “Amended and Restated License Agreement”) pursuant to which they have agreed to alter the rights and responsibilities of Aradigm and Novo Nordisk A/S with respect to the Development Program; and

     WHEREAS, as part of such transaction, the Parties are entering into a Contract Manufacturing Agreement dated as of the even date herewith (the “Contract Manufacturing Agreement”) to provide Aradigm the right to purchase certain devices and product from Novo Nordisk Delivery Technologies, Inc. on the terms set forth below, and the Parties are entering into this Quality Agreement to specify the applicable quality and/or technical requirements and responsibilities for the manufacture of such devices and products.

     NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

Agreement

1. Definitions.

1.1 The following terms, as used herein, shall have the following meanings:

“Approval” and its cognates means the mutual approval of Novo Nordisk Delivery Technologies, Inc. and Aradigm, which approval shall include but not be limited to agreement with a proposed change, an investigation and/or Significant Deviation report provided in writing and signed by the Parties or their authorized delegates.

“cGMPs” has the meaning set forth in the Contract Manufacturing Agreement.

“Focus Visits” means site visits, other than audits, to address specific actions, to resolve issues (for example, investigations, validations, Significant Deviation resolution and regulatory agency inspections) and/or to observe Packaged Dosage Forms and/or Packaged Device Manufacturing activities. The meaning of Focus Visits shall not include routine auditing requirements.

“Manufacturing Requirements Documents” or “MRD” has the meaning set forth in the Contract Manufacturing Agreement.

“Significant Change” has the meaning set forth in the Contract Manufacturing Agreement.

“Significant Deviation” has the meaning set forth in the Contract Manufacturing Agreement.

“Specifications” has the meaning set forth in the Contract Manufacturing Agreement.

1.2 Other Defined Terms. Each of the following terms is defined in the Section set forth opposite such term, or, if not defined below or in Section 1.1, the meaning as set forth in the text of the Contract Manufacturing Agreement:

Term	Section
Amended and Restated License Agreement	Recitals
Aradigm	Recitals
Development and License Agreement	Recitals
Novo Nordisk Delivery Technologies, Inc.	Recitals
Parties	Recitals
Party	Recitals
Quality Agreement	Recitals
Restructuring Agreement	Recitals

1.3 Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Quality Agreement the obligations of any Party consisting of more than one (1) person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Quality Agreement shall refer to this Quality Agreement as a whole and not to any particular provision of this Quality Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, and Addenda are to Articles, Sections, and Addenda of this Quality Agreement unless otherwise specified. All Addenda annexed hereto or referred to herein are hereby incorporated in and made a part of this Quality Agreement as if set forth in full herein. Any capitalized terms used in any Addendum but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Quality Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Quality Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Party include the successors and permitted assigns of that Party. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

2. Scope.

This Quality Agreement covers the Manufacture of the Packaged Dosage Forms and/or Packaged Devices ordered by Aradigm pursuant to the Contract Manufacturing Agreement, and any applicable analytical/biological testing and inspection performed by Novo Nordisk Delivery Technologies, Inc. on behalf of Aradigm.

3. Purpose.

This Quality Agreement specifies the quality and/or technical requirements and responsibilities necessary for the Manufacture of Packaged Dosage Forms and/or Packaged Devices at the Facilities provided by Novo Nordisk Delivery Technologies, Inc. to Aradigm. All provisions of this Quality Agreement are to be read in conjunction with the current Contract Manufacturing Agreement. This Quality Agreement is an integral and enforceable part of the Contract Manufacturing Agreement.

4. Manufacturing Standards.

4.1 Standards. At all times and in all respects, Novo Nordisk Delivery Technologies, Inc. will comply with the requirements of the cGMPs, the applicable MRD, all testing methods, Approved master Batch record, and relevant written SOPs.

4.2 Documentation. Novo Nordisk Delivery Technologies, Inc. and Aradigm will jointly Approve the qualification and/or validation protocols and reports on the processes transferred from Aradigm and implemented by Novo Nordisk Delivery Technologies,

Inc.. Once Approved, no Significant Changes to the process, associated procedures and/or Batch related documentation described in such documentation shall be permitted unless such changes are mutually Approved prior to implementation by the Parties in accordance with the mutually agreed upon change control process. MRD, inspection, analyses and packaging of the Dosage Forms and/or Device changes must be Approved by both Parties in writing using the mutually agreed upon change control procedures. It is the responsibility of Novo Nordisk Delivery Technologies, Inc. to supply to Aradigm all applicable documentation related to Manufacture of the Packaged Dosage Forms for Approval by Aradigm when said documents are created or if substantial modifications are made. Before destruction of any Manufacturing records held by Novo Nordisk Delivery Technologies, Inc., Novo Nordisk Delivery Technologies, Inc. shall provide Aradigm with prior written notice of the intended destruction and, if requested by Aradigm, will provide Aradigm with copies of any such records or, if required by Applicable Laws, originals.

4.3 Specifications. Aradigm will provide Specification requirements for non-iDMS identical components, Other Excipients, API, container closures, in-process, and final release. Novo Nordisk Delivery Technologies, Inc. will provide Specification requirements for iDMS identical components, excipients, container closures, in-process, and final release. Aradigm is responsible to ensure that the Specifications appropriately reflect the requirements listed in the MRD. Novo Nordisk Delivery Technologies, Inc. will comply with all Specifications mutually agreed upon for the Packaged Dosage Forms and the Packaged Device unless otherwise authorized by appropriate exception documentation Approved by Aradigm, provided that, such Approval shall not to be unreasonably withheld or delayed.

4.4 Sampling and Testing.

          (a) Aradigm will be responsible for sampling of Other Excipients, API and non-iDMS identical components. Novo Nordisk Delivery Technologies, Inc. will be responsible for all other sampling of all iDMS identical materials and the Packaged Dosage Forms.

          (b) Aradigm will be responsible for developing and carrying out tests and analyses (including in-process testing and the release of starting material) of each Batch of Other Excipients, components and materials, Packaged Dosage Forms, all cleaning samples and API not identical to iDMS. Novo Nordisk Delivery Technologies, Inc. will be responsible for all other analytical testing (including microbiology testing, in-process testing, final Packaged Dosage Forms sterility testing, and the release of starting material) on all other materials identical to iDMS materials. Aradigm shall provide all test results and release certificates to Novo Nordisk Delivery Technologies, Inc. related to API, Other Excipients, components, in-process control tests, and cleaning tests conducted by Aradigm.

4.5 Shipment of Packaged Dosage Forms and/or Packaged Devices. Novo Nordisk Delivery Technologies, Inc. will package and ship all Packaged Dosage Forms and/or Packaged Devices according to Approved Specifications and SOPs.

4.6 Subcontracting. Except as set forth in the Contract Manufacturing Agreement, Novo Nordisk Delivery Technologies, Inc. shall not subcontract any aspects of the Manufacturing and/or testing of Packaged Dosage Forms and/or Packaged Devices without prior written authorization of Aradigm. Notwithstanding anything in the foregoing sentence, Novo Nordisk Delivery Technologies, Inc. is permitted to subcontract any aspects of the Manufacturing and/or testing that is currently already subcontracted by Aradigm.

4.7 Batch Approval and Final Release.

          (a) The applicable SOPs will describe the process for Batch release and communication of Batch related documentation for release purposes, in accordance with the principles described in Sections 4.7(b) and (c) below.

          (b) Novo Nordisk Delivery Technologies, Inc. will be responsible for Batch Approval of Dosage Form according to Specifications. Novo Nordisk Delivery Technologies, Inc. will Approve the final assembly of Packaged Devices (excluding final calibration and performance tests, which will be Approved by Aradigm).

          (c) Aradigm will be responsible for final release of Packaged Dosage Forms and Packaged Devices. Novo Nordisk Delivery Technologies, Inc. will provide Aradigm with the results of tests, certificates of analysis, certificate of compliance and, if required by Aradigm, copies of Batch documentation arising out of its obligations under the Contract Manufacturing Agreement relating thereto.

4.8 Deviations. Deviations shall be managed by the use of SOPs.

4.9 Labeling. Novo Nordisk Delivery Technologies, Inc. will label the bulk Packaged Dosage Forms and Packaged Devices as required under Applicable Law, the Specifications, and applicable transportation requirements.

5. Health and Safety.

Aradigm shall provide Novo Nordisk Delivery Technologies, Inc. with any necessary material safety data and information concerning the safe handling, storage, transportation and disposal of the Packaged Dosage Forms and/or the Packaged Device. Upon the request of Novo Nordisk Delivery Technologies, Inc., Aradigm shall provide the underlying data and documentation for the material safety data previously provided to Novo Nordisk Delivery Technologies, Inc. by Aradigm.

6. Audits/Regulatory Contacts.

6.1 Regulatory Inspections. Because Aradigm owns the regulatory licenses for Packaged Dosage Forms and/or Packaged Devices the regulatory responsibility for maintaining such licenses and any supplements or filings thereto shall be the sole responsibility of Aradigm. Similarly, it shall be the sole responsibility of Novo Nordisk Delivery Technologies, Inc. to maintain a compliant cGMPs posture with regard to the Facilities and any Manufacture of Packaged Dosage Forms and/or Packaged Device performed there. To permit and ensure that the Parties perform their respective regulatory compliance obligations, each Party shall provide the other Party with copies of all communications received from any Regulatory Authority concerning the Packaged Dosage Forms and/or Packaged Device within five (5) business days. Novo Nordisk Delivery Technologies, Inc. and Aradigm, as the case may be, shall submit copies of all proposed communications concerning the Packaged Dosage Forms and/or Packaged Device to be made to any Regulatory Authority for review and comment by the other Party. The other Party shall respond promptly but in no case later than two weeks from receipt of communications from Novo Nordisk Delivery Technologies, Inc. or Aradigm, as the case may be. It shall be the responsibility of Novo Nordisk Delivery Technologies, Inc. or Aradigm, as the case may be, to ensure that due consideration has been given to all comments made by the other Party and shall notify the other Party in writing and prior to any submission to the FDA or other Regulatory Authority of any such communications, if it declines to address the other Party’s comments, stating the reason(s) therefor. Any decision by Novo Nordisk Delivery Technologies, Inc. or Aradigm, as the case may be to decline the other Party’s input will require direct discussions between the senior quality management officers of each Party prior to submission of such communications to the FDA or other Regulatory Authority.

6.2 Reporting Requirements. Aradigm will fulfill all reporting requirements of the FDA and all other Regulatory Agencies with respect to the Packaged Dosage Forms and/or Packaged Device. Aradigm will be responsible for all regulatory communication as pertains to Packaged Dosage Forms and/or Packaged Device.

7. Customer Complaints and Adverse Event Reporting.

7.1 Complaint Handling. Aradigm will be responsible for all first line customer support, including handling medical and technical inquires and complaints. In the event Aradigm is unable to resolve a complaint or inquiry, Aradigm will forward such complaint to Novo Nordisk Delivery Technologies, Inc. Novo Nordisk Delivery Technologies, Inc. will be responsible for providing Aradigm with the available information and material or additional information that may be reasonably obtained to enable Aradigm to respond to any such inquiry as soon as reasonably possible.

7.2 Adverse Events. Aradigm shall promptly notify Novo Nordisk Delivery Technologies, Inc. if Aradigm becomes aware of any adverse events with respect to the quality of the Packaged Dosage Forms and/or Device that have been Manufactured at the Facilities. Aradigm is responsible for responding directly to the Person who has reported the adverse event, provided that, Aradigm shall provide copies of all proposed responses to Novo Nordisk Delivery Technologies, Inc. for review and comment. Novo Nordisk

Delivery Technologies, Inc. shall respond to the proposed response from Aradigm within fifteen (15) days. It shall be the responsibility of Aradigm to ensure that due consideration has been given to all comments made by Novo Nordisk Delivery Technologies, Inc. and shall notify Novo Nordisk Delivery Technologies, Inc. in writing and prior to any response, if practicable, if it declines to address Novo Nordisk Delivery Technologies, Inc.’s comments, stating the reason(s) therefor. Additionally, each Party shall immediately notify the Authorized Quality Representative of the other Party of any information it receives relating to the quality of the Packaged Dosage Forms and/or Packaged Device in human clinical trials, which in the notifying Party’s judgment, relates to the Manufacturing process of the Packaged Dosage Forms and/or Packaged Device. Any determinations on how to address the information impacting product quality and safety shall be the responsibility of the Aradigm Authorized Quality Representative.

8. Recalls.

The Parties have the responsibility to notify each other within twenty-four (24) hours of a situation which could be reasonably expected to result in a recall and/or withdrawal of Packaged Dosage Forms and/or Packaged Device. The sole decision to recall the Packaged Dosage Forms and/or the Packaged Device shall reside with Aradigm, pursuant to Aradigm’s written policy. Aradigm will be responsible for formal notification of the Governmental Authorities (as such term is defined in the Restructuring Agreement). Aradigm shall provide copies of all proposed notifications for review and comment by Novo Nordisk Delivery Technologies, Inc. Novo Nordisk Delivery Technologies, Inc. shall respond within fifteen (15) days to the proposed notification from Aradigm. It shall be the responsibility of Aradigm to ensure that due consideration has been given to all comments made by Novo Nordisk Delivery Technologies, Inc. and shall notify Novo Nordisk Delivery Technologies, Inc. in writing and prior to any notification if it declines to address Novo Nordisk Delivery Technologies, Inc.’s comments, stating the reason(s) therefor.

9. The Retention of Raw Material Samples.

Novo Nordisk Delivery Technologies, Inc. shall retain samples of all non-active materials provided by Novo Nordisk Delivery Technologies, Inc. for at least one (1) year past the expiration date for the last Batch of Packaged Dosage Forms and/or Packaged Device impacted by the materials used in its manufacture in accordance with Novo Nordisk Delivery Technologies, Inc.’s SOPs for such material retention; provided that, this standard shall not apply to materials having an expiry date that occurs prior to one year after the Batch expiry date. The samples shall be of a size, which will allow full analytical and microbiological testing in duplicate, if required. The samples shall be stored under conditions recommended by the supplier of the materials concerned and be appropriately labeled with relevant details of identity. Novo Nordisk Delivery Technologies, Inc. shall have a procedure for retention of raw material samples, as required by cGMPs.

10. The Disposal of Packaged Dosage Forms, Packaged Devices and/or Retained Samples that are Rejected, Non-Conforming, or
       Expired.

Novo Nordisk Delivery Technologies, Inc. shall have a procedure for the disposal of in-process and final Packaged Dosage Forms, Packaged Devices and/or retained samples thereof that are rejected, non-conforming or expired. Novo Nordisk Delivery Technologies, Inc. may dispose of the Packaged Dosage Forms or Packaged Device or retained samples thereof according to such procedure.

11. Conflict Resolution.

Any disputes or conflicts relating to this Quality Agreement will be resolved by the Parties pursuant to Section 11.1 of the Contract Manufacturing Agreement.

12. Roles and Responsibilities.

In addition to the roles and responsibilities provided for in the Contract Manufacturing Agreement, roles and responsibilities between Novo Nordisk Delivery Technologies, Inc. and Aradigm are identified in the applicable SOPs. If there is a conflict between SOPs and the Contract Manufacturing Agreement or the Quality Agreement, the meaning of the Contract Manufacturing Agreement shall take precedence over the meaning of the Quality Agreement and the meaning of the Quality Agreement shall take precedence over the meaning of the SOPs, unless any of these agreements will compromise the US and/or the European cGMP compliance of Novo Nordisk Delivery Technologies, Inc., in which case the cGMP compliance rules shall take precedence.

13. Communication.

All communication regarding this Quality Agreement will be between the Authorized Quality Representatives.

14. Authorized Quality Representatives (or Designee).

The list of each Party’s Authorized Quality Representative will be maintained by each Party. Each Party shall notify the other Party in writing of any change in a Party’s Authorized Quality Representative, temporary or otherwise.

14.1 Aradigm’s Authorized Quality Representative is Aradigm’s officer responsible for Quality.

14.2 Novo Nordisk Delivery Technologies, Inc.’s Authorized Quality Representatives is the head of Quality at Novo Nordisk Delivery Technologies, Inc. Delivery Technologies, Inc.

15. Amendments.

This Quality Agreement may be amended from time to time with written addenda that are agreed to by the Parties and attached hereto (each, an “Addendum” and collectively, the “Addenda”). Such Addenda are intended to provide added clarity and/or procedural definition. Addenda to this Quality Agreement shall be adopted based upon Approval of the Authorized Quality Representatives identified in Section 14 of this Quality

Agreement. Any conflict or ambiguity between the terms of this Quality Agreement and any Addendum shall be governed by the terms of this Quality Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Quality Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARADIGM CORPORATION
By:
Name:
Title:

NOVO NORDISK DELIVERY TECHNOLOGIES, INC.
By:
Name:
Title:

EXHIBIT F

[AMENDED AND RESTATED STOCK PURCHASE AGREEMENT]

The attached draft shall not be considered final as to any party unless executed and delivered by such party.

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

ARADIGM CORPORATION

                                                          , 2004

TABLE OF CONTENTS

1.	AGREEMENTS OF THE PARTIES	F-4
	1.1 Definitions	F-4
	1.2 Amendment and Restatement of Purchase Agreement	F-4
	1.3 “Market Stand-Off” Agreements	F-5
	1.4 Public Offering Lock-Up	F-6
	1.5 Demand Registration	F-6
2.	REPRESENTATIONS AND WARRANTIES OF THE PARTIES	F-7
	2.1 Legal Power	F-7
	2.2 Due Execution	F-7
3.	COVENANTS OF ARADIGM	F-7
	3.1 Access to Information	F-7
	3.2 Delivery of Certain Information	F-8
4.	COVENANTS OF NOVO NORDISK	F-9
	4.1 Voting Agreement	F-9
5.	MISCELLANEOUS	F-9
	5.1 Governing Law	F-9
	5.2 Successors and Assigns	F-9
	5.3 Entire Agreement	F-10
	5.4 Severability	F-10
	5.5 Amendment and Waiver	F-10
	5.6 Delays or Omissions	F-10
	5.7 Notices, etc	F-10
	5.8 Information Confidential	F-11
	5.9 Specific Performance	F-12
	5.10 Titles and Subtitles	F-12
	5.11 Counterparts	F-12

AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

     This Amended and Restated Stock Purchase Agreement (the “Agreement”) is made and entered into as of                                                           , 2004, by and among Aradigm Corporation, a corporation duly organized and existing under the law of the State of California (“Aradigm”), Novo Nordisk A/S, a company organized and existing under the Law of Denmark (“Novo Nordisk”) and Novo Nordisk Pharmaceuticals, Inc. a corporation duly organized and existing under the law of the State of Delaware (“Novo Nordisk Pharmaceuticals, Inc.”).

Recitals

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of June 2, 1998 by and between Aradigm and Novo Nordisk, Novo Nordisk purchased 1,020,612 shares (the “Initial Shares”) of Aradigm’s Common Stock, no par value (the “Common Stock”);

     WHEREAS, pursuant to a Stock Purchase Agreement dated as of October 22, 2001 by and between Aradigm and Novo Nordisk Pharmaceuticals, Inc. (the “Purchase Agreement”), Novo Nordisk Pharmaceuticals, Inc. purchased 6,847,757 shares of Common Stock (together with the Initial Shares, the “Shares”);

     WHEREAS, Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc., a corporation duly organized and existing under the law of the State of Delaware (“Novo Nordisk Delivery Technologies, Inc.”) entered into a Restructuring Agreement dated as of September 28, 2004 (the “Restructuring Agreement”); and

     WHEREAS, it is a precondition to performance on the part of Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. of their respective obligations under the Restructuring Agreement that Aradigm, Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. amend and restate the Purchase Agreement.

     NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Agreements of the Parties

     1.1 Definitions. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Restructuring Agreement.

     1.2 Amendment and Restatement of Purchase Agreement. The Purchase Agreement is hereby amended and restated in its entirety. Aradigm and Novo Nordisk Pharmaceuticals, Inc. agree to accept the rights and obligations contained in this Agreement in lieu of their rights and obligations under the Purchase Agreement.

     1.3 “Market Stand-Off” Agreements.

          (a) Subject to Section 1.3(b), Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. hereby agree that prior to the earlier of (i) First Marketing (as such term is defined under the Amended and Restated License Agreement dated as of the date hereof by and between Aradigm and Novo Nordisk Delivery Technologies, Inc. (the “Amended and Restated License Agreement”) in the Territory (as such term is defined under the Amended and Restated License Agreement), (ii) the acquisition of, or the commencement of a tender offer acceptance of which is recommended by Aradigm’s Board of Directors for, all or substantially all of the outstanding Common Stock by a third party other than Common Stock beneficially owned by such third party, (iii) the termination by Aradigm or Novo Nordisk of the Amended and Restated License Agreement, (iv) the filing by Aradigm of a voluntary petition for bankruptcy protection (or the filing of an involuntary petition that is not dismissed or withdrawn within 60 days after it is filed), (v) the initiation by Aradigm of an assignment for the benefit of creditors or other similar insolvency proceeding, (vi) the cessation of all of Aradigm’s business activities, (vii) a judicial or other governmental determination of the insolvency of Aradigm, (viii) the occurrence of a material change in Aradigm’s business activities that is incompatible with accepted ethical standards within the pharmaceutical industry, and (ix) January 1, 2009 (the “Market Stand-Off Period”), neither of them shall, directly or indirectly, sell, offer to sell, contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise transfer or dispose of any of the Shares. Aradigm may impose stop-transfer instructions with respect to the Shares until the end of the Market Stand-Off Period.

          (b) Notwithstanding the restrictions set forth in Section 1.3(a), Novo Nordisk and/or Novo Nordisk Pharmaceuticals, Inc. may sell the Shares in any sale, transfer or other disposition made to an Affiliate of Novo Nordisk that agrees to be bound by the provisions of this Agreement. In addition, Novo Nordisk and Novo Nordisk Pharmaceuticals may (i) no later than six (6) months after the completion of any transaction or series of related transactions in which holders of Common Stock other than Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. have transferred in excess of thirty percent (30%) of the outstanding Common Stock (all such shares of Common Stock that are so transferred being referred to as the “Transferred Shares”) to a third party, transfer up to the number of shares then held by Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. multiplied by a fraction, the numerator of which shall be the total number of Transferred Shares and the denominator of which shall be the total number of shares of Common Stock held by shareholders other than Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. and (ii) sell, offer to sell, contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise transfer and/or dispose of some or all of the Shares to employees of Novo Nordisk Delivery Technologies, Inc. pursuant to the arrangements contemplated in the offer letters delivered to the Development Program Employees (as such term is defined in the Restructuring Agreement) on or prior to the Closing Date, the option grants contemplated therein and delivery of Shares in connection with the exercise of any such options or pursuant to such other equity incentive plans or arrangements as may be approved by Aradigm, such approval not to be unreasonably withheld or delayed. Aradigm will lift the stop-transfer instructions with respect to any of the Shares transferred pursuant to arrangements set forth in (i) and (ii) above.

     1.4 Public Offering Lock-Up. In addition, Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. hereby agree that during the time period recommended by a nationally-recognized underwriter not to exceed one hundred eighty (180) days following the effective date of a registration statement of Aradigm filed under the 1933 Act, to the extent requested by such underwriter, neither Novo Nordisk nor Novo Nordisk Pharmaceuticals, Inc. shall sell or otherwise transfer or dispose of the Shares at any time during such period (except for any Shares included in such registration or any sale, transfer or other disposition of any Shares made to an Affiliate of Novo Nordisk that agrees to be bound by the provisions of this Agreement); provided, that:

          (a) Such agreement shall be applicable only to registration statements of Aradigm which cover Common Stock (or other securities) to be sold on its behalf to the public;

          (b) Such agreement shall be applicable only if Novo Nordisk (together with its Affiliates) holds at least five percent (5%) of the Common Stock then outstanding; and

          (c) All officers and directors of Aradigm and any other stockholders owning at least five percent (5%) of the Common Stock then outstanding (excluding stockholders that acquired their positions in the public market) enter into similar agreements.

During the period in which this Section 1.4 remains in effect, if Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. are requested to enter into such a lock-up agreement in connection with a public offering of Common Stock in which any other shareholders of Aradigm are allowed to sell shares held by them, Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. shall have a “piggyback” right at their option to include shares of Common Stock then held by them in such offering on a pro rata basis with such other selling shareholders.

     1.5 Demand Registration. If at any time after the Market Stand-Off Period Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. desire to effect the registration on Form S-3 or other applicable form under the 1933 Act of any of the Shares owned by them or any of their Affiliates (“Registrable Shares”), they may make one (1) written request (the “Demand Request”) that Aradigm effect such registration; provided that such request is made no earlier than (i) sixty (60) days prior to the expiration of the Market Stand-Off Period or (ii) sixty (60) days prior to the expiration of any “lock-up” period required of Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. by the underwriters in connection with a public offering by Aradigm. The Demand Request will specify the number of Registrable Shares proposed to be sold and will also specify the intended method of disposition thereof. Upon receipt of such Demand Request, Aradigm shall, at its own expense (which expense shall include all fees and expenses of counsel, public accountants or other advisors or experts retained by Aradigm, all reasonable fees and expenses of counsel for Novo Nordisk, Novo Nordisk Pharmaceuticals, Inc. and their Affiliates (which counsel shall be selected by Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc.) in an amount which shall not exceed fifty thousand dollars ($50,000), all filing fees, all fees and expenses incurred to comply with blue sky or other securities laws, all printing expenses and all internal expenses of Aradigm, but shall not include underwriting fees, discounts or commissions attributable to the sale of the Registrable Shares, out-of-pocket expenses of Novo Nordisk, Novo Nordisk Pharmaceuticals, Inc. or any of their Affiliates, transfer taxes or the fees and expenses of underwriter’s counsel) prepare and file with the SEC a registration statement on Form S-3 or other applicable form (the “Resale Registration Statement”) under the 1933 Act to provide for the resale by Novo Nordisk, Novo Nordisk Pharmaceuticals, Inc. and their Affiliates of the number of Registrable Shares specified in the Demand Request. In the event Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. deliver to Aradigm a Demand Request prior to the end of a Market Stand-Off Period or a “lock-up” period, Aradigm shall use its reasonable efforts to file and cause the Resale Registration Statement to be effective prior to the expiration of such Market Stand-Off Period or “lock-up” period, as the case may be. In all other cases, Aradigm will use its reasonable efforts to cause the Resale Registration Statement to be filed and become effective as soon as reasonably practicable after receipt of the Demand Request. Aradigm shall cause the Resale Registration Statement filed pursuant to this Section 1.4 to remain effective for no less than six (6) months (or, if earlier, until the date all of the Registrable Shares covered by the Resale Registration Statement have been sold); provided, however, Aradigm may suspend the use of, or delay the effective date of, any Resale Registration Statement by giving written notice to the sellers identified therein, if Aradigm shall have determined, in its good faith reasonable judgment, that such suspension or delay in the effective date of the Resale Registration Statement is advisable because the filing or effectiveness of the Resale Registration Statement would be detrimental to Aradigm and its shareholders; and provided further that Aradigm suspends the use of or delays the effective date of all other registration statements of Aradigm that register the securities of Aradigm being or to be resold by the holders thereof. Any suspension or delay in the effective date of the Resale Registration Statement by Aradigm pursuant to this Section 1.4 shall be for the shortest reasonable period of time (but shall not exceed one hundred twenty (120) days).

2. Representations And Warranties Of the Parties

     Aradigm, Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc., each hereby represents and warrants as follows:

     2.1 Legal Power. It has the requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     2.2 Due Execution. This Agreement has been duly authorized, executed and delivered by it, and, upon due execution and delivery by it, this Agreement will be a valid and binding agreement of it.

3. Covenants of Aradigm

     3.1 Access to Information. So long as Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc., together with their Affiliates, own at least five percent (5%) of the Common Stock outstanding, Aradigm will afford promptly to Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. and their authorized agents reasonable access to the properties, books, records, employees and auditors of Aradigm to the extent reasonably related to their holding of shares of Common Stock. Without limiting the generality of the foregoing, Aradigm agrees to make its auditors and appropriate employees available to Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. to discuss the accounting practices and policies of Aradigm with respect to certain items in order to allow Novo Nordisk to properly account for such items in its books and records as may be necessary.

     3.2 Delivery of Certain Information.

          (a) So long as Novo Nordisk is required to report its share of Aradigm’s earnings or loss from its investment in Aradigm under the equity method of accounting, Aradigm shall cause to be prepared and delivered to Novo Nordisk the following information, which, in the case of financial information, shall be prepared in accordance with GAAP consistently applied:

               (i) no later than thirty (30) Business Days after the end of each fiscal month, an unaudited consolidated balance sheet of Aradigm as of the end of such fiscal month and the related unaudited consolidated statements of income and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such month, and where Aradigm prepares such financial information, setting forth in comparative form the figures for the corresponding periods in the previous fiscal year for the periods in such fiscal year and providing corresponding information indicating the total number of shares of Common Stock issued and outstanding, the total number of shares of Common Stock issuable upon exercise of issued and outstanding incentive stock options, the total changes reflected in the consolidated statements of income due to the grant or exercise of incentive stock options (if any) and a summary narrative explaining the reason for and the financial impact of changes in accounting principles having a material impact on Aradigm’s operations (if any); provided that if Aradigm believes that the financial information required to be delivered to Novo Nordisk pursuant to this Section 3.2(a) will not be available for delivery within the time prescribed by this Section 3.2(a), then Aradigm shall (i) promptly (but in no event later than thirty (30) Business Days after the end of the relevant fiscal month) deliver to Novo Nordisk an estimated unaudited consolidated balance sheet of Aradigm as of the end of such fiscal month and the related estimated unaudited consolidated statements of income and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such month (in each case clearly indicating that such financial information represents estimates) and (ii) deliver to Novo Nordisk the final version of such financial information no later than five (5) Business Days after Aradigm prepares the final version of the estimated financial information;

               (ii) within ten (10) days of receipt, any notice or other communication from any lender, bank or other person to whom Aradigm is indebted, alleging the existence of any facts or circumstances that, individually or in the aggregate, constitute or with the passing of time would constitute, a default under, or give rise to any termination, cancellation or acceleration of any right or obligation of Aradigm or to a loss of any benefit to which Aradigm is entitled under any provision of any note, loan, credit or similar instrument or agreement; and

               (iii) no later than April 30, July 31, October 31, and January 31 of each calendar year in which Novo Nordisk is required to report its share of Aradigm’s earnings or loss from its investment in Aradigm under the equity method of accounting, a condensed forecasted statement of income representing one (1) quarterly forecast for a three (3) month period only once every three (3) months.

          (b) Novo Nordisk promptly shall deliver written notification to Aradigm at such time when Novo Nordisk is no longer required to report its share of Aradigm’s earnings or loss from its investment in Aradigm under the equity method of accounting.

4. Covenants of Novo Nordisk

     4.1 Voting Agreement.

          (a) Novo Nordisk agrees that at each election of directors of Aradigm in which the shareholders are entitled to elect directors of Aradigm, neither Novo Nordisk nor any of its Affiliates that holds Shares will nominate, or vote any shares of Common Stock so as to elect, any person who is employed by Novo Nordisk or any of its Affiliates, including without limitation any of their respective current and past directors and officers, and current employees, advisors and sales agents. Except as expressly set forth in this Section 4.1(a), nothing in this Agreement shall restrict or otherwise limit the rights of Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. to vote Shares held by them in their discretion on any matters to be voted upon by the shareholders of Aradigm.

          (b) Subject to Section 4.1(c), Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. acknowledge that each certificate representing the Shares will be endorsed with the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO ARADIGM CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

          (c) The provisions of Sections 4.1(a) and (b) shall not be binding upon successors in interest to any of the Shares who are not Affiliates of Novo Nordisk.

          (d) Aradigm agrees to remove the legend set forth in Section 4.1(b) from any Shares (i) held by Novo Nordisk or any of its Affiliates upon the expiration of the Market Stand-Off Period or (ii) that are transferred or otherwise disposed of by Novo Nordisk or any of its Affiliates to a third party that is not an Affiliate of Novo Nordisk in compliance with the terms and conditions of this Agreement.

5. Miscellaneous.

     5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs,

executors, and administrators of the parties hereto; provided that, any third party that is not an Affiliate of Novo Nordisk to whom any Shares are transferred in compliance with the terms and conditions of this Agreement shall not be bound by the terms and conditions of this Agreement. The foregoing notwithstanding, no party may assign its rights or obligations hereunder to any other person, except that Novo Nordisk or Novo Nordisk Pharmaceuticals, Inc. may assign its rights hereunder to one or more Affiliates of Novo Nordisk; provided, that such Affiliate(s) agree to be bound by the provisions of this Agreement.

     5.3 Entire Agreement. This Agreement, together with the Restructuring Agreement and the other agreements described therein, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written with respect to the subject matter hereof.

     5.4 Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.5 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of Aradigm, Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. Any amendment or waiver effected in accordance with this Section shall be binding upon Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc., each future holder of the Shares, and Aradigm.

     5.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Novo Nordisk, Novo Nordisk Pharmaceuticals, Inc. or any subsequent holder of any Shares upon any breach, default or noncompliance of Aradigm under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on Novo Nordisk’s or Novo Nordisk Pharmaceuticals, Inc.’s part of any breach, default or noncompliance under this Agreement or any waiver on Novo Nordisk’s or Novo Nordisk Pharmaceuticals, Inc.’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to Novo Nordisk or Novo Nordisk Pharmaceuticals, Inc., shall be cumulative and not alternative.

     5.7 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery, (b) on report of successful transmission by facsimile machine that automatically generates a printed report indicating whether transmission was completed successfully, at the conclusion of each transmission, (c) on the first Business Day after receipted delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (d) on the earlier of delivery or five (5) Business Days after mailing by United States certified by mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the part so notifies the other in writing:

          (a) if to Aradigm, to:

Aradigm Corporation
3929 Point Eden Way
Hayward, California 94545
Telephone: (510) 265-8850
Facsimile: (510) 265-0277
Attention: Chairman and Chief Executive Officer

with a copy to:

Cooley Godward llp
3175 Hanover Street
Palo Alto, CA 94304-1130
Attention: James C. Kitch, Esq.
Facsimile: (650) 849-7400

          (b) if to Novo Nordisk and/or Novo Nordisk Pharmaceuticals, Inc., to:

Novo Nordisk Pharmaceuticals, Inc.
100 College Road West
Princeton, New Jersey 08540
Attention: Phil Fornecker, Chief Financial Officer
Telephone: (609) 989-5800
Telefax: (609) 987-2792

Novo Nordisk A/S
Novo Alle
DK-2880 Bagsvaerd
Denmark
Attention: General Counsel
Telephone: +45 44 44 88 88
Telefax: +45 44 42 18 30

or to such other addresses and telecopier numbers as may from time to time be notified by either party to the other hereunder.

     5.8 Information Confidential. Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. acknowledge that any non-public information regarding Aradigm received by them pursuant hereto is confidential and for their use only, and they will refrain from using such information or disclosing or disseminating such information to any other person (other than their employees, affiliates, agents, or partners having a need to know the contents of such information and their attorneys, in each case who are made aware of this Section 5.8), except in connection with the exercise of rights under this Agreement, unless such information (i) becomes available to the public generally, (ii) was or becomes available to Novo Nordisk and Novo Nordisk Pharmaceuticals, Inc. on a non-confidential basis from a source other than Aradigm, which source is or was (at time of receipt of the relevant information) not, to the best of their knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) Aradigm or (iii) is required to be disclosed by a Governmental Authority (as such term is defined in the Restructuring Agreement).

     5.9 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to its successors or assigns by reason of a failure to perform any of the obligations under Section 4 of this Agreement and agree that the terms of Section 4 of this Agreement shall be specifically enforceable. If any party hereto or its successors or assigns institutes any action or proceeding to specifically enforce the provisions of Section 4 of this Agreement, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such successor or assign has an adequate remedy at law, and such party shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     The foregoing Agreement is hereby executed as of the date first above written.

Aradigm Corporation		Novo Nordisk A/S

By:		By:

	Richard P. Thompson		Name:
	Chairman		Title:

Novo Nordisk Pharmaceuticals, Inc.

By:

Name:
Title:

EXHIBIT G

[TRANSITION SERVICE AGREEMENT

TRANSITION SERVICES AGREEMENT

dated as of

                                                          , 2004

between

ARADIGM CORPORATION

and

NOVO NORDISK DELIVERY TECHNOLOGIES, INC.

ARTICLE 1
DEFINITIONS
Section 1.01. Definitions	G-5
Section 1.02. Other Definitional and Interpretative Provisions	G-7
ARTICLE 2
SERVICES
Section 2.01. Provision Of Services	G-8
Section 2.02. Service Limitations	G-8
Section 2.03. Exceptions to Obligations	G-8
Section 2.04. Additional Services	G-8
ARTICLE 3
TERM
Section 3.01. Term	G-9
ARTICLE 4
COMPENSATION
Section 4.01. Charges for Services	G-9
Section 4.02. Payment Terms	G-10
ARTICLE 5
GENERAL OBLIGATIONS; STANDARD OF CARE
Section 5.01. Performance Standards	G-10
Section 5.02. Disclaimer of Warranties	G-10
Section 5.03. Transitional Nature of Services; Changes	G-10
Section 5.04. Transitional Assistance	G-10
Section 5.05. Good Faith Cooperation	G-11
Section 5.06. Alternatives	G-11
ARTICLE 6
TERMINATION
Section 6.01. Termination	G-11
Section 6.02. Survival	G-12
Section 6.03. User Identifications, Passwords	G-12

ARTICLE 7
RELATIONSHIP BETWEEN THE PARTIES
Section 7.01. Relationship Between The Parties	G-12
ARTICLE 8
SUBCONTRACTORS
Section 8.01. Subcontractors	G-12
ARTICLE 9
USE OF INFORMATION; CONFIDENTIALITY
Section 9.01. Confidentiality	G-13
Section 9.02 . Access to Computer Systems	G-14
ARTICLE 10
INDEMNIFICATION AND INTELLECTUAL PROPERTY
Section 10.01. Indemnification	G-14
Section 10.02. Allocation of Rights	G-15
Section 10.03. Existing Ownership Rights Unaffected	G-15
Section 10.04. No Other Obligations	G-15
ARTICLE 11
FORCE MAJEURE
Section 11.01. Force Majeure	G-16
ARTICLE 12
DISPUTE RESOLUTION, GOVERNING LAW AND CONTINUITY OF SERVICE
Section 12.01. Dispute Resolution	G-16
Section 12.02. Governing Law	G-17
Section 12.03. Continuity of Service and Performance	G-17
ARTICLE 13
MISCELLANEOUS
Section 13.01. No Third Party Beneficiaries	G-18
Section 13.02. Counterparts and Facsimile Signature	G-18
Section 13.03. Notices	G-18
Section 13.04. Amendments and Waivers	G-18
Section 13.05. Severability	G-18
Section 13.06. Successors and Assigns	G-18
Section 13.07. Entire Agreement	G-19

TRANSITION SERVICES AGREEMENT

     TRANSITION SERVICES AGREEMENT (the “Agreement”), effective as of the Effective Date (as defined below), by and between Aradigm Corporation, a corporation duly organized and existing under the laws of the State of California (“Aradigm”) and Novo Nordisk Delivery Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“Novo Nordisk Delivery Technologies, Inc.”).

W I T N E S S E T H:

     WHEREAS, Aradigm, Novo Nordisk A/S, a company duly organized and existing under the law of Denmark (“Novo Nordisk”) and Novo Nordisk Delivery Technologies, Inc. are parties to a Restructuring Agreement dated as of September 28, 2004 (the “Restructuring Agreement”) pursuant to which they have agreed to restructure existing arrangements between Aradigm and Novo Nordisk regarding, among other things, the development and commercialization of the Development Program and to certain other matters as set forth therein; and

     WHEREAS, it is a precondition to performance on the part of Aradigm, Novo Nordisk and Novo Nordisk Delivery Technologies, Inc. of their respective obligations under the Restructuring Agreement that Aradigm and Novo Nordisk Delivery Technologies, Inc. enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

Definitions

     Section 1.01 . Definitions.

     (a) The following terms, as used herein, shall have the following meanings:

     “Affiliate” shall have the meaning set forth in the Restructuring Agreement.

     “Amended and Restated License Agreement” shall have the meaning set forth in the Restructuring Agreement.

     “Asset Purchase Agreement” shall have the meaning set forth in the Restructuring Agreement.

     “Development Program” shall have the meaning set forth in the Amended and Restated License Agreement.

     “Effective Date” shall mean the Closing Date (as defined in the Restructuring Agreement).

     “EURIBOR” shall mean the offered rate per annum for deposits in U.S. dollars for a period of three months as such rate appears on the display designated as page “248” on the Telerate service.

     “Intellectual Property Rights” shall have the meaning set forth in the Restructuring Agreement.

     “Know-How” shall have the meaning set forth in the Amended and Restated License Agreement.

     “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Real Property” shall have the meaning set forth in the Restructuring Agreement.

     “Receiving Party” shall mean Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates who receive any Services hereunder.

     “Services” shall mean the services, functions and tasks of the Service Providers described in the Transition Services Schedules, as they may be changed or supplemented during the term of this Agreement pursuant to the terms of this Agreement. If any service, function or task not specifically described in this Agreement is an inherent or necessary part of the performance of the Services, it will be deemed included within the scope of the Services.

     “Transaction Agreements” shall have the meaning set forth in the Restructuring Agreement.

     “Transferred Assets” shall have the meaning set forth in the Restructuring Agreement.

     “Transition Services Schedules” shall mean the transition services schedules (each such schedule, a “Schedule”) describing the Services, the related charges, the frequency of billing and the term of such Services attached to this Agreement.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Services	2.04
Aradigm	Recitals
Aradigm Computer Systems	9.02
Damages	10.01
Expiration Date	3.01
Force Majeure Event	11.01
Novo Nordisk	Recitals
Novo Nordisk Delivery Technologies, Inc.	Recitals
Restructuring Agreement	Recitals
Service Providers	2.01
subcontractor	8.01

     Section 1.02 . Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party hereto consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Appendices, Articles, Sections, Exhibits and Schedules are to Appendices, Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Appendices, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

Services

     Section 2.01 . Provision Of Services. On the terms and subject to the conditions contained herein, Aradigm shall provide, or shall cause third parties designated or hired by it (such designated third parties, together with Aradigm, the “Service Providers”) to provide to Novo Nordisk Delivery Technologies, Inc. and its designated Affiliates, the Services for the time period and to the extent specified with respect to each such Service in the applicable Schedule.

     Section 2.02 . Service Limitations. Except as provided in a Schedule for a specific Service: (a) no Service Provider shall be required to provide any Services except to the extent and at the locations such services, functions and tasks were conducted (or contemplated to be conducted by Aradigm) as of immediately prior to the date of the Restructuring Agreement; and (b) the Services will be available only for purposes of conducting the Development Program in substantially the same manner as conducted by Aradigm and Novo Nordisk immediately prior to the Effective Date.

     Section 2.03 . Exceptions to Obligations. The only exceptions to the obligations of any Service Provider to provide any Service as contemplated hereby are if (a) such Service Provider cannot provide such Service due to causes which are outside its reasonable control as determined under Article 11 or (b) if providing such Service would be prohibited by applicable law, regulation or court order.

     Section 2.04 . Additional Services.

     (a) From time to time after the Effective Date, the parties hereto may identify and mutually agree upon additional services to be provided to any Receiving Party in accordance with the terms of this Agreement (the “Additional Services”). At such times, the parties hereto shall execute an additional Schedule setting forth a description of any Additional Service, the time period during which such Additional Service will be provided, the charge for such Additional Service and any other terms applicable thereto.

     (b) As part of the Services, Aradigm will provide to the Receiving Party a list of Aradigm’s preferred providers of services related to the Real Property and the Transferred Assets, and the Receiving Party may in its discretion engage such providers to provide services directly to the Receiving Party. If the Receiving Party desires to engage any other provider of services in connection with the Real Property, the Receiving Party will give to Aradigm reasonable advance notice and will cooperate to minimize interference with the conduct of Aradigm’s business.

     (c) From time to time after the Effective Date, each party hereto may reasonably request the assistance of the other party’s employees listed on Schedule 2.04(c) hereto on a consulting basis with respect to any matters relating to AERx device and strip (including next generation devices and strips) development, manufacturing and/or associated support activities. In addition, each party hereto may reasonably request the assistance of additional employees of the other party. Each party hereto will use commercially reasonable efforts to make such requested employees available. In the event that such an employee is available, the parties hereto shall execute a separate consulting agreement setting forth a description of the consulting services to be performed by such employee, the time period during which such consulting services are to be provided, the base salary for such employee plus a mark-up that will in no event exceed fifty percent (50%) of such base salary, and any other terms applicable thereto.

ARTICLE 3

Term

     Section 3.01 . Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated under Section 6.01, shall terminate no later than the second anniversary of the Effective Date (the “Expiration Date”). The parties hereto agree to negotiate in good faith if any Receiving Party needs to extend this Agreement and/or any provision of any Service beyond its respective Expiration Date (and the parties hereby acknowledge that the negotiation of any such extension may involve a renegotiation of the charges set forth on the Transition Services Schedule with respect to any such Services). This Agreement may be extended upon the mutual agreement of the parties hereto in writing, either in whole or with respect to one (1) or more of the Services; provided that, such extension shall only apply to the specific Services for which this Agreement was extended. Services shall be provided up to and including the applicable Expiration Date, subject to earlier termination as provided herein.

ARTICLE 4

Compensation

     Section 4.01 . Charges for Services. The Receiving Party shall pay to the Service Provider the charges set forth on the Schedules for each of the Services listed therein (unless a particular Schedule explicitly provides that no charge will be made). The parties hereto understand and agree that one or more of the charges set forth on a Schedule hereto are or may be estimates based on current usage or utilization and that the applicable charge for any such Service may be more or less than the estimated or quoted charge on such Schedule based on actual usage or utilization, and each party hereto agrees to pay the amounts associated with such actual usage or utilization; provided that, the foregoing shall not be applicable to any charges for Services which are expressed as a fixed cost per hour or other time period, or fixed cost per unit, volume or similar metric.

     Section 4.02 . Payment Terms. Novo Nordisk Delivery Technologies, Inc. shall pay quarterly in arrears the duly-documented charges for the performance of the specific Services based on the charges set forth on the applicable Schedules for each of the Services. Late payments shall bear interest at the rate equal to EURIBOR plus three percent (3.00%) per annum.

ARTICLE 5

General Obligations; Standard Of Care

     Section 5.01 . Performance Standards. Subject to Section 2.03, Aradigm shall cause each Service Provider within its control to maintain sufficient resources to perform its obligations hereunder. Aradigm shall provide or cause the Service Providers to provide the Services in accordance with the policies, procedures and practices in effect as of immediately prior to the date of the Restructuring Agreement and shall exercise the same care and skill as they exercise in performing similar services for Aradigm and/or its Affiliates.

     Section 5.02 . Disclaimer of Warranties. SUBJECT TO SECTION 5.01, NO PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, BUSINESS CONTINUITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES, MATERIALS OR OTHER DELIVERABLES PROVIDED, OR CAUSED TO BE PROVIDED, BY IT HEREUNDER.

     Section 5.03 . Transitional Nature of Services; Changes. The parties hereto acknowledge the transitional nature of the Services and that the Service Provider may make changes from time to time in the manner of performing such Services if the Service Provider is making similar changes in performing similar services for itself so long as the Service Provider furnishes to the Receiving Party reasonable advanced written notice regarding such changes.

     Section 5.04 . Transitional Assistance. During the term of this Agreement, Aradigm will use commercially reasonable efforts to provide to Novo Nordisk Delivery Technologies, Inc. and its Affiliates, at Novo Nordisk Delivery Technologies, Inc.’s expense, consultation, assistance and information as reasonably requested by them, and will otherwise perform the Services, so as to effect a smooth transition from Novo Nordisk Delivery Technologies, Inc.’s utilization of the Services to Novo Nordisk Delivery Technologies, Inc.’s

utilization of its own systems and personnel in connection with the Development Program prior to the termination or expiration of this Agreement.

     Section 5.05 . Good Faith Cooperation. The parties hereto will use commercially reasonable efforts to cooperate with each other in all matters relating to the provision and receipt of the Services. The parties hereto will maintain in accordance with their standard document retention procedures, documentation supporting the information relevant to charges contained in the Transition Service Schedules and cooperate with each other in making such information available as needed in the event of a tax audit, whether in the United States or any other country.

     Section 5.06 . Alternatives. Notwithstanding anything to the contrary, if any Service Provider reasonably believes it is unable to provide a Service (a) because of a failure to obtain necessary consents, licenses, sublicenses or approvals or (b) for any reason pursuant to Section 2.03, the parties hereto shall cooperate to determine the best alternative approach. Until such alternative approach is found or the problem otherwise resolved to the satisfaction of the parties hereto, such Service Provider shall use reasonable efforts to continue providing the Service. To the extent an alternative approach agreed upon by Aradigm and Novo Nordisk Delivery Technologies, Inc. requires payment in excess of that which is included in the Service Provider’s charge for the Service in question, the Receiving Party shall be responsible for making any such payment.

ARTICLE 6

Termination

     Section 6.01 . Termination. (a) The parties hereto agree that if any Receiving Party chooses to discontinue any Service prior to its Expiration Date, then such Receiving Party shall give the applicable Service Provider prior written notice within the notice period specified in the relevant Schedule, or if no such notice period is specified, at least thirty (30) days prior written notice, of its intent to terminate this Agreement as to that particular Service, which termination as to that particular service shall be effective on the last day of the month on which the thirty (30) days prior written notice lapses. The Receiving Party will pay the other party hereto the fees and costs of any terminated Service up until the effective date of termination.

     (a) Notwithstanding anything to the contrary contained herein, this Agreement may be terminated, in whole or in part, at any time: (i) by the mutual consent of the parties hereto; or (ii) by any party hereto in the event of any material breach or default by the other party of any of its obligations under this Agreement and the failure of such defaulting party to cure, or to take substantial steps towards the curing of, such breach or default within fourteen (14) days after receipt of written notice from the non-defaulting party requesting such breach or default to be cured.

     Section 6.02 . Survival. Articles 4, 9, 10 and 12 and Sections 6.02 and 6.03 and of this Agreement shall survive termination of this Agreement for the applicable statutes of limitations. Article 13 shall survive termination of this Agreement. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

     Section 6.03 . User Identifications, Passwords. Except as provided in any other Transaction Agreement, the parties hereto shall use good faith efforts at the termination or expiration of this Agreement or any specific Service hereto to ensure that all copies of user identifications and passwords that provide any party hereto with access to another party’s premises or equipment are canceled or destroyed.

ARTICLE 7

Relationship Between The Parties

     Section 7.01 . Relationship Between The Parties. The relationship between the parties hereto established under this Agreement is that of independent contractors and no party hereto shall be deemed an employee, agent, partner, or joint venturer of or with the other. Each Service Provider will be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its personnel’s performance of any Services under this Agreement. Each Receiving Party agrees to grant to any applicable Service Provider’s personnel reasonable access to sites, systems and information as necessary for the Service Provider to perform its obligations hereunder. The personnel of each party hereto shall agree to obey any and all security regulations and other published policies of the other party relevant to the provision or receipt of any Services.

ARTICLE 8

Subcontractors

     Section 8.01 . Subcontractors. A Service Provider may, subject to mutual agreement of the parties hereto, in writing, engage a subcontractor to perform all or any portion of its duties under this Agreement subject to the requirements that: (a) any such subcontractor agrees in writing to be bound by confidentiality obligations substantially similar to those set forth in Article 9; (b) any such subcontractor will perform the services for compensation as specified in Article 4 or if not the Service Provider agrees to pay the subcontractor the compensation in excess of that specified in Article 4; and (c) the Service Provider shall remain responsible for the performance of such subcontractor. As used in this Agreement, “subcontractor” will mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity engaged to perform hereunder, other than the Service Provider.

ARTICLE 9

Use Of Information; Confidentiality

     Section 9.01 . Confidentiality. (a) Any information from time to time communicated or delivered by any party to the other party hereof, including without limitation trade secrets, business methods, and cost, supplier, manufacturing and customer information, shall be treated by Novo Nordisk Delivery Technologies, Inc. and Aradigm, respectively, as confidential information of the other party, and shall not be disclosed or revealed to any third party whatsoever or used in any manner except as expressly provided for herein and solely in connection with the Transaction Agreements; provided that, such confidential information shall not be subject to the restrictions and prohibitions set forth in this Article 9 to the extent that such confidential information:

     (i) is available to the public in public literature or otherwise, or after disclosure by one party to the other becomes public knowledge through no default of the party receiving such confidential information; or

     (ii) was known to the party (as demonstrated by the written records of such party) receiving such confidential information with no obligation to maintain confidentiality prior to the receipt of such confidential information by such party, whether received before or after the date of this Agreement; or

     (iii) is obtained by the party receiving such confidential information from a third party not subject to a requirement of confidentiality with respect to such confidential information.

     For the avoidance of doubt, information will not be considered to be available to the public, in the public literature, or in the prior possession of the Receiving Party merely because individual elements thereof are available to the public, in the public literature, or in the prior possession of the Receiving Party, unless the combination of such elements is available to the public, in the public literature, or in the prior possession of the Receiving Party.

     (b) Each party hereto shall take all such precautions as it normally takes with its own confidential information to prevent any improper disclosure of such confidential information to any third party; provided that, such confidential information may be disclosed: (i) pursuant to any order of a court having jurisdiction and power to order such information to be released or made public; (ii) within the limits required to obtain any authorization from any governmental or regulatory agency or; (iii) with the prior written consent of the other party hereto, which shall not be unreasonably withheld, as may otherwise be required in connection with the purposes of this Agreement.

     Section 9.02 . Access to Computer Systems. If the Receiving Party (or any of its Affiliates) is given access to any computer equipment, computer, software, network, electronic files, or electronic data storage system owned or controlled by Aradigm (“Aradigm Computer Systems”), then the Receiving Party shall limit (and, as applicable, cause its Affiliates to limit) (in each case, other than as contemplated in the Restructuring Agreement) access and use of such Aradigm Computer Systems solely to receive Services under this Agreement and shall not access, attempt to access or use any Aradigm Computer Systems, other than those specifically required to receive the Services; provided that, Aradigm shall be obligated to put in place procedures effective in differentiating between Aradigm Computer Systems to which the Receiving Party and any of its Affiliates are entitled to access and the Aradigm Computer Systems to which Aradigm or any of its Affiliates are not entitled to access. The Receiving Party shall limit such access to those of its employees, contractors, and advisers with a specific requirement to have such access in connection with this Agreement, shall advise Aradigm in writing of the name of each such Person who will be granted such access, and shall strictly follow all Aradigm’s security rules and procedures for use of the Aradigm Computer Systems. All user identification numbers and passwords disclosed to the Receiving Party (or its Affiliates) and any of Aradigm’s confidential information obtained by the Receiving Party (or its Affiliates) as a result of their access to and use of any such Aradigm Computer Systems shall be deemed to be, and shall be treated as, Aradigm’s confidential information under applicable provisions of this Agreement. The Receiving Party agrees to cooperate (and cause its Affiliates to cooperate) with Aradigm in the investigation of any apparent unauthorized access by the Receiving Party or its Affiliates to any Aradigm Computer Systems, or any apparent unauthorized release of Aradigm’s confidential information by the employees, contractors, or advisers of the Receiving Party or any of its Affiliates.

ARTICLE 10

Indemnification and intellectual Property

     Section 10.01 . Indemnification.

     (a) Novo Nordisk Delivery Technologies, Inc. hereby indemnifies Aradigm and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and any incidental, indirect or consequential damages, losses, liabilities or expenses) (“Damages”) incurred or suffered by Aradigm or any of its Affiliates (other than Damages incurred or suffered by Aradigm or any of its Affiliates arising from any claims made by employees of Aradigm or any of its Affiliates) that arise from any third-party claim for personal injury or damage to property based upon the performance of the Services by any of Aradigm’s employees acting as consultants for Novo Nordisk Delivery Technologies, Inc. pursuant to Section 2.04(c), except to the extent such third-party claim arises out of such consultant’s negligence, willful misconduct or breach of obligations under this Agreement.

     (b) Aradigm hereby indemnifies Novo Nordisk Delivery Technologies, Inc. and its Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Novo Nordisk Delivery Technologies, Inc.. or any of its Affiliates (other than Damages incurred or suffered by Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates arising from any claims made by employees of Novo Nordisk Delivery Technologies, Inc. or any of its Affiliates) that arise from any third-party claim for personal injury or damage to property based upon the performance of the Services by any of Novo Nordisk Delivery Technologies, Inc.’s employees acting as consultants for Aradigm pursuant to Section 2.04(c), except to the extent such third-party claim arises out of such consultant’s negligence, willful misconduct or breach of obligations under this Agreement.

     Section 10.02 . Allocation of Rights. This Agreement and the performance of this Agreement will not affect the ownership of any Intellectual Property Rights.

     Section 10.03 . Existing Ownership Rights Unaffected. No party hereto will gain, by virtue of this Agreement, any rights or ownership of copyrights, patents, Know-How, trade secrets, trademarks or any other Intellectual Property Rights owned by the other.

     Section 10.04 . No Other Obligations. NO PARTY HERETO ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE 11

Force Majeure

     Section 11.01 . Force Majeure. Each party hereto will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations to make payments pursuant to Article 4 for services rendered, if such failure or delay is caused by a Force Majeure Event. For purposes of this Agreement, “Force Majeure Event” shall mean any act of God or the public enemy, any accident, explosion, fire, storm, earthquake, flood, labor shortage, strike, terrorist act, or any other circumstance or event beyond the reasonable control of such party. In any such event, obligations of any party hereto failing to perform hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof, and the other party hereto shall not be required to pay for services that are not performed on the basis of a Force Majeure Event. Each party hereto will promptly notify the other party hereto, either orally or in writing, whenever a Force Majeure Event becomes reasonably foreseeable and shall use all commercially reasonable efforts to overcome its effects as promptly as possible. Upon the cessation of the Force Majeure Event, the party hereto failing to perform will use all reasonable efforts to promptly resume, or cause any other relevant Service Provider to resume, its performance.

ARTICLE 12

Dispute Resolution, Governing Law and Continuity of Service

     Section 12.01 . Dispute Resolution. (a) All disputes arising out of this Agreement shall be settled as far as possible by negotiations between the parties hereto. If the parties hereto cannot agree on an amicable settlement within thirty (30) days from written submission of the matter by one (1) party hereto to the other party hereto, the matter shall be submitted for decision and final resolution to arbitration to the exclusion of any courts of law, under the Arbitration Rules of the American Arbitration Association.

     (b) The arbitration tribunal shall be composed of three (3) disinterested arbitrators, appointed pursuant to the following procedure: the party hereto invoking arbitration shall notify the other party hereto stating the substance of its claim and the name and address of the arbitrator it has chosen, who may be a citizen of any country. Within thirty (30) days of receipt of such notification, the other party hereto shall notify the first party of its answer to the claim made, any counterclaim that it wishes to assert in the arbitration, and the name and address of its arbitrator, who may be a citizen of any country. If this is not done within the 30-day period, appointment of the second arbitrator shall be made in accordance with the Arbitration Rules of the American Arbitration Association upon request of the initiating party.

     (c) The arbitrators shall choose a third arbitrator, who shall serve as president of the tribunal thus composed. If the arbitrators fail to agree upon the choice of a third arbitrator within thirty (30) days from the appointment of the second arbitrator, the third arbitrator will be appointed in accordance with the Arbitration Rules of the American Arbitration Association upon the request of the arbitrators or either of the parties hereto.

     (d) The arbitrators shall decide the dispute by majority decision and in accordance with the laws of the State of New York. The decision shall be rendered in writing, shall state the reasons on which it is based, and shall bear the signatures of at least two (2) arbitrators. It shall also identify the members of the arbitration tribunal, and the time and place of the award granted. Finally, it shall determine the expenses of the arbitration and the party hereto who shall be charged therewith or the allocation of the expenses between the parties hereto at the discretion of the tribunal.

     (e) The arbitration decision shall be rendered as soon as possible, not later, however, if possible, than six (6) months after the constitution of the arbitration tribunal. The arbitration decision shall be final and binding upon both parties hereto and the parties hereto agree that any award granted pursuant to such decision may be entered forthwith in any court of competent jurisdiction. This arbitration clause and any award granted pursuant to an arbitration decision thereunder shall be enforceable against the parties hereto in accordance with the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards, as amended.

     (f) The seat of arbitration shall be New York City, unless the parties hereto otherwise agree in writing. The official arbitration language shall be English.

     Section 12.02 . Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

     Section 12.03 . Continuity of Service and Performance. Unless otherwise agreed in writing, the parties hereto will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 12 with respect to all matters not subject to such dispute, controversy or claim.

ARTICLE 13

Miscellaneous

     Section 13.01 . No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

     Section 13.02 . Counterparts and Facsimile Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

     Section 13.03 . Notices. All notices and other communications hereunder will be in writing and deemed to have been duly given if given in accordance with Section 12.01 of the Restructuring Agreement and as otherwise provided in the applicable Schedule hereto.

     Section 13.04 . Amendments and Waivers. The parties hereto may mutually amend any provision of this Agreement. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party hereto giving such waiver. No waiver by any party hereto with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 13.05 . Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 13.06 . Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, as expressly provided in the Agreement, no party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; except that Novo Nordisk Delivery Technologies, Inc. may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to receive all or a portion of the Services, but no such transfer or assignment will relieve Novo Nordisk Delivery Technologies, Inc. of its obligations hereunder.

     Section 13.07 . Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter. If the terms and conditions of this Agreement conflict with the terms and conditions of any Schedule, then the terms and conditions of this Agreement shall govern.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARADIGM CORPORATION

By:
Name:
Title:

NOVO NORDISK DELIVERY TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT H

[ASSIGNMENT AGREEMENTS]

ASSIGNMENT AND ASSUMPTION OF LEASE, LANDLORD

AGREEMENT AND LENDER CONSENT

     ASSIGNMENT AND ASSUMPTION OF LEASE, LANDLORD AGREEMENT AND LENDER CONSENT (“Agreement”), dated as of                                                           , 2004, between ARADIGM CORPORATION, a California corporation (“Assignor”), NOVO NORDISK DELIVERY TECHNOLOGIES, INC., a Delaware corporation (“Assignee”), HAYWARD POINT EDEN I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin Corporation (“Lender”).

W I T N E S S E T H :

     WHEREAS, Assignor is the tenant of certain premises (the “Premises”) (more particularly described in Exhibit A hereto and located on real property described in Exhibit B hereto, the “Property”) under a Lease dated as of January 28, 1998 between Landlord, as landlord, and Assignor, as tenant (a Memorandum of which is recorded in [ ], Alameda County Records), as amended by a First Amendment to Lease dated November 30, 1998 between Landlord and Assignor, a Second Amendment to Lease dated November 30, 1998 between Landlord and Assignor and a Third Amendment to Lease dated December 21, 2000 between Landlord and Assignor (the “Building 2 Lease”);

     WHEREAS, Assignor and Assignee are restructuring their existing business relationships and, accordingly, Assignor desires to assign to Assignee and Assignee desires to acquire from Assignor all right, title and interest in and under the Building 2 Lease, subject to and upon the terms and conditions hereinafter set forth;

     WHEREAS, Landlord is the owner and holder of landlord’s interest under the Building 2 Lease and desires to consent to the assignment and agree that the cross default contained in the Building 2 Lease shall be effective only as modified by this Agreement; and

     WHEREAS, Lender is the owner and holder of the mortgage described in Exhibit C hereto covering the Property and desires to consent to this Agreement;

     NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee, Assignor, Landlord and Lender agree as follows:

     Section 1 . Assignment. Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Building 2 Lease including, without limitation, any rights to tenant improvements constructed by Assignor therein and rights to the security deposit thereunder. The tenant improvements are transferred on an “as-is-where-is” basis, without representation or warranty of any kind.

     Section 2 . Assumption And Indemnification. (a) Assignee hereby assumes and agrees to pay, perform and discharge, as and when due, all of Assignor’s liabilities and obligations under the Building 2 Lease arising and accruing from and after the date hereof.

     (b) Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against all of Assignor’s obligations and liabilities under and with respect to the Building 2 Lease and the Premises arising or accruing from and after the date hereof.

     (c) Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against all of Assignor’s obligations and liabilities under and with respect to the Building 2 Lease and the Premises arising or accruing prior to the date hereof.

     Section 3 . Apportionments Of Payments. Assignee or Assignor, as applicable, shall reimburse the other for its (the reimbursing party’s) proportionate share of any payments made by the other pursuant to the Building 2 Lease attributable to any period during which the reimbursing party is in possession of the Premises, on a per diem basis based upon the actual number of days in the relevant payment period. Additionally, Assignee shall pay Assignor the amount of Aradigm’s security deposit under the Building 2 Lease less the sum of all amounts, if any, claimed by Landlord pursuant to Section 7(b) hereof.

     Section 4 . Landlord Agreement. (a) Landlord hereby consents to the assignment set forth in Section 1 above and agrees that Section 14.1(i) (“Cross-Default”) of the Building 2 Lease shall not apply with respect to any lease under which, at the time of any default under such lease, Assignee or any person or entity which controls, is controlled by or is under common control of the Assignee, is not the tenant.

     Section 5 . First Refusal Right. Landlord hereby ratifies and confirms Assignee’s first refusal right with respect to the Option Space (as defined in the Building 2 Lease) under Section 1.3 of the Building 2 Lease and hereby certifies that the Property includes the Option Space. Landlord, Assignor and Assignee acknowledge that Assignor and Landlord or Landlord’s affiliate are by separate instrument terminating or subordinating to the rights of Assignee any first refusal rights with respect to the Option Space granted to Assignor under the Phase V Lease (as defined in the Building 2 Lease).

     Section 6 . Lender Consent. Lender hereby consents to each of the provisions of this Agreement including Landlord’s agreements set forth in Sections 4 and 5 above.

     Section 7 . Estoppels. (a) Assignor hereby certifies to the other parties hereto that (i) it is not in default under the Building 2 Lease nor to its knowledge is there any event which with notice or lapse of time or both would constitute a default by Assignor thereunder, (ii) to its knowledge, except as set forth in Section 7(b) hereof, Landlord has no claim against the security deposit under the Building 2 Lease nor is there any event which with notice or lapse of time would give rise to such a claim by Landlord and (iii) to its knowledge, Landlord is not in default under the Building 2 Lease nor is there any event which with notice or lapse of time or both would constitute a default by Landlord thereunder.

     (b) Landlord hereby certifies to the other parties that (i) the definition of the Building 2 Lease contained in the recitals hereto correctly describes the Building 2 Lease and that the Building 2 Lease has not been further supplemented, amended or otherwise modified, (ii) to its knowledge, Assignor is not in default under the Building 2 Lease nor is there any event which with notice or lapse of time or both would constitute a default by Assignor thereunder, (iii) Landlord holds a security deposit under the Building 2 Lease from Assignor in the amount of $7,200 and (iv) Landlord has no existing claim against such security deposit nor, to its knowledge, is there any event which with notice or lapse of time or both would give rise to such a claim by Landlord.

     Section 8 . Representations And Warranties. Each party hereto represents to the others that it (the party giving the representation) has the right and power to enter into this Agreement, that this Agreement has been duly authorized, executed and delivered by it, and that this Agreement is valid, binding and enforceable against it, except with regards to bankruptcy and similar laws affecting creditors’ rights generally and general principles of equity.

     Section 9 . Miscellaneous. (a) The parties hereto agree to execute and deliver such further Agreements and do such further acts and things as may be required or desirable to carry out the intent and purpose of this Agreement.

     (b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) Nothing in this Agreement shall diminish the rights of either party under the Restructuring Agreement dated September 28, 2004 between Assignor, Assignee and Novo Nordisk A/S or any other Transaction Agreement (as defined therein).

     (d) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and, except as otherwise contemplated herein, nothing herein express or implied shall give or be construed to give any person, other than the parties hereto and their successors and permitted assigns, any legal or equitable rights hereunder.

     (e) This Agreement shall be governed by and construed in accordance with the law of California, without regard to the conflicts of law rules thereof.

     (f) This Agreement may be executed in one or more counterparts (including by photocopy or facsimile), each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ARADIGM CORPORATION, as Assignor

By:	Name:
Title:

NOVO NORDISK DELIVERY TECHNOLOGIES, INC., as Assignee

By:	Name:
Title:

HAYWARD POINT EDEN I LIMITED PARTNERSHIP, as Landlord

By:	BRITTANIA DEVELOPMENTS, INC, a California Corporation, General Partner

By:	Name:
Title:

NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Lender

By:	Name:
Title:

STATE OF	)
) ss
COUNTY OF	)

     On                                                           , 2004, before me,                                        personally appeared                                       , a                    of ARADIGM CORPORATION, a                    corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

(This area for official seal)

STATE OF	)
) ss
COUNTY OF	)

     On                                                           , 2004, before me,                                        personally appeared                                       , a                    of NOVO NORDISK DELIVERY TECHNOLOGIES, INC., a                     corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

(This area for official seal)

STATE OF	)
) ss
COUNTY OF	)

     On                                                           , 2004, before me,                                        personally appeared                                       , a                     of BRITTANIA DEVELOPMENTS, INC, a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

(This area for official seal)

STATE OF	)
) ss
COUNTY OF	)

     On                                                           , 2004, before me,                                        personally appeared                                       , a                    of NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a                     corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

(This area for official seal)

EXHIBIT A

[Location of Premises]

EXHIBIT B

Improved real property located in the City of Hayward, County of Alameda, State of California, more particularly described as follows:

Lots 2, 3, 4, 5 and 7, Tract 4019, filed June 28, 1979, Map Book 110, Pages 97, 98 and 99, Alameda County Records.

Subject to easements, restrictions and other matters of record affecting title.

Exhibit C

[Description of Mortgage to be provided by Landlord and Lender]

ASSIGNMENT AND ASSUMPTION OF LEASE, LANDLORD

AGREEMENT AND LENDER CONSENT

     ASSIGNMENT AND ASSUMPTION OF LEASE, LANDLORD AGREEMENT AND LENDER CONSENT (“Agreement”), dated as of                                                           , 2004, between ARADIGM CORPORATION, a California corporation (“Assignor”), NOVO NORDISK DELIVERY TECHNOLOGIES, INC., a Delaware corporation (“Assignee”), HAYWARD POINT EDEN I LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin Corporation (“Lender”).

W I T N E S S E T H :

     WHEREAS, Assignor is the tenant of certain premises (the “Premises”) (more particularly described in Exhibit A hereto and located on real property described in Exhibit B hereto, the “Property”) under a Lease dated as of July 1, 2000 between Landlord, as landlord, and Assignor, as tenant (a Memorandum of which is recorded in [ ], Alameda County Records) (the “Building 3 Lease”);

     WHEREAS, Assignor and Assignee are restructuring their existing business relationships and, accordingly, Assignor desires to assign to Assignee and Assignee desires to acquire from Assignor all right, title and interest in and under the Building 3 Lease, subject to and upon the terms and conditions hereinafter set forth;

     WHEREAS, Landlord is the owner and holder of landlord’s interest under the Building 3 Lease and desires to consent to the assignment and agree that the cross default contained in the Building 3 Lease shall be effective only as modified by this Agreement; and

     WHEREAS, Lender is the owner and holder of the mortgage described in Exhibit C hereto covering the Property and desires to consent to this Agreement;

     NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee, Assignor, Landlord and Lender agree as follows:

     Section 1 . Assignment. Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest in, to and under the Building 3 Lease including, without limitation, any rights to tenant improvements constructed by Assignor therein and rights to the security deposit thereunder. The tenant improvements are transferred on an “as-is-where-is” basis, without representation or warranty of any kind.

     Section 2 . Assumption And Indemnification. (a) Assignee hereby assumes and agrees to pay, perform and discharge, as and when due, all of Assignor’s liabilities and obligations under the Building 3 Lease arising and accruing from and after the date hereof.

     (a) Assignee hereby agrees to indemnify, defend and hold harmless Assignor from and against all of Assignor’s obligations and liabilities under and with respect to the Building 3 Lease and the Premises arising or accruing from and after the date hereof.

     (b) Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against all of Assignor’s obligations and liabilities under and with respect to the Building 3 Lease and the Premises arising or accruing prior to the date hereof.

     Section 3 . Apportionments Of Payments. Assignee or Assignor, as applicable, shall reimburse the other for its (the reimbursing party’s) proportionate share of any payments made by the other pursuant to the Building 3 Lease attributable to any period during which the reimbursing party is in possession of the Premises, on a per diem basis based upon the actual number of days in the relevant payment period. Additionally, Assignee shall pay Assignor the amount of Aradigm’s security deposit under the Building 3 Lease less the sum of all amounts, if any, claimed by Landlord pursuant to Section 6(b) hereof.

     Section 4 . Landlord Agreement. (a) Landlord hereby consents to the assignment set forth in Section 1 above and agrees that Section 14.1(i) (“Cross-Default”) of the Building 3 Lease shall not apply with respect to any lease under which, at the time of any default under such lease, Assignee or any person or entity which controls, is controlled by or is under common control of the Assignee, is not the tenant.

     Section 5 . Lender Consent. Lender hereby consents to each of the provisions of this Agreement including Landlord’s agreement set forth in Section 4 above.

     Section 6 . Estoppels. (a) Assignor hereby certifies to the other parties hereto that (i) it is not in default under the Building 3 Lease nor to its knowledge is there any event which with notice or lapse of time or both would constitute a default by Assignor thereunder, (ii) to its knowledge, except as set forth in Section 6(b) hereof, Landlord has no claim against the security deposit under the Building 3 Lease nor is there any event which with notice or lapse of time would give rise to such a claim by Landlord and (iii) to its knowledge, Landlord is not in default under the Building 3 Lease nor is there any event which with notice or lapse of time or both would constitute a default by Landlord thereunder.

     (b) Landlord hereby certifies to the other parties that (i) the definition of the Building 3 Lease contained in the recitals hereto correctly describes the Building 3 Lease and that the Building 3 Lease has not been further supplemented, amended or otherwise modified, (ii) to its knowledge, Assignor is not in default under the Building 3 Lease nor is there any event which with notice or lapse of time or both would constitute a default by Assignor thereunder, (iii) Landlord holds a security deposit under the Building 3 Lease from Assignor in the amount of $10,566.43 and (iv) Landlord has no existing claim against such security deposit nor, to its knowledge, is there any event which with notice or lapse of time or both would give rise to such a claim by Landlord.

     Section 7 . Representations And Warranties. Each party hereto represents to the others that it (the party giving the representation) has the right and power to enter into this Agreement, that this Agreement has been duly authorized, executed and delivered by it, and that this Agreement is valid, binding and enforceable against it, except with regards to bankruptcy and similar laws affecting creditors’ rights generally and general principles of equity.

     Section 8 . Miscellaneous. (a) The parties hereto agree to execute and deliver such further Agreements and do such further acts and things as may be required or desirable to carry out the intent and purpose of this Agreement.

     (b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (c) Nothing in this Agreement shall diminish the rights of either party under the Restructuring Agreement dated September 28, 2004 between Assignor, Assignee and Novo Nordisk A/S or any other Transaction Agreement (as defined therein).

     (d) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and, except as otherwise contemplated herein, nothing herein express or implied shall give or be construed to give any person, other than the parties hereto and their successors and permitted assigns, any legal or equitable rights hereunder.

     (e) This Agreement shall be governed by and construed in accordance with the law of California, without regard to the conflicts of law rules thereof.

     (f) This Agreement may be executed in one or more counterparts (including by photocopy or facsimile), each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ARADIGM CORPORATION, as Assignor

By:	Name:
Title:

NOVO NORDISK DELIVERY TECHNOLOGIES, INC., as Assignee

By:	Name:
Title:

HAYWARD POINT EDEN I LIMITED PARTNERSHIP,as Landlord

By:	BRITTANIA DEVELOPMENTS, INC, a California Corporation, General Partner

By:	Name:
Title:

NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,as Lender

By:	Name:
Title:

STATE OF	)
)ss
COUNTY OF	)

     On                                                           , 2004, before me,                                                                                personally appeared                                       , a                    of ARADIGM CORPORATION, a                     corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

STATE OF	)
)ss
COUNTY OF	)

     On                                                           , 2004, before me,                                                                                 personally appeared                                       , a                    of NOVO NORDISK DELIVERY TECHNOLOGIES, INC., a                     corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

(This area for official seal)

STATE OF	)
)ss
COUNTY OF	)

     On                                                           , 2004, before me,                                                                               personally appeared                                       , a                                       of BRITTANIA DEVELOPMENTS, INC, a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

(This area for official seal)

STATE OF	)
)ss
COUNTY OF	)

     On                                                           , 2004, before me,                                                                               personally appeared                                       , a                                       of NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a                    corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose names(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

(This area for official seal)

EXHIBIT A

[Location of Premises]

EXHIBIT B

Improved real property located in the City of Hayward, County of Alameda, State of California, more particularly described as follows:

Lots 2, 3, 4, 5 and 7, Tract 4019, filed June 28, 1979, Map Book 110, Pages 97, 98 and 99, Alameda County Records.

Subject to easements, restrictions and other matters of record affecting title.

Exhibit C

[Description of Mortgage to be provided by Landlord and Lender]